                                                    DRAFT

                                                    FOR DISCUSSION PURPOSES ONLY


                             PROJECT DALLAS


                             Summary of Values
                             and
                             Due Diligence Findings


                             December 4, 2003



                                                            Strictly Private and
                                                                    Confidential

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



                          PLEASE NOTE, FOR THE PURPOSES
                            OF READING THIS REPORT,
                           DALLAS WAS THE PROJECT NAME
                               FOR HEMOSOL, INC.



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



Glossary of Terms & Abbreviations


    ABREVIATIONS                DEFINITION
MDS                   MDS Inc.
Dallas                Dallas Inc.
CCRA                  Canada Customs & Revenue Agency
ITC                   Investment tax credit
SR&ED                 Scientific research and experimental development
BPP                   Blood Products Partnership
ProMetic MOU          Memorandum of understanding between ProMetic, Hemosol,
                      and ARC
ARC                   American Red Cross
IND                   Investigational New Drug
DND                   Canadian Department of National Defence
OAML                  Ontario Association of Medical Laboratories
ProMetic              ProMetic Biosciences Ltd.
PSC                   Patient Service Centre
DCF                   Discounted Cash Flow
EBITDA                Earnings before interest, tax, depreciation and amortization
Ribavirin DRT         Drug Release Technology using Ribavirin conjuate
BSOP Model            Black Scholes option pricing model
Newco Warrant         Warrant entitling MDS to subscribe to common shares of
                      Newco


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


TABLE OF CONTENTS

                                                                      SLIDE REF:
I.   Assignment......................................................     6
II.  Restrictions and Qualifications.................................     10
III. Executive Summary:
      Valuation Analyses - Summary of Values.........................     12
      Value of Dallas, Post the Transfer.............................     13
      Relative Value Analysis........................................     14
      Specific Procedures - Tax Model: Value of Tax Losses to MDS....     15
      Tax Due Diligence - Key Findings/Issues........................     18
      Transaction Due Diligence - Key Findings/Issues................     21



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



TABLE OF CONTENTS - APPENDICES                               APPENDIX REF:
Valuation Analyses Parameters............................          A
Estimate of Value - The Labs Partnership.................          B
Estimate of Value - 10% Partnership Interest in BPP......          C
Estimate of Value - The Newco Warrant....................          D
Specific Procedures - Tax Model..........................          E
Tax Due Diligence Findings/Comments......................          F
Transaction Support Due Diligence Findings/Comments......          G
Scope of Review..........................................          H


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


I. ASSIGNMENT

OUR MANDATE

[ ] With respect to MDS Inc.'s ("MDS") proposed transaction with Dallas Inc. ("Dallas") (herein after referred to as the "Proposed Transaction"), provide financial advisory services, in particular, valuation, tax and transaction support services, to MDS' management.

[ ] We understand that our report ("Report") is to be used for internal purposes only to assist MDS' management in evaluating the Proposed Transaction.


THE PROPOSED TRANSACTION

[ ] The Proposed Transaction is a highly structured complex reorganization of Dallas and certain businesses of MDS that will allow MDS and Dallas to benefit from Dallas' available tax losses and tax pools (the "Tax Losses"). As a result of the Proposed Transaction, MDS' equity interest in Dallas will increase from approximately 14% to 99.4%, with less than 50% voting interest.

[ ] Currently, we understand the reorganization to essentially include the following series of steps:

      o Dallas shareholders will exchange their existing common shares for new voting common shares and non-voting preferred shares ("the Preferred Shares") of Dallas. The Preferred Shares will then be transferred by Dallas shareholders to a new corporate entity ("Newco") in exchange for voting common shares of Newco;

      o A newly formed limited partnership, the Blood Products Partnership ("BPP"), is formed;

      o Dallas will lend sufficient funds to Newco to enable it to contribute cash for in a 0.01% general partnership interest in the BPP;


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


I. ASSIGNMENT

THE PROPOSED TRANSACTION (cont'd)

[ ]   Reorganization steps (cont'd):

      o Dallas will transfer all its assets (including intellectual property, cash and fixed assets) to the BPP and, as consideration therefore, the BPP will:

          o   Assume all of Dallas' liabilities; and

          o Issue to Dallas: i) a limited partnership interest entitling it to 10% of the income/loss of the BPP; and ii) a 89.99% general partnership interest.

      o Dallas will redeem a portion of the Preferred Shares held by Newco at a redemption price equal to the fair market value of the Dallas' recently received 89.99% general partnership interest in the BPP;

      o MDS will contribute its Ontario laboratory business (the "Labs Business") into a new limited partnership (the "Labs Partnership"). MDS will transfer to Dallas a 99.99% limited partner interest in the Labs Partnership in exchange for non-voting and voting common shares of Dallas;

      o As a result, Dallas will be able to use the Tax Losses against the Labs Business' taxable income effectively monetizing the Tax Losses and making the cash available to the operations of Newco by redemption of the Preferred Shares held by Newco; and

      o MDS, through the post Proposed Transaction share structure will share in the realization of the tax losses through special dividend distributions from Dallas.

[ ]   We further understand that:

      o MDS has obtained an advanced tax ruling with respect to the Proposed Transaction that expires March 1, 2004;

      o   The proposed closing date for the Transaction is December 15, 2003;
          and

      o Since the Proposed Transaction will result in MDS obtaining a 99.4% equity interest in Dallas without triggering an acquisition of control, in accordance with Canadian tax laws, MDS will be able to take advantage of significant tax losses that are not immediately usable by Dallas.


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


I. ASSIGNMENT

IDENTIFIED FINANCIAL ADVISORY SERVICES

[ ] As at the date of this Report, based upon our current understanding of the Proposed Transaction (as set out in Appendix A) and available information, the scope of identified and agreed upon financial advisory services summarized in this report are as follows (collectively, the "Proposed Transaction Analyses"):

      Valuation & Strategy Advisory ("VSA") Services (collectively, "Valuation Analyses"):

      o For the purposes of assessing the relative value of assets in which Dallas will have a continuing interest as a result of the Proposed Transaction, provide an estimate of fair value, at or about a current date (the "Valuation Date"), of (collectively Valuation Analyses"):

          o   The Labs Partnership;

          o All the issued and outstanding shares of Dallas, post the Transfer;

          o Dallas' 10% partnership interest in the Blood Products Partnership ("BPP") on an aggregate basis; and

          o Warrant entitling MDS to subscribe to up to 5 million common shares of Newco (the "Newco Warrant").

      o Comment as to the value of the ownership component of the Ontario Labs Business licence; and

      o In conjunction with PwC's tax group, specific procedures regarding MDS' tax model (the "Tax Model") supporting the value of the tax benefit calculation. These procedures have been identified as follows, subject to availability and quality of information ("Specific Procedures"):

          o   Review the reasonability of the assumptions used in the model;

          o   Review the completeness of the assumptions used in the model; and

          o   Review the logic and mechanics of the model.


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


I. ASSIGNMENT

IDENTIFIED FINANCIAL ADVISORY SERVICES (cont'd)

      Tax Advisory Services (collectively, "Tax Due Diligence")

      o A review and understanding of the advanced income tax ruling regarding the current Proposed Transaction; and

      o Due diligence procedures and report in respect of the income, commodity and capital tax position of the target companies and the available tax attributes.

      Transaction Support Services (collectively, "Transaction Due Diligence")

      o The nature of the identified assets and liabilities remaining in Dallas;

      o The nature of assets and liabilities transferred to Newco with a view to identifying unrecorded or unidentified obligations that may remain to be the responsibility of Dallas notwithstanding the completion of the Proposed Transaction;

      o Any contingencies, including, but not limited to, litigation in process or anticipated as well as any severance pay obligations arising on previous restructuring or corporate downsizing activities; and

      o Due diligence related to the process associated with the carve out of the Ontario Labs Business from MDS.


    In particular, our Valuation Analyses, Tax and Transaction Due Diligence were to be used in assisting management with the negotiations of the deal terms with Dallas


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


II. RESTRICTIONS AND QUALIFICATIONS

Our Report is subject to the following restrictions and qualifications:

GENERAL

[ ] Our Report is not be used for any other purposes other than that stated herein and is not intended for general circulation, nor should it be published and/or referred to, in whole or in part, to any other party without our prior written consent. We do not accept responsibility for any losses arising from the unauthorized or improper use of this Report;

[ ] Our Proposed Transaction Analyses contained herein are subject to our review of the final agreed upon structure/steps regarding the Proposed Transaction, as well as the finalization, receipt and review of the following documents/information:

      MDS

      o   Service level agreement(s) between Subco and the Labs Partnership;

      o Royalty agreement(s) re: MDS intellectual property (e.g. trade name, information systems, etc.) required to operate the Labs Business that is to be retained by MDS Inc.; and

      o   Sub-lease agreement(s) regarding current MDS leased premises.

      DALLAS

      o Terms of warrants entitling MDS shareholders to subscribe to the common shares of Newco; and

      o   E&Y audit working papers for Transaction Due Diligence purposes




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


II. RESTRICTIONS AND QUALIFICATIONS

Our Report is subject to the following restrictions and qualifications (cont'd):

[ ] Our Report, including the accompanying Appendices, must be considered in its entirety by the reader, as selecting and relying on only a specific portion of the analysis or factors considered by us, without considering all factors and analyses together, could create a misleading view of the processes underlying this Report;

[ ] Our analysis and conclusions are based on information made available to us as outlined in the Scope of Review sections as set out in the various Appendices, as well as, discussions with and representations by Dallas and MDS management;

      o We have not audited or verified this information for this purpose, nor do we express any view on the compliance of the information with generally accepted accounting standards and the standards related to future oriented financial information.

      o We accept no responsibility or liability for any losses occasioned by any party as a result of our reliance on the financial and non-financial information that was provided to us.

[ ] We reserve the right, without any obligation on our part, to make revisions to our Report and value conclusions should we be made aware of facts existing at the Valuation Date which were not known by us at the date of this Report; and

[ ] Additional R&Qs specific to our Valuation Analyses, Tax Due Diligence and Transaction Due Diligence as set out in Appendix A, F, and G respectively.


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
III. EXECUTIVE SUMMARY - VALUATION ANALYSES
     SUMMARY OF VALUES

[ ] Based upon the scope of our review, our major assumptions (as set out in Appendices A, B, C and D), and subject to our restrictions and qualifications, our estimates of value of various aspects of the Proposed Transaction, as at a current date, are summarized as follows:


                                                                          SELECTED
                                      APPENDIX                              VALUE/
IN 000'S                              REFERENCE      LOW         HIGH     MID-POINT
--------                              ---------   ---------    --------   ---------
The Labs Partnership                    A, B        472,500     517,500     495,000
10% Partnership Interest in BPP         A, C          1,922       4,017       3,268
The Newco Warrant                       A, D          5,400       6,100       5,750


[ ] The fair market value of the ownership component of the License in Subco is nil, on the basis that:

      o All of the economic benefits of ownership of the License are transferred to the Labs Partnership; and

      o   There will be no royalty paid from the Labs Partnership to Subco.

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
III. EXECUTIVE SUMMARY - RELATIVE VALUE ANALYSIS
     VALUE OF DALLAS, POST THE TRANSFER

KEY VALUE CONSIDERATIONS

[ ] We understand that all of the assets and liabilities of Dallas, before the Proposed Transaction, have been transferred to the BPP except Dallas' Tax losses.

[ ] The fair market value of the Tax Losses is completely offset by the Preferred Shares.

[ ] In light of the above, the value of Dallas, post the Transfer, is the sum of following investments:

      o   99.99% partnership interest in the Labs Partnership; and

      o   10% partnership interest in the Blood Products Partnership.

VALUE CONCLUSIONS

[ ] As set out in the next slide, based upon the scope of our review, our major assumptions (as detailed in Appendices A, B and C), and subject to our restrictions and qualifications, our estimate of value of Dallas, post the Transfer, is approximately $498.2 million.


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
III. EXECUTIVE SUMMARY - RELATIVE VALUE ANALYSIS

Set out below is our relative value calculation based upon our derived values for the Labs Partnership and a 10% partnership interest in the Blood Products Partnership (and consequently, Dallas, post the Transfer):

                                                                                                                 MDS
IN CDN 000'S                                                                                    PWC            ORIGINAL
                                                                                              ESTIMATE         ESTIMATE
                                                                                              --------         --------
ASSUMPTIONS:
Current MDS Ownership in Dallas (Note 1)                                  A                       11.8%           14.20%
Value of Labs Partnership - En Bloc                                  SCHEDULE B-1              495,000          500,000
Value of Blood Products Partnership Interest         10.00%        B - SCHEDULE C-1              3,268            4,149


RESULTS:

Value of Blood Products Partnership Interest         10.00%        B - SCHEDULE C-1              3,268            4,149
Value of 99.99% of Labs Partnership (Note 2)         99.99%               C                    494,951          499,950
                                                                                               -------          -------
TOTAL VALUE OF DALLAS                                                 D = B + C                498,219          504,099

MDS Inc. - non-voting equity                                   E = (B x A + C) / D - F           98.91%           98.61%
MDS Inc. - voting equity                                           F = G / I x H                  0.51%            0.68%
Non-MDS - voting equity                                        G = (B x (1 - A)) / D              0.58%            0.71%
                                                                                               -------          -------
Total equity in Dallas post reorganization                                                         100%             100%
                                                                                               =======          =======

MDS TOTAL EQUITY IN DALLAS                                             E + F                     99.42%           99.29%

VOTE SPLIT:

MDS Inc. - voting equity                                                 H                       47.00%           49.00%
Non-MDS - voting equity                                                  I                       53.00%           51.00%


NOTES

1 - PwC estimate reflects 2 million treasury shares issued to ProMetics on December 4, 2003 and Recent equity private placement for 7,200,000 treasury shares
2 - Calculated based on the Value of Labs Partnership - En Bloc multiplied by
    99.99% ownership in Labs Partnership.



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
III. EXECUTIVE SUMMARY - SPECIFIC PROCEDURES: TAX MODEL
     RESULTS OF PROCEDURES AND TAX LOSS VALUE TO MDS

MODEL PROCEDURES

[ ] As discussed more in depth in Appendix E, in accordance with the Specific Procedures we were instructed to perform by MDS, we made the following types of adjustments to MDS' tax model provided to us:

      o   Mathematical accuracy adjustments;

      o   Model logic refinements; and

      o   Updated MDS assumptions with respect to:

          o   Assumptions that were more reasonable and complete given:

                o Our Valuation Analyses, Tax Due Diligence and Transaction Due Diligence; and

                o Our experience in valuing tax losses and research of assumptions that were more reflective of the current market.

      o   KEY MODEL ADJUSTMENTS WE MADE ARE SUMMARIZED IN SCHEDULE E-3.


TAX LOSS VALUE TO MDS

[ ] As discussed more in depth in Appendix E, in deriving a value of the tax losses to MDS, we selected a "cents on the dollar" range of $0.055 to $0.07 based upon:

      o Our scope of our review, major assumptions and restrictions and qualifications;

      o The Tax Model, after application of our adjustments, as described above;


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
III. EXECUTIVE SUMMARY - SPECIFIC PROCEDURES: TAX MODEL
     TAX LOSS VALUE TO MDS

TAX LOSS VALUE CONSIDERATIONS (CONT'D)

      o Dallas management has stated that they had 2 other offers for the tax losses of which MDS' offer was the highest;

      o Based upon internal experience and historical market transactions, market tends to price tax losses at $0.05 to $0.15 on the dollar;

      o   Advanced Tax Ruling obtained with respect to the losses;

      o The high quality of the Tax Losses adjusted for certain aggressive positions taken by Dallas management;

      o   Restrictions on the number of potential buyers:

          o Tax Model assumes tax losses will be used up by 2011 and assumes no acquisition of control ("AOC") occurs (normally tax losses are purchased through AOCs).

          o However, as the share price of Dallas increases, there are more potential buyers for the Tax Losses without affecting an acquisition of control.

      o Dallas is in financial difficulty and hence, no ability to use income tax losses and SR&ED pools.

          o However, if the contract manufacturing opportunity occurs as Dallas management believes, Dallas will be able to make use of some of the Tax Losses;

              o Based upon the client's Base Case contract manufacturing forecast (Appendix C - Schedule C-2), approximately 10% of the Tax Losses will expire as set out in Appendix E.


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
III. EXECUTIVE SUMMARY - SPECIFIC PROCEDURES: TAX MODEL
     TAX LOSS VALUE TO MDS


[ ] "A cents on the dollar" range $0.055 to $0.07 which implies the following:


IN $000                                                                              LOW            HIGH
-------                                                                            --------       --------
Cents on the Dollar                                                                    5.50           7.00

Suggested Purchase Price Range                                                     $ 19,200       $ 24,500
Less:
  Transaction Implementation & On-going Dallas Operational Costs                      3,400          3,400
  Minority Interest - Dividends and Buy-out Price                                     3,900          3,900
                                                                                   --------       --------
  CASH CONSIDERATION PAID TO NEWCO                                                 $ 11,900       $ 17,200

Net Present Value of Tax Benefits to MDS
  after payment of Suggested Purchase Price Range                      (Note 1)    $ 67,300       $ 72,300

Note 1: $67.3 million and $72.3 million are based upon $0.07 and $0.055 cents on the dollar, respectively.


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


III. EXECUTIVE SUMMARY - TAX DUE DILIGENCE

Refer to Appendix F for the full report on the detailed findings based on the Tax Due Diligence work. Set out below is a summary of the key issues we have identified that are relevant to MDS in evaluating the proposed restructuring described in the October 28, 2003 letter of intent and Canada Customs & Revenue Agency's ("CCRA") September 23, 2003 income tax ruling:

[ ] We noted that Dallas has double counted certain tax deductible financing costs in the preparation of its tax returns.

      o Effect of this double counting was to overstate the Federal and Ontario non-capital loss carry-forwards by $4.4 million. We have adjusted for this double counting in our consideration of the tax loss values.

[ ] Dallas has also included the value of certain share warrants issued to obtain financing as eligible tax deductible financing costs.

      o Risk that the value ascribed to these warrants could be challenged by the tax authorities given the fact that the warrants have not been exercised to date and the subsequent reduction in share price of the Company.

      o Total deductions claimed to date in respect of these warrants is $3.1 million. We have excluded these deductions in our consideration of the tax loss values.

[ ] We also noted in our review that the scientific research and experimental development ("SR&ED") investment tax credit ("ITC") amounts reported in the draft tax returns provided to us were overstated by approximately $1.1 million. We have adjusted for this overstatement in our consideration of the tax loss values.

[ ] Dallas has un-deducted financing expenditures of at least $6.8 million that were not reflected in the tax attributes included in the original tax model.

      o MDS should consider these attributes in its analysis of the value of Dallas.

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



III. EXECUTIVE SUMMARY - TAX DUE DILIGENCE


[ ] Based upon estimates provided by management and adjustments arising from our due diligence findings, it is anticipated that Dallas' tax attributes as at December 31, 2003 will be as follows:


                                                             $
                  Federal Non-Capital Losses *           23,448,997
                  Undeducted SR&ED                      208,586,579
                  Federal UCC / CEC                      97,309,563
                  Undeducted Financing Costs              7,098,416
                                                      -------------

                                                        336,443,555
                                                      =============

                  SR&ED ITCs                             34,690,332
                                                      =============

      * Ontario Non-Capital Losses - $36,081,647

      The use of these tax attributes is subject to various issues as noted within this Report.

[ ] Dallas has significant tax basis in respect of depreciable property (i.e. building, manufacturing equipment, etc. with a UCC of approximately $97.2 million). It is expected that there will be a significant income tax deduction arising from the disposition of these assets when these properties are disposed of to the BPP (i.e. a terminal loss).

      o Magnitude of the loss will be a function of the fair market value of these assets at the time of their disposition to the BPP.

      o Tax attributes within Dallas will be reduced by the amount of proceeds allocated to the depreciable assets on the transfer of the BPP.


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
III. EXECUTIVE SUMMARY - TAX DUE DILIGENCE


[ ] The original model prepared by MDS assumes that there is a gain on the disposition of the 90% interest in the BPP of approximately $37.7 million that would reduce the available tax attributes in Dallas by approximately $18.5 million.

      o It is expected that there will be cost basis in the BPP after the transfer of assets to the partnership equal to the fair market value of the assets transferred to the partnership (i.e. there are losses on depreciable property disposed of and there is no value ascribed to the goodwill included in the assets transferred). This has been factored into the gain calculation contained within the model.

[ ] The Tax Model does not currently consider the Ontario corporate minimum tax ("CMT") consequences associated with Dallas earning income from the Labs Partnership.

      o Corporations may be subject to CMT to the extent that accounting income, subject to certain permitted adjustments, exceeds taxable income in a particular year.

      o There is a provision for the reduction of CMT income with CMT losses of the previous ten years. At the end of 2002, Dallas's draft income tax returns indicate that the Ontario non-capital losses are $45 million higher than the related CMT losses.

      o CMT rate is 4% of CMT income; however, it is creditable against Ontario income tax paid where the Ontario income tax paid in subsequent years exceeds the CMT otherwise payable.

[ ] One assumption adopted in the Tax Model is that implementation costs associated with the reorganization (estimated to be $1.5 million) will be tax deductible.

      o The nature of some of these expenses may not allow for their deduction from income on the basis that the expenses were incurred in order to acquire capital property and not as an expense of a business.


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


III. EXECUTIVE SUMMARY - TRANSACTION DUE DILIGENCE

Refer to Appendix G for the full report on the detailed findings based on the Transaction Due Diligence work. Set out below is a summary of the key issues we have identified that are relevant to MDS in evaluating the Proposed Transaction:

CONTRACT MANUFACTURING AGREEMENT

[ ] Management has indicated a planned strategy to leverage its new Meadowpine Facility and take a new direction towards the contract manufacturing of biological products.

      o Dallas will use its technological and process resources to produce other companies' products on a clinical and/or commercial scale.

      o Anticipated to generate future revenues, which will have implications in regards to the valuation of BPP and the use of tax losses, which is discussed in further detail in the Valuations Analyses section of this Report.

[ ] More specifically, management recently announced the signing of a Memorandum of Understanding ("ProMetic MOU") with ProMetic Biosciences Ltd. ("ProMetic") whereby Dallas will use technology developed by ProMetic and the American Red Cross ("ARC") to manufacture certain plasma-based proteins.

      o Dallas agreed to issue 2 million common shares to ProMetic upon signing the MOU. Dallas will also pay ProMetic licensing fees of $16.5M with respect to the technology used in the production process.

          o This will consist of $1.5M plus 1 million additional Dallas common shares (note that Dallas Management is still trying to decide whether to issue 1 million common shares or $1 million dollars worth of shares) to be paid upon signing the definitive agreements (expected to take place in the first quarter of 2004). The balance of the cost to acquire the license rights (approximately $14M) would be payable upon reaching certain milestones through to the year 2007.

      o In addition, management estimates that $20-25M in new capital expenditures would be required over the next three years in order to bring the technology to commercial levels.

      o Future royalties will be payable to the third party based on 5-8% of sales of the product using this technology.


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
III. EXECUTIVE SUMMARY - TRANSACTION DUE DILIGENCE

CONTRACT MANUFACTURING AGREEMENT (CONT'D)


[ ] The issuance of shares would also have a dilutive effect on Dallas' ownership structure, which is discussed in the Valuations Analyses section of this report.

[ ] We understand that Dallas is contemplating several other contract manufacturing arrangements, the signing of which are apparently not imminent.

[ ] We recommend that MDS ensure that all of the parameters relating to this arrangement are consistent with the mechanics of the proposed MDS transaction. Primary concerns include:

      o Ensuring that the shares issued to ProMetic are from Newco treasury rather than Dallas; and

      o Ensuring that all future obligations (i.e. license payments, capital expenditures, royalties) are contractually undertaken by the BPP and not Dallas.

ASSETS AND LIABILITIES REMAINING IN DALLAS

[ ] We understand that MDS intends to change the structure of the initially proposed transaction, such that all assets and liabilities of the Company are to be transferred to the BPP with nothing remaining in Dallas.

[ ] The Bank has taken a security interest over Dallas' plant, all tangible machinery and equipment, intellectual property, furniture and fixtures, inventory and other accounts/debts due to Dallas.

      o Bank's consent will be required to complete the proposed transfer of assets and liabilities.


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


III. EXECUTIVE SUMMARY - TRANSACTION DUE DILIGENCE

FAILED HEMOLINK CLINICAL TRIALS

[ ] Dallas closed its clinical trial relating to the use of Hemolink with cardiac surgery patients in March 2003.

      o At the same time, the Company also voluntarily suspended enrolment in all other Hemolink-related clinical trials until certain issues in respect of the use of this product are resolved.

[ ] Management is of the view that, given the demographic and health characteristics of the trial group as well as the significant length of time which has passed since the trials took place, it would be difficult to establish a causal relationship between the use of Hemolink and any potential negative health events that may be experienced by clinical trial participants

      o Management has represented that no claims or actions have been initiated in this regard by any of the clinical trial subjects alleging illness, injury, death, etc. as a result of participating in the trials.

[ ] That notwithstanding, Dallas may still be subject to future legal claims from clinical trial patients.

      o Dallas has indemnified the institutions administering the clinical trials for any potential future loss, unless it is established that the institutions were negligent or violated the agreed upon clinical protocols.

      o It is our understanding that Dallas currently has product liability insurance coverage of $20M relating to the clinical trials. This coverage may not be adequate to protect it against potential losses arising from claims.

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


III. EXECUTIVE SUMMARY - TRANSACTION DUE DILIGENCE

POTENTIAL SEVERANCE OBLIGATIONS

[ ] Dallas gave working notice of termination to approximately 100 employees in April 2003. Dallas also terminated approximately 70 employees in June 2002.

      o Per management, no legal claims have been initiated by any of the employees in connection with these downsizing initiatives.

      o All terminated staff signed release letters which stated that no further obligation was owed to them, financial or otherwise.

[ ] For the personnel retained, Dallas agreed to make lump sum payments should their employment be terminated prior to July 31, 2004.

      o Dallas management calculated the maximum potential payout to be approximately $650K should all remaining employees be terminated before this date.

TRANSFER OF AGREEMENTS FROM DALLAS

[ ] Reference has been made in this report to assigning Dallas' interests in contracts to BPP or Newco as a means of ensuring that current and future obligations in respect of these contractual arrangements is not retained by Dallas.

[ ] Unilateral assignment of the Dallas' obligations under these contracts without obtaining the other parties' consents and acknowledgements (i.e. that no unpaid current obligations exist under the agreements) may not be completely effective.

      o MDS should consult with its legal counsel to determine the most effective legal course in transferring the rights and/or obligations of these agreements from Dallas to the BPP or Newco.


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
III. EXECUTIVE SUMMARY - TRANSACTION DUE DILIGENCE

SKYWAY FACILITY LEASE

[ ] Dallas is contractually bound to the lease agreement for its former manufacturing premises at 115 Skyway Avenue.

      o Lease term expires in June 2006, with rent payments of approximately $100K per annum plus operating costs.

[ ]   Dallas is currently subleasing the premises to a third party, Mygoldex.

      o However, Dallas management is negotiating to have the original lease formally terminated and surrendered to Mygoldex.

      o We have not reviewed any draft contracts detailing this arrangement as it is being negotiated by management at this time.

POTENTIAL ROYALTY OBLIGATIONS

[ ] From time to time, the Company entered into agreements in connection with the acquisition of certain intellectual property. Future sales of any products which use this intellectual property would give rise to royalty and/or lump-sum obligations to the parties from whom the property was acquired. We noted two such contracts:

      o An agreement with the Canadian Department of National Defence (DND) for the license relating to the blood substitute technology used to create Hemolink; and

      o An agreement with Baxter Biotech S.a.r.l. for certain intellectual property related to drug delivery technology, purchased in October 2000.

[ ] There is no evidence to suggest that Dallas will generate sales of products utilizing these acquired rights in the near future.

[ ] The contemplated ProMetic MOU discussed in the above section also includes future royalty obligations. Management has represented that no other royalty agreements are currently effective.

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III. EXECUTIVE SUMMARY - TRANSACTION DUE DILIGENCE

TAXES PAYABLE

[ ] Per Dallas management, capital tax and Large Corporations Tax (LCT) relating to 2001 and 2002 had not been paid at December 31, 2002. Taxes payable for these years totaled $746K.

      o In 2003, $305K had been paid towards this balance, for a remaining obligation of $441K relating to 2002.

      o The tax accrual at September 30, 2003 is $563K. It includes a general reserve for taxes relating to 2003, although these amounts are not calculated until the year-end by E&Y.

      o MDS should ensure that the 2002 federal and provincial tax returns are filed and obligations paid prior to closing the Proposed Transaction.



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


                                                            Strictly Private and
                                                                    Confidential



                                   APPENDICES


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


APPENDIX A: VALUATION ANALYSES PARAMETERS

OVERVIEW

[ ] This appendix summarizes the general parameters in which our Valuation Analyses were performed with respect to:

                                                                                                  APPENDIX REF.
      o   The Labs Partnership;                                                                         B

      o   Dallas' 10% interest in the Blood Products Partnership ("BPP"); and                           C

      o   The Newco Warrant entitling MDS to subscribe to up to 5 million common shares of Newco.       D

[ ] This appendix forms an integral part of the Project Dallas summary of values, as set out in the "Executive Summary" section of our Report as well as the value analyses set out in Appendices B, C, and D, and thus must be read in conjunction with the summary and those appendices.

DEFINITION OF VALUE

[ ] In arriving at our estimates of value conclusions, we utilized the concept of fair market value, which is defined as:

          "the highest price expressed in terms of money or money's worth obtainable in an open and unrestricted market between informed and prudent parties acting at arm's length and under no compulsion to transact"

SCOPE OF REVIEW

[ ] In arriving at our estimate of value conclusions, as set out in Appendices B, C and D, we have performed the following procedures and reviewed/relied on the following information as set out in Appendix H.


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
APPENDIX A: VALUATION ANALYSES PARAMETERS
ADDITIONAL RESTRICTIONS AND QUALIFICATIONS

In addition to the restrictions and qualifications set out in the main body of the Report, our Valuation Analyses are subject to the following restrictions and qualifications specific to our work:

[ ] Given the nature of this assignment, we have not been able to expose the partnership interests/shares of the Labs Partnership, Dallas post the Transfer, the BPP and related individual assets of Dallas/the BPP (e.g., the Tax Losses, product pipeline, trade name, etc.) to the marketplace at the Valuation Date to determine whether there are any potential purchasers who, for their own particular reasons, might be prepared to entertain values other than that determined by us herein. As we have not identified possible special purchasers, our conclusions as to value herein have not been impacted;

[ ] Our estimate of value does not constitute an opinion of value, which would require significantly more time and effort to complete;

[ ] Our value conclusions are also based upon assumptions made by Dallas and MDS management regarding future events and financial forecasts with respect to the Labs Partnership, Dallas post the Transfer, the BPP and related individual assets of Dallas/the BPP (e.g., the Tax Losses and product pipeline). These assumptions by their nature cannot be fully substantiated and while currently considered reasonable by MDS and Dallas management, will not occur exactly as forecast/projected;

[ ] Further, our Report does not provide any assurance on the achievability of prospective financial results because events and circumstances frequently do not occur as expected. Differences between actual expected results may be material, and achievement of the prospective results is dependent on actions, plans and assumptions of MDS and Dallas management; and

[ ] With respect to the fair market value of Dallas' Meadowpine Facility, we were instructed by MDS management to rely on the two recent independent appraisals performed by American Appraisals Inc. and EquipNet Direct Appraisals Inc. of the Meadowpine Facility.


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
APPENDIX A: VALUATION ANALYSES PARAMETERS
MAJOR ASSUMPTIONS - GENERAL

In arriving at our estimate of value conclusions, we considered the following major assumptions to derive an estimate of value for the Labs Partnership, 10% partnership interest in the BPP and the Newco Warrant:

[ ] Our relative value analysis assumes an equity vote split of 47% MDS voting equity will be achieved.

[ ] Subsequent to the closing of the Proposed Transaction, with respect to any financing arrangements entered into by Dallas, in which treasury shares will be issued to the potential investor(s), these treasury shares will be from Newco and not Dallas.

      o We have assumed that the additional 1 million treasury shares of Dallas to be issued to ProMetic, as part of the signed ProMetic MOU, will be changed to become 1 million treasury shares of Newco.

      o We have further assumed that ProMetic will consent to the change and not cancel the signed ProMetic MOU.

[ ] The Bank of Nova Scotia, the creditor of Dallas' $20 million loan (the "Loan"), will consent to the transfer of the Loan and the assets, in which it has a security interest, to the BPP.

[ ] Subsequent to the closing of the Proposed Transaction, Dallas will pay dividends to its Class A and B common shareholders on a regular basis (we understand possibly monthly payments). We understand that this will be consistent with the amended articles of Dallas.

      o   All excess cash will be paid out as dividends.

[ ] Consistent with Dallas management's strategy of using any contract manufacturing profits to fund pipeline research, BPP will not make any distributions to its partners in the near future.

ADDITIONAL SPECIFIC MAJOR ASSUMPTIONS RELATING TO THE LAB PARTNERSHIP, BPP AND THE NEWCO WARRANT ARE SET OUT IN APPENDICES B, C AND D, RESPECTIVELY.

Alteration of any of our major assumptions may materially impact our estimate of value results set out in this Report.


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
APPENDIX A: VALUATION ANALYSES PARAMETERS
APPLIED VALUATION APPROACHES

OVERVIEW

[ ] Historically, valuations have been primarily based on one of two major approaches:

      EARNINGS/CASH FLOWS APPROACH

      Generally, this approach is further sub-divided into two major sub-approaches:

      Income Approach

      o Determines the operating value of a business based on the value of the cash flows that the business can be expected to generate in the future. One variation of an Income Approach, is the Discount Cash Flow ("DCF") method which is comprised of the following steps:

          o Estimate future cash flows, on a pre- or post-debt basis, for a certain discrete projection period;

          o Discount those cash flows to present value at a rate of return that considers the relative risk of achieving the cash flows and the time value of money;

          o Estimate the residual value of cash flows subsequent to the discrete projection period;

          o Combine the present value of the residual cash flows with the discrete projection period cash flows to indicate the operating value of the business; and

          o If pre-debt cash flows were used, interest bearing debt is deducted to arrive at the equity value of the operating business.

      Market Approach

      o Determines the fair market value of a business by comparison of the subject business to:

          o Comparable publicly traded companies and transactions in the industry in which the subject company operates; and

          o   Prior transactions of the subject business' stock or assets.

      o In both the Income and Market Approach, once the operating value of the business is determined, redundant assets (i.e. assets not required to support current operations) are added to arrive at total fair market value.

Earnings/cash flow based approaches are appropriate in most going concern situations.


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
APPENDIX A: VALUATION ANALYSES PARAMETERS
APPLIED VALUATION APPROACHES

[ ]   Valuation approaches (cont'd)

      ASSET BASED APPROACH

      o Asset based approaches determines the value of a business by considering the fair market value of the tangible assets and liabilities of the subject company.

      o   Prime determinant of corporate worth when:

          o The nature of the operations of a company as largely based on the assets held (e.g. real estate, investment holding company);

          o The outlook for the company's future earnings/cash flows is somewhat uncertain; and/or

          o A company is insolvent - value of the enterprise is the aggregate liquidation value of the company's assets.

APPLIED VALUATION APPROACHES

10% PARTNERSHIP INTEREST IN BPP

[ ] In light of the recently signed ProMetic MOU and other contract manufacturing opportunities, applied approaches were:

      o An Income Approach, in particular, the DCF methodology as the primary valuation approach.

      o   Supplementary analyses based on

          o An analysis based on an Asset Based Approach considering an orderly liquidation value - assumes a trustee liquidates a company's assets under no time restriction such that the highest possible value of the individual assets is obtained (as opposed to a fire/forced sale);

          o   Review of Dallas' market capitalization; and

          o   Dallas management's calculation of the liquidation value.

LABS PARTNERSHIP

[ ]   Since, the Labs Business is a profitable going concern:

      o An Income Approach, in particular a capitalized earnings methodology was applied as a primary valuation approach.

NEWCO WARRANT

[ ]   The Newco Warrant was valued using a Black-Scholes Option Pricing model.



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
APPENDIX B: ESTIMATE OF VALUE - THE LABS PARTNERSHIP
BACKGROUND

NOTE: APPENDIX A - "VALUATION ANALYSES PARAMETERS" SHOULD BE READ IN CONJUNCTION WITH THIS APPENDIX.

OVERVIEW OF BUSINESS

[ ] MDS is the largest operator of private sector clinical laboratories in Canada. In all provinces, services provided include:

      o Clinical laboratory testing for physicians and non-hospital health care institutions (i.e. long-term care facilities);

      o   Management of hospital laboratories under contract; and

      o   Other support services for clinical diagnostics.

[ ] Laboratory business is carried out through the following types of license locations:

      o Patient Service Centre ("PSC") - licensed to draw samples from a patient, but which is not authorized to perform any testing procedures on the samples.

      o Local Laboratory - serves as both a PSC and testing facility which generally do not carry full testing approvals and only conduct limited types of test.

      o Central Laboratory - central location to which all samples collected at PSCs are sent for testing, along with samples not tested in local laboratories.

[ ] The Labs Partnership's PSCs and laboratories are located throughout Ontario in both urban and rural areas.

      o Rural patients are characterized as having a lower revenue to patient ratio, due to the lower occurrences of prescribed testing.

      o Urban centers are characterized as higher revenue to patient ratios due to the larger number of physicians and requisitions, "turn style" aspect of healthcare in urban centers and increased patient demands.


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APPENDIX B: ESTIMATE OF VALUE - THE LABS PARTNERSHIP
BACKGROUND

OVERVIEW OF BUSINESS (cont'd)

[ ] Many of the Lab Partnership's PSCs reside in rural communities relying on a number of local and central laboratories in their region to serve as testing facilities.

      o Comparatively, competitors' PSCs and testing facilities are located primarily in urban areas and utilize single centralized laboratory for testing services.

[ ] Due to the Lab Partnership's larger reach and dispersed locations, its operations are not as profitable as its competitors.

[ ] The Lab Partnership does possess certain operational advantages over competitors with concentrated operations including:

      o Elimination of risk associated with reliance on a single location including failure or disruption of operations; and

      o   Take part in growth of new rural regions.

NATURE OF OPERATIONS

CAPPED OPERATIONS

[ ] Laboratory fees are set by the Government of Ontario based on discussions between the operators of private laboratories and The Minister of Health and Long-Term Care ("Ministry").

[ ] The Ontario Association of Medical Laboratories ("OAML") represents MDS and other private laboratories in Ontario.


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

APPENDIX B: ESTIMATE OF VALUE - THE LABS PARTNERSHIP
BACKGROUND

NATURE OF OPERATIONS (cont'd)

[ ] The current agreement is from April 1, 2003 to March 31, 2005 which covers the provincial cap allocated for payment of community laboratory services.

      o The provincial cap is initially set at $526 million in 2003/04 and $553 million in 2004/05.

[ ] Based on discussions with MDS management we understand that the provincial cap is allocated primarily between three companies. The approximate share of the provincial cap is as follows: MDS (32%), Dynacare Inc. (31%), CML Healthcare Inc. (29%) and the largest portion of the remaining market share is less that 2%.

NON-CAPPED OPERATIONS

[ ] In addition to the laboratory services set out under the provincial cap, MDS provides additional testing services, including those paid directly by the patient and referral work initiated by physicians, hospitals and other healthcare facilities.

      o MDS has several contracts with major medical centers and regional hospital networks in Ontario providing laboratory management services.

[ ] Based on historical and proforma statements of income for the fiscal years ended/ending 2001 to 2004, the Labs Partnership's revenues accounted for approximately 80% of total revenues. Revenues from non-capped and third party sources accounted for approximately 6% and 14% of total revenues.


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
APPENDIX B: ESTIMATE OF VALUE - THE LABS PARTNERSHIP
SPECIFIC MAJOR ASSUMPTIONS

In addition to the assumptions set out in Appendix A, our estimate of value incorporates the following major assumptions specific to the Labs Partnership:

[ ] We understand that MDS has had preliminary discussions with the Ministry on the structure of the transaction whereby the Ontario Laboratory License ("License") will be owned by Subco and will be operated by the Labs Partnership. Our analysis assumes that, based on MDS management's discussions with their legal counsel and interpretation of the proposed structure under the transaction:

      o The Ontario Ministry of Health will approve the transfer of the ownership and operating aspect of the License to separate entities;

      o The term of agreement between MDS and the Labs Partnership, with respect to granting the exclusive operating rights of the License to the Labs Partnership, is indefinite; and

      o As the licenses have nominal value without the right to operate, which we understand will not be revocable by Subco, a nominal royalty, paid from the Labs Partnership to Subco, represents the fair market value of the ownership aspect of the License.

[ ] Incremental costs as a result of the Labs Partnership being: i) a consolidated business of a public company; and ii) an entity now reported separately from the MDS group of companies are estimated to be $125,000 annually.

[ ] Sufficient working capital is being transferred to the Labs Partnership to allow it to operate immediately without additional borrowings.


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APPENDIX B: ESTIMATE OF VALUE - THE LABS PARTNERSHIP
SPECIFIC MAJOR ASSUMPTIONS

[ ] The proposed arrangements are allowed under the Excise Tax Act and satisfy CCRA's requirement that there are sufficient assets within the Labs Partnership to operate the Ontario Labs Business.

[ ] Payment to MDS for the use of specific intellectual property, software and trade names associated with the Labs Partnership is estimated to be $150,000 annually based upon MDS management's best estimate at the date of this Report;

[ ]   Subco will hire all employees required to operate the Labs Partnership;

      o All employees costs will be charged from Subco to the Labs Partnership on a cost recovery basis.

[ ] All lease contracts with landlords of premises housing the Lab Partnership's collection sites and laboratory facilities will be between MDS and the landlords. MDS will then sub-lease the premises to the Labs Partnership on a cost recovery basis.


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
APPENDIX B: ESTIMATE OF VALUE - THE LABS PARTNERSHIP
KEY VALUE CONSIDERATIONS


Set out in Schedules B-1 through B-4 are our valuation analysis schedules regarding the Labs Partnership. In deriving our estimate of value conclusions, we considered the following:

[ ] Net assets transferred from MDS to the Labs Partnership as part of the Proposed Transaction are set out in Schedule B-4.

REVIEW OF HISTORICAL AND PROFORMA OPERATING RESULTS

[ ] Schedules B-2 and B-3 set out MDS management's historical and proforma normalized EBITDA and operating results for the Labs Partnership, respectively.

[ ] Based upon discussions with MDS management and review of financial information provided to us, key highlights regarding the Labs Partnership are as follows:

      o   Stable operations under provincial corporate cap.

          o Guaranteed revenues are set out under the provincial corporate cap;

          o The Labs Partnership along with two other competitors currently have a two year agreement with the Ministry for payment of community laboratory services. There is a nominal risk of this agreement being cancelled or not renewed;

          o Management believes they were successful in negotiating the recent agreement and expect future growth in the provincial cap to be approximately 5% to 7% based on this and current rise in utilization of services;

          o Guaranteed revenues from provincial cap business provides a solid foundation from which to grow and build non-cap and referral laboratory testing services, management of hospital laboratories and other support services for clinical diagnostics; and

          o Costs are semi-fixed under corporate cap structure making business planning and budgeting very reliable.


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APPENDIX B: ESTIMATE OF VALUE - THE LABS PARTNERSHIP
KEY VALUE CONSIDERATIONS

[ ]   Review of Historical and Proforma Operating Results (cont'd)

      o   Largest market share in Ontario diagnostic market.

          o The Labs Partnership currently holds the largest market share allowing for the greatest participation in current and future provincial cap payments; and

          o Market share is protected as there are a fixed number of licences available, which determines the market share.

      o   Nature of industry

          o Long-term impact of demographics as "baby boomers" are entering the target 45 to 60 age group, the largest users of laboratory services; and

          o Barriers to entry are high as entrant would require a significant investment in highly specialized operations and obtain the required licences.

[ ] Based upon the above factors a maintainable EBITDA of $45 million was selected.

EBITDA MULTIPLE CONSIDERATIONS

[ ] EBITDA multiple of 10.5 to 11.5 was selected to apply to our selected maintainable earnings given:

          o Our review of "Historical and Proforma Operating Results" factors, as previously discussed;

          o   The level of maintainable EBITDA we selected;

          o Our understanding of current expected rates of return for investments of varying risks;

          o   Our internal experience in pricing life sciences enterprises; and

          o Publicly available market statistics and transactions of somewhat comparable companies as set out in Schedules B-5 and B-6, respectively.


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APPENDIX B: ESTIMATE OF VALUE - THE LABS PARTNERSHIP
VALUE CALCULATION AND CONCLUSIONS

VALUE CALCULATION

[ ]   Schedule B-1 sets out our value calculation for the Labs Partnership.

      o In applying our selected EBITDA multiple of 10.5 to 11.5 to our selected maintainable EBITDA level of $45 million, an enterprise value of $472.5 million to $517.5 million is calculated.

      o As the Labs Partnership has no long-term interest bearing debt, our calculated enterprise value is also our value for the aggregated partnership interests of the Labs Partnership.

VALUE CONCLUSION

[ ] Based upon the scope of our review, our major assumptions, and subject to our restrictions and qualifications, we estimate the value of the Labs Partnership, as at a current date, to be in the range of $472.5 million to $517.5 million.

[ ] For the purposes of our relative value analysis, as set out in the main body of this Report, we utilized the mid- point of our valuation estimate range of $495 million.


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


--------------------------------------------------------------------------------
PROJECT DALLAS                                                      SCHEDULE B-1
MDS LABS PARTNERSHIP - ONTARIO
FAIR MARKET VALUE AT THE VALUATION DATE
SUMMARY OF VALUE
(CDN 000's)
--------------------------------------------------------------------------------
                      DRAFT - For Discussion Purposes Only


                                                 NOTES        LOW                    HIGH
                                               ---------   ---------              ----------
SELECTED MAINTAINABLE EBITDA                       1          45,000                  45,000

Multiple                                                        10.5                    11.5
                                                           ---------              ----------

ENTERPRISE VALUE                                             472,500                 517,500

Less: Debt                                                        --                       -
                                                           ---------              ----------

                                                           ---------              ----------
FAIR MARKET VALUE OF LABS PARTNERSHIP                        472,500                 517,500
                                                           ---------              ----------

                                                                      ---------
      MIDPOINT                                                          495,000
                                                                      =========


--------------------------------------------------------------------------------
NOTES:

(1) Refer to Schedule B-2.



  This schedule should only be read in conjunction with PricewaterhouseCoopers
                      LLP's report dated December 4, 2003

--------------------------------------------------------------------------------
PROJECT DALLAS                                                      SCHEDULE B-2
MDS LABS PARTNERSHIP - ONTARIO
FAIR MARKET VALUE AT THE VALUATION DATE
CALCULATION OF MAINTAINABLE EBITDA
(CDN 000's)
--------------------------------------------------------------------------------
                      DRAFT - For Discussion Purposes Only


                                                            NOTES               ACTUAL               PROFORMA
                                                           -------  ------------------------------   --------
                                                              1       2001       2002       2003       2004
                                                                    --------   --------   --------   --------
EBIT                                                          2       49,538     51,827     47,623     41,174

Plus:  Amortization                                                    4,456      3,301      3,213      3,578
       Amortization included in Sector Allocation                        855        967        864        443
                                                                    --------   --------   --------   --------

EBITDA                                                                54,849     56,095     51,700     45,195
   % of total revenues                                                  29.2%      28.2%      25.8%      21.3%

Normalization Adjustments - historical/proforma results:      3

(a) IBM service charge                                                (4,800)    (4,900)    (5,000)        --
(b) Reallocation of monolayer cervical screening payment               1,092     (1,092)        --         --
(c) Ministry of Health audit provision reversal                       (3,000)        --         --         --
(d) Reallocation of corporate cap                                     (2,400)        --         --         --
(e) Reallocation of lab reform funding                                 1,837     (1,837)        --         --
(f) Occupancy rates at market rates                                    1,200      1,000         --         --
(g) Insurance rates at current rates                                    (550)      (500)      (300)        --
(h) Medical subcontracting at current rates                             (190)      (200)       (33)        --
(i) Long distance at current rates                                       250         --         --         --
(j) Gain / (loss) on investment                                           (1)       (50)       208
(k) Group Health pathology costs                                          --         --        200         --
(l) Pilot expense recovery                                                84       (167)        --         --

Normalization Adjustments - related to carve out of Laboratory Services - Ontario:

       Payment for use of tradename / software (estimate)     4         (150)      (150)      (150)      (150)
       Public filing costs (estimate)                         5         (125)      (125)      (125)      (125)
                                                                    --------   --------   --------   --------
Total Adjustments                                                     (6,753)    (8,021)    (5,200)      (275)
                                                                    --------   --------   --------   --------
ADJUSTED EBITDA                                                       48,096     48,074     46,500     44,920
                                                                    ========   ========   ========   ========
       % of total revenues                                              25.6%      24.1%      23.2%      21.2%

                                                           -------
SELECTED MAINTAINABLE EBITDA                                45,000
                                                           -------


  This schedule should only be read in conjunction with PricewaterhouseCoopers
                      LLP's report dated December 4, 2003

--------------------------------------------------------------------------------
PROJECT DALLAS                                                      SCHEDULE B-2
MDS LABS PARTNERSHIP - ONTARIO
FAIR MARKET VALUE AT THE VALUATION DATE
CALCULATION OF MAINTAINABLE EBITDA
(CDN 000's)
--------------------------------------------------------------------------------
                      DRAFT - For Discussion Purposes Only

NOTES:
 (1) For fiscal years ended / ending October 31.

 (2) Refer to Schedule B-3.

 (3) The following normalization adjustments are based on discussions with and information provided by MDS management.

     (a) Normalization adjustment for existence of IBM service agreement in fiscal 2001 to 2003.

     (b) Reallocation of monolayer cervical screening payment received in fiscal 2002 that related to services performed in fiscal 2001.

     (c) Adjustment for Ministry of Health audit provision taken for fiscal years 1996 to 2000 that were deemed not required due to the level of services provided above the corporate cap.

     (d) Reallocation of corporate cap to CML Healthcare Inc. that relates to fiscal 2000, but booked in fiscal 2001.

     (e) Reallocation of lab reform funding reported in fiscal 2002, but reflects activities in fiscal 2001.

     (f) Historically, occupancy rates were negotiated a higher market rates to secure desirable Patient Service Center locations to generate revenue. Due to the corporate cap, occupancy rates were renewed at market rates at renewal.

     (g) Insurance rates are adjusted to current rates to reflect the impact of 9/11.

     (h) Medical subcontracting fee (physician interpretation of test results) increased from 60% to 65% of scheduled benefit rate in fiscal 2003. Adjust fiscal 2001 and 2002 expense for current rate change.

     (i) Long distance rates are adjusted to reflect current contract rates negotiated in fiscal 2002.

     (j) Fiscal 2003 adjustment for one time loss of asset write down from transfer of computer assets to IBM.

     (k) Pathology service payments made during fiscal 2003 through Group Health business is being transferred to MDS for interpretation. Amounts represent difference in cost and fees paid to Sault St. Marie Hospital for the services.

     (l) Recovery of pilot expenses during fiscal 2002 that relate to prior years.

 (4) Estimated payment to MDS for the use of trademark / software per MDS management's initial assessment.

 (5) Additional costs estimated for the Labs Partnership to submit information, financial or otherwise for public filing purposes.

  This schedule should only be read in conjunction with PricewaterhouseCoopers
                      LLP's report dated December 4, 2003

--------------------------------------------------------------------------------
PROJECT DALLAS                                                      SCHEDULE B-3
MDS LABS PARTNERSHIP - ONTARIO
FAIR MARKET VALUE AT THE VALUATION DATE
SUMMARY OF HISTORICAL AND PROFORMA STATEMENT OF INCOME
(CDN 000's)
--------------------------------------------------------------------------------
                      DRAFT - For Discussion Purposes Only


                                                   NOTES                ACTUAL               PROFORMA
                                                  -------   ------------------------------   --------
                                                     2        2001       2002       2003       2004
                                                            --------   --------   --------   --------
Revenues
       Capped                                                151,180    160,464    162,525    169,664
       Non-capped                                             10,419     10,453     11,130     11,887
       Third party                                            26,368     28,192     27,078     30,675
                                                            --------   --------   --------   --------

TOTAL REVENUES                                               187,967    199,109    200,733    212,226
       year over year growth - Total                                        5.9%       0.8%       5.7%
       year over year growth - Capped Revenues                              6.1%       1.3%       4.4%

EXPENSES
       Salaries and benefits                                  66,465     68,748     74,000     81,637
       Materials                                              24,539     29,719     30,060     32,572
       Occupancy                                              16,041     15,091     14,663     14,747
       Subcontracting                                         10,007      9,468      8,849      9,540
       Distribution and delivery                               3,422      3,273      3,521      3,515
       Other expenses                                3         8,906      8,809      9,820     11,201
                                                            --------   --------   --------   --------

TOTAL OPERATING EXPENSES                                     129,380    135,108    140,913    153,212
       % of total revenues                                      68.8%      67.9%      70.2%      72.2%

OPERATING INCOME BEFORE AMORTIZATION AND
 SECTOR ALLOCATION                                            58,587     64,001     59,820     59,014

Amortization                                                   4,456      3,301      3,213      3,578
Amortization included in Sector Allocation                       855        967        864        443
Sector Allocation                                    4         3,738      7,906      8,120     13,819
                                                            --------   --------   --------   --------

EBIT                                                          49,538     51,827     47,623     41,174
                                                            ========   ========   ========   ========
       % of total revenues                                      26.4%      26.0%      23.7%      19.4%


--------------------------------------------------------------------------------
NOTES:
 (1) Statement of Income provided by MDS management.

 (2) For fiscal years ended / ending October 31.

 (3) We have included all other operating expenses in other for presentation purposes.

 (4) Allocation of MDS overhead expenses including information technology & development and other various sector support services (i.e. human resources, accounting, purchasing, etc.) utilized by The Labs Partnership in Ontario. These were allocated by management.

     In fiscal 2004, MDS entered into an agreement with IBM to outsource certain information technology services resulting in a net incremental cost of approximately $5.4 million.



  This schedule should only be read in conjunction with PricewaterhouseCoopers
                      LLP's report dated December 4, 2003

--------------------------------------------------------------------------------
PROJECT DALLAS                                                     SCHEDULE B-4
MDS LABS PARTNERSHIP - ONTARIO
FAIR MARKET VALUE AT THE VALUATION DATE
BALANCE SHEET AS AT OCTOBER 31, 2003
(CDN 000's)
--------------------------------------------------------------------------------
                      DRAFT - For Discussion Purposes Only


ASSETS                                                2003
                                                    ---------
CURRENT ASSETS
      Cash                                                 --
      Accounts receivable                              30,062
      Inventory                                         2,233
      Prepaid Expenses                                    326
                                                    ---------
                                                       32,620

Fixed assets                                           12,310
Investments                                             2,182
Intangible assets                                      20,936

                                                    ---------
TOTAL ASSETS                                           68,049
                                                    =========


LIABILITIES
CURRENT LIABILITIES
      Account payable and Accruals                     21,914

Retained Earnings                                      46,135
                                                    ---------
Capital                                                46,135

                                                    ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY             68,049
                                                    =========


NOTES:
 (1) Balance Sheet provided by MDS management.


  This schedule should only be read in conjunction with PricewaterhouseCoopers
                      LLP's report dated December 4, 2003

--------------------------------------------------------------------------------
PROJECT DALLAS                                                      SCHEDULE B-5
MDS LABS PARTNERSHIP - ONTARIO                                       PAGE 1 OF 2
FAIR MARKET VALUE AT THE VALUATION DATE
SOMEWHAT COMPARABLE PUBLIC COMPANY MULTIPLES - LABORATORY SERVICES
--------------------------------------------------------------------------------
                      DRAFT - For Discussion Purposes Only


                                                                                       MARKET   ENTERPRISE               TTM
                                          LATEST     SHARE PRICE   REPORTED    CAPITALIZATION    VALUE (3)   TTM     REVENUE
COMPANY                                   QUARTER     3-DEC-03     CURRENCY           ($MILL)      ($MILL)   EPS     ($MILL)
----------------------------------------------------------------------------------------------------------------------------
Bio-Reference Labs Inc                    07/03 Q3       16.40        USD               187.1        195.1   0.49      104.2
CML Healthcare Inc                        06/03 Q3       35.25        CAD               738.6        750.3   2.05      249.0
Covance Inc                               09/03 Q3       27.06        USD              1677.6       1566.7   1.19      970.9
Laboratory Corp Of America Holdings       09/03 Q3       36.20        USD              5243.5       6115.9   2.05     2858.0
LabOne Inc                                09/03 Q3       30.85        USD               362.0        443.2   1.38      331.9
Quest Diagnostics                         09/03 Q3       73.05        USD              7683.3       8713.6   4.02     4567.7

----------------------------------------------------------------------------------------------------------------------------
 AVERAGE (EXCLUDING BIO-REFERENCE LABS INC.):
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
MDS Inc                                   07/03 Q3       18.69        CAD              2630.5       2981.5   0.55     1836.0
----------------------------------------------------------------------------------------------------------------------------

                                                                                                       PRICE/
                                                  TTM       TTM            TTM        --------------------------------------
                                               EBITDA      EBIT     NET INCOME          TTM         TTM      FY2004E    TTM
COMPANY                                       ($MILL)   ($MILL)        ($MILL)        REVENUE    EARNINGS    EARNINGS   BOOK
----------------------------------------------------------------------------------------------------------------------------
Bio-Reference Labs Inc                            9.4       7.6            5.7          1.8        33.5        31.5     6.8
CML Healthcare Inc                               80.5      79.2           36.5          3.0        17.2        12.8     3.3
Covance Inc                                     159.4     113.7           72.7          1.7        22.7        19.2     3.2
Laboratory Corp Of America Holdings             623.1     494.6          296.4          1.8        17.7        14.5     2.9
LabOne Inc                                       45.2      34.2           16.4          1.1        22.4        21.6     2.6
Quest Diagnostics                               891.1     742.9          410.1          1.7        18.2        15.7     3.2

----------------------------------------------------------------------------------------------------------------------------
 AVERAGE (EXCLUDING BIO-REFERENCE LABS INC.):                                           1.9        19.6        16.7     3.1
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
MDS Inc                                         307.0     222.0           77.0          1.4        34.0        18.1     1.9
----------------------------------------------------------------------------------------------------------------------------


                                                                   ENTERPRISE VALUE/                               NET
                                                ------------------------------------------------   EBITDA/     INCOME/
                                                   TTM    FY2004E       TTM    FY2004E     TTM     REVENUE     REVENUE
COMPANY                                         REVENUE    REVENUE    EBITDA    EBITDA     EBIT     MARGIN      MARGIN     ROE(4)
----------------------------------------------------------------------------------------------------------------------------------
Bio-Reference Labs Inc                             1.9        1.6      20.8       16.4      25.8       9.0%        5.5%     20.3%
CML Healthcare Inc                                 3.0        2.8       9.3        7.2       9.5      32.3%       14.6%     19.4%
Covance Inc                                        1.6        1.5       9.8        8.4      13.8      16.4%        7.5%     14.2%
Laboratory Corp Of America Holdings                2.1        2.0       9.8        8.2      12.4      21.8%       10.4%     16.7%
LabOne Inc                                         1.3        1.2       9.8        8.3      12.9      13.6%        4.9%     11.7%
Quest Diagnostics                                  1.9        1.8       9.8        8.3      11.7      19.5%        9.0%     17.5%

----------------------------------------------------------------------------------------------------------------------------------
 AVERAGE (EXCLUDING BIO-REFERENCE LABS INC.):      2.0        1.8       9.7        8.1      12.1      20.7%        9.3%     15.9%
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
MDS Inc                                            1.6        1.5       9.7        8.0      13.4      16.7%        4.2%      5.5%
----------------------------------------------------------------------------------------------------------------------------------


NOTES:
(1) EPS is basic EPS before extraordinary items.
(2) All figures are in the currencies indicated.
(3) Enterprise Value = Market Capitalization + Short-term debt + Long-term debt + Preferred Equity - Cash.
(4) Return on Equity is defined as trailing 12 month EPS/ book value per share.
(5) TTM is trailing twelve months.
(6) Multiples greater than 100x are considered not meaningful ("nmf").

SOURCES: BLOOMBERG, COMPANY FILINGS AND WEB SITES


  This schedule should only be read in conjunction with PricewaterhouseCoopers
                      LLP's report dated December 4, 2003

--------------------------------------------------------------------------------
PROJECT DALLAS                                                     SCHEDULE B-5
MDS LABS PARTNERSHIP - ONTARIO                                      PAGE 2 OF 2
FAIR MARKET VALUE AT THE VALUATION DATE
COMPANY DESCRIPTIONS
--------------------------------------------------------------------------------
                      DRAFT - For Discussion Purposes Only

--------------------------------------------------------------------------------
                              Company Descriptions
--------------------------------------------------------------------------------

Bio-Reference Labs Inc                   Bio-Reference Laboratories, Inc. is principally engaged in providing clinical laboratory testing services, primarily to customers in the greater New York metropolitan area, as well as to customers in a number of other states. The Company offers a comprehensive list of chemical diagnostic tests including blood and urine analysis, blood chemistry, hematology services, serology, radio-immuno analysis, toxicology (including drug screening), pap smears, tissue pathology (biopsies) and other tissue analysis. It operates two clinical laboratories, one in Elmwood Park, New Jersey, and one in Valley Cottage, New York, and an
                                         andrology laboratory in New York City. Bio-Reference markets its clinical laboratory testing services directly to physicians, hospitals, clinics, correctional and other health facilities.

CML Healthcare Inc                       Canadian Medical Laboratories Limited (CML) is a healthcare company that provides medical diagnostic services in Canada and pharmaceutical research throughout North America. CML operates through two divisions, Healthcare and Diagnostic and Pharmaceutical. Through its
                                         Healthcare and Diagnostic division, the Company provides laboratory testing services in
                                         Ontario and medical imaging services through clinics located in five Canadian provinces
                                         CML's Pharmaceutical division provides drug development services through its wholly owned subsidiary, Cipher Pharmaceuticals. The division also provides pharmaceutical research services through Pharma Medica in Canada and Summit Research in the United States.

Covance Inc                              Covance Inc. is a drug development services company providing product development services to the pharmaceutical, biotechnology and medical device industries. Covance also provides services such as laboratory testing to the chemical, agrochemical and food industries. The
                                         Company has two business segments, Early Development and Late-Stage Development. Early
                                         Development Services, which includes Covance's preclinical and Phase I clinical service capabilities, involve evaluating a new compound for safety and early effectiveness, as well as evaluating the absorption, distribution, metabolism and excretion of the compound in the human body. Late-Stage Development Services, which include Covance's central laboratory, clinical development, commercialization and other clinical support capabilities, are geared toward demonstrating the clinical effectiveness of a compound in treating certain diseases or conditions, obtaining regulatory approval and maximizing the drug's commercial potential.

Laboratory Corp Of America Holdings      Laboratory Corporation of America Holdings offers a range of testing services used by the medical profession in routine testing, patient diagnosis and in the monitoring and treatment of disease. In addition, the Company has developed specialty and niche businesses based on certain types of specialized testing capabilities and client requirements, such as oncology testing, HIV genotyping and phenotyping, diagnostic genetics and clinical research trials. The Company has a network of 47 primary testing facilities and over 1,200 service sites consisting of branches, patient service centers and STAT laboratories. The Company processes tests on more than 300,000 patient specimens daily and provides clinical laboratory testing services in all 50 states, the District of Columbia, Puerto Rico and two provinces in Canada.

LabOne Inc                               LabOne, Inc. provides risk assessment services for the insurance industry, laboratory testing services for the healthcare industry and substance abuse testing services for employers and third-party administrators. LabOne's risk assessment services comprise underwriting and claims support services, including teleunderwriting, specimen collection and paramedical examinations, laboratory testing, telephone inspections, motor vehicle reports, claims investigation services and medical information retrieval, to the insurance industry. The Company's clinical services include laboratory testing services for the healthcare industry as an aid in the diagnosis and treatment of patients. LabOne's clinical services also include substance abuse testing services provided to employers that adhere to drug screening guidelines.

MDS Inc                                  MDS INC. is an international health & life sciences company. The company provides laboratory testing, imaging agents for nuclear medicine testing, sterilization systems for medical and consumer products, research services to speed discovery and development of new drugs, therapy systems for planning and delivery of cancer treatment, analytical instruments and medical/surgical supplies.

Quest Diagnostics                        Quest Diagnostics Incorporated offers a range of clinical laboratory testing services to physicians, hospitals, managed care organizations, employers, governmental institutions and other independent clinical laboratories. Quest Diagnostics provides full esoteric testing, including gene-based testing and testing for drugs of abuse. The Company also provides anatomic pathology services and testing to support clinical trials of new pharmaceuticals worldwide. The Company manufactures and markets diagnostic test kits and systems primarily for esoteric testing. In addition, the Company develops clinical connectivity and data management solutions for healthcare organizations and clinicians and provides workflow and content management solutions. Quest Diagnostics offers diagnostic testing, information and related services used by physicians and other healthcare customers to diagnose, treat and monitor diseases and other medical conditions.

Source:  OneSource Information Service


  This schedule should only be read in conjunction with PricewaterhouseCoopers
                      LLP's report dated December 4, 2003

--------------------------------------------------------------------------------
PROJECT DALLAS                                                     SCHEDULE B-6
MDS LABS PARTNERSHIP - ONTARIO
FAIR MARKET VALUE AT THE VALUATION DATE
SOMEWHAT COMPARABLE COMPANY TRANSACTIONS - LABORATORY SERVICES
--------------------------------------------------------------------------------
                      DRAFT - For Discussion Purposes Only

                                                                                          TARGET                   NET  ENTERPRISE
                                                                               Purchase  Revenue     Price        Debt     Value(4)
Date                         Target                            Acquirer         Type     ($Mill)   ($Mill)(3)  ($Mill)     ($Mill)
-----------------------------------------------------------------------------------------------------------------------------------
3-Mar-03   Unilab Corp.                            Quest Diagnostics            Stock      398.8     699.1       145.6       844.8
           Provides clinical laboratory                                                  31-Mar-02
           testing services to physicians,
           managed care groups, hospitals,
           and other healthcare providers.

21-Jan-03  Dianon Systems Inc.                     Laboratory Corp. of America  Stock      182.1     583.5       -64.0       519.5
           Offers anatomic pathology testing                                             30-Sep-02
           services as well as clinical
           chemistry tests for cancer and
           gynecological treatment from testing
           laboratories in Connecticut and
           Florida.

26-Jul-02  Dynacare Inc.                           Laboratory Corp. of America  Stock      414.3     463.2       178.0       641.2
           Provides clinical laboratory testing                                          31-Mar-02
           services. The companies services
           include allergy, cancer, cardiology,
           genetic, infectious disease,
           immunology, pre-natal and urology
           testing.

19-Feb-02  Medical Research Laboratories           Pharmaceutical Product
           International Inc. Operates central      Development                 Stock       38.0     112.5         0.0       112.5
           laboratories in the U.S. and Belgium,                                         31-Dec-01
           providing safety testing services for
           pharmaceutical companies engaged in
           clinical drug development.

9-Nov-01   UroCor Inc. (10)                        Dianon Systems Inc.          Stock       62.6     190.4        18.0       208.4
           Markets products and services to                                              30-Jun-01
           assist in detecting, diagnosing,
           treating and managing prostate
           cancer, bladder cancer, kidney
           stones and other complex urologic
           disorders.

31-Aug-01  Osborn Group                            LabOne Inc.                  Asset       42.4      50.1         0.0        50.1
           Provides laboratory testing services,                                         31-Dec-00
           document management, imaging, fraud
           detection, specimen delivery services,
           and related technology solutions to
           insurance markets.

20-Aug-01  KeyStone Analytical Laboratories Inc.   SFBC International Inc.      Stock        2.0       5.9         0.0         5.9
           A private contract laboratory providing                                       31-Dec-00
           analytical services and method
           development to pharmaceutical and
           chemical companies.

-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE (EXCLUDING HIGH AND LOW):
-----------------------------------------------------------------------------------------------------------------------------------


                                                     METHOD                          Enterprise Value/
                                                       of         -------------------------------------------------------
Date                         Target                  Payment       Revenue   EBITDA  Earnings       Book(5)  Cash Flow(6)
-------------------------------------------------------------------------------------------------------------------------
3-Mar-03   Unilab Corp.                           Cash or Stock      2.1      10.0       nmf         26.1       19.2
           Provides clinical laboratory
           testing services to physicians,
           managed care groups, hospitals,
           and other healthcare providers.

21-Jan-03  Dianon Systems Inc.                         Cash          2.9      13.0      43.6          1.8       15.9
           Offers anatomic pathology testing
           services as well as clinical
           chemistry tests for cancer and
           gynecological treatment from testing
           laboratories in Connecticut and
           Florida.

26-Jul-02  Dynacare Inc.                           Cash & Stock      1.5      11.7      46.0          6.8       24.8
           Provides clinical laboratory testing
           services. The companies services
           include allergy, cancer, cardiology,
           genetic, infectious disease,
           immunology, pre-natal and urology
           testing.

19-Feb-02  Medical Research Laboratories
           International Inc. Operates central     Cash & Stock      3.0       9.4      11.0          6.0        8.2
           laboratories in the U.S. and Belgium,
           providing safety testing services for
           pharmaceutical companies engaged in
           clinical drug development.

9-Nov-01   UroCor Inc. (10)                        Cash & Stock      3.3      11.1      22.2          5.1       neg.
           Markets products and services to
           assist in detecting, diagnosing,
           treating and managing prostate
           cancer, bladder cancer, kidney
           stones and other complex urologic
           disorders.

31-Aug-01  Osborn Group                                Cash          1.2       6.5      61.9          0.8        5.2
           Provides laboratory testing services,
           document management, imaging, fraud
           detection, specimen delivery services,
           and related technology solutions to
           insurance markets.

20-Aug-01  KeyStone Analytical Laboratories Inc.   Cash & Stock      3.0       8.4      19.5          4.5       10.4
           A private contract laboratory providing
           analytical services and method
           development to pharmaceutical and
           chemical companies.

-------------------------------------------------------------------------------------------------------------------------
AVERAGE (EXCLUDING HIGH AND LOW):                                    2.5      10.1      32.8         4.9        13.4
-------------------------------------------------------------------------------------------------------------------------

                                                                       Price/                     PRICE
                                                   ---------------------------------------------  Premium
Date                         Target                 Revenue    Earnings   Book(5)   Cash Flow(6)  (%)(7)
---------------------------------------------------------------------------------------------------------
3-Mar-03   Unilab Corp.                              1.8         nmf     21.6          15.9       -11.7%
           Provides clinical laboratory
           testing services to physicians,
           managed care groups, hospitals,
           and other healthcare providers.

21-Jan-03  Dianon Systems Inc.                       3.2        49.0      2.1          17.9        18.8%
           Offers anatomic pathology testing
           services as well as clinical
           chemistry tests for cancer and
           gynecological treatment from testing
           laboratories in Connecticut and
           Florida.

26-Jul-02  Dynacare Inc.                             1.1        33.2      4.9          17.9        31.9%
           Provides clinical laboratory testing
           services. The companies services
           include allergy, cancer, cardiology,
           genetic, infectious disease,
           immunology, pre-natal and urology
           testing.

19-Feb-02  Medical Research Laboratories
           International Inc. Operates central       3.0        11.0      6.0           8.2          n/a
           laboratories in the U.S. and Belgium,
           providing safety testing services for
           pharmaceutical companies engaged in
           clinical drug development.

9-Nov-01   UroCor Inc. (10)                          3.0        20.3      4.7          neg.          n/a
           Markets products and services to
           assist in detecting, diagnosing,
           treating and managing prostate
           cancer, bladder cancer, kidney
           stones and other complex urologic
           disorders.

31-Aug-01  Osborn Group                              1.2        61.9      0.8           5.2          n/a
           Provides laboratory testing services,
           document management, imaging, fraud
           detection, specimen delivery services,
           and related technology solutions to
           insurance markets.

20-Aug-01  KeyStone Analytical Laboratories Inc.     3.0        19.5      4.5          10.4          n/a
           A private contract laboratory providing
           analytical services and method
           development to pharmaceutical and
           chemical companies.

---------------------------------------------------------------------------------------------------------
AVERAGE (EXCLUDING HIGH AND LOW):                    2.4         30.5       4.4         13.1        18.8%
---------------------------------------------------------------------------------------------------------

Notes:
(1) Transaction multiples are calculated based on enterprise value, equity price or reported selling price.
(2) All figures are in U.S. dollars.
(3) Price = reported selling price (may include liabilities assumed, non-compete agreements and employment/consulting agreements).
(4) Enterprise value = equity price + debt/liabilities assumed, non-compete agreements, employment/consulting agreements, or performance bonuses.
(5) Book value = preferred equity + minority interest + total common equity.
(6) Cash flow is cash flow from operations.
(7) Bloomberg calculates it based on the target's 20 day average price prior to announcement.
(8) "n/a" indicates information was not available from the sources used.
(9) Multiples greater than 100x are considered not meaningful (nmf).
(10) Financials are annualized using 6 months data.

SOURCES: BLOOMBERG. DONE DEALS, PRATT'S STATS


  This schedule should only be read in conjunction with PricewaterhouseCoopers
                      LLP's report dated December 4, 2003

APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP BACKGROUND

NOTE: APPENDIX A - "VALUATION ANALYSES PARAMETERS" SHOULD BE READ IN CONJUNCTION WITH THIS APPENDIX.

The following overview, while written in the context of Dallas, represents the BPP as we understand the Proposed Transaction transfers all the assets and liabilities of Dallas to the BPP.

OVERVIEW OF BUSINESS

[ ] Until first quarter 2003, Dallas' main focus was on the development of Hemolink

      o $210 million in R&D spent since inception (people, research costs, patents); and

      o Approximately, $88 million spent on construction and acquisition of equipment regarding the Meadowpine Facility - dedicated to manufacture Hemolink on a commercial basis.

[ ] However, Dallas also has other pipeline products in early development (range from Pre-clinical to Phase I).

[ ] In March 2003, Hemolink's Phase II trials (in the U.S.) were stopped early due to noted statistically higher incidence of enzymes causing cardiac arrests ("Safety Issue") in patients treated with Hemolink.

[ ] Failed clinical trials have placed Dallas in a difficult financial situation:

      o Listed share price on the TSX has fallen by more than 25% since March 2003 ($2.30 per share) to close at the current share price of $1.64 per share;

      o   Of 400 employees, all but 30 are laid off;

      o Current cash burn is approximately $1.2 million/month - as at the Valuation Date, cash on hand was approximately $6.4 million (Schedule C-4); and


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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP BACKGROUND

[ ]   Failed trials impact (cont'd)

      o Research into other pipeline products put on hold due to lack of resources (only 3 main bio-scientists still employed) except with respect to:

          o Hemolink - Currently trying to find resolution to Safety Issue. Planning to spend $1 million on pre-clinical trials in the next year.

          o Drug Release Technology using Ribavirin conjugate ("Ribavirin DRT") - Further planned pre-clinical trials expected.

CURRENT OUTLOOK/STRATEGY

[ ] Company is repositioning itself as a contract manufacturer given dormant Meadowpine Facility.

      o Focused, but not limited to, on manufacturing blood substitute products.

          o Currently, not a lot of blood substitute contract manufactures due to very stringent facility regulations/requirements.

      o Cash flows will be used to fund research of Hemolink and other pipeline products.

RECENT EVENTS

[ ] On November 28, 2003, Dallas announced that $5.4 million in proceeds ($481,350 is to be held in escrow until shareholder approval is received) was raised in a private placement of special warrants largely based upon the following (per review of the Dallas investor presentation):

      o   Contract manufacturing opportunity;

      o   Resolution of the safety issues surrounding Hemolink; and

          o   Dallas management expects to be back in clinical trials in Q4 2004

      o   "Positive" outlook for the Ribavirin DRT.

          o Pre-clinical test results recently presented at the American Institute for Liver Disease.

[ ] On December 4, 2003, Dallas announced the signing of the ProMetic MOU relating to a contract manufacturing contract with the ARC/ProMetic.



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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP BACKGROUND

RECENT EVENTS (CONT'D)

[ ]   Key Highlights of the ProMetic MOU are as follows:

      o Grants Dallas exclusive North American rights to the ProMetic/ARC cascade purification process ("Cascade Process").

          o The Cascade Process is purported to recover a significantly higher yield of valuable blood proteins from human plasma with improved safety over current plasma fragmentation process technologies.

              o The Cascade Process has been proven to work in a laboratory setting based on separate step procedures.

              o The technology will be further developed at the Meadowpine Facility to integrate the individual proven steps into one process.

              o The expected timeline is to test the Cascade Process on a small scale by the end of 2004 and to produce conformance lots for the first commercial product in 2007.

              o Since the products to be recovered from the Cascade Process are not "new" proteins, the regulatory process to approve is expected to only take six months.

          o Dallas is permitted to source plasma on a world-wide basis from suppliers of its choice including the ARC.

          o Dallas is permitted to sell all proteins that it isolates to any party within North America including the ARC.

      o ARC and Dallas will enter into negotiations, on commercially reasonable terms, to sign a definitive agreement in which:

          o   ARC will commit to supply raw material to Dallas for processing.

              o Target volume to be supplied by the ARC and processed by Dallas is 500,000 litres.

          o ARC commits to purchase from Dallas specific therapeutic proteins (IgG, FVIII and AAT) isolated using the Cascade Process.



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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP BACKGROUND

RECENT EVENTS (CONT'D)

[ ]   Key Highlights of the ProMetic MOU (cont'd):

      o   Licensing Fee payable to ProMetic:

          o Royalties of 5% to 8% of net sales, depending on the buyer of the proteins.

          o   Milestone requirements to be met and paid by Dallas as follows:

               o Q4 2003 - 2 million Dallas common shares issued upon signing the ProMetic MOU;

               o Q1 2004 - $1.5 million cash plus an additional 1 million common shares upon signing the definitive agreements

                   (Note: Dallas Management is still trying to decide whether to issue 1 million shares or $1 million dollars worth of shares)

               o Q4 2004 - $4.0 million cash payment upon process definition at a 30L pilot scale.

               o Q2 2005 - $2.5 million cash payment upon first IND for clinical trial supply

               o Q2 2006 - $2.5 million cash payment upon production of conformance lots for 1st commercial product

               o Q4 2007 - $5.0 million cash payment upon licensure of 1st product.

      o Term of the contract is perpetual subject to early termination rights that are outlined in the ProMetic MOU. The license agreement may be terminated without penalty by either Parties.


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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
APPLIED VALUATION METHODOLOGY REVISITED

[ ] Based on discussions with Dallas management and in light of recent events, there were four perspectives from which we could derive our estimate of value conclusions for BPP:


      I. INCOME APPROACH              II. INCOME/COST APPROACH             III. ASSET APPROACH           IV. MARKET APPROACH
       BPP Focuses on                      BPP Focuses on                  Orderly Liquidation           Value Based upon Market
    Contract Manufacturing              Pipeline Development                      Value                     Capitalization

CONSIDERATIONS FOR APPROACH:                                                                           o Currently, stock price has
                                                                                                         experienced significant
o In light of the recently       o Dallas is currently conducting  o Dallas is currently in financial    volatility.
  signed ProMetic MOU.             pre-clinical R&D on Hemolink.     difficulty.
                                   Management currently forecasts                                      o As a result of recent
o As at the Valuation Date,        clinical trials on Hemolink to  o 2 independent tangible asset        events, Dallas share price
  Dallas management has stated     restart in Q4 2004.               appraisals were completed on an     (closing December 4, 2004
  that there are 3 other                                             orderly liquidation/forced          price) had increased
  submitted proposals currently                                      liquidation approach.               approximately 82% over pre-
  in negotiation.                o R&D analysis is currently being                                       ProMetic MOU announcement
                                   performed on Ribavirin DRT      o Per October 2003, corporate         date.
o Premise of recent $5.4           product.                          minutes, Dallas management
  million equity private                                             performed an orderly liquidation  o Around mid-day of December
  placement.                                                         valuation.                          4, 2004, stock price had
                                                                                                         increased approximately
                                                                   o Recent private placement suggests   153% over pre-ProMetic MOU
       Dallas management has stated that due to Facility             orderly liquidation is more         announcement date.
       constraints, only one of scenarios I and II is possible       appropriate than a forced
                                                                     liquidation approach              o Investors may not
                                                                                                         understand BPP's intrinsic
                                                                   o Likely, scenario if Contract        value.
                                                                     Manufacturing fails.


APPLIED APPROACH:

o GIVEN DALLAS' CURRENT STRATEGY AND THE SIGNED PROMETIC / MOU, WE PERFORMED A VALUE ANALYSIS FROM PERSPECTIVE I.

o DESPITE ONLY PERSPECTIVE I OR II BEING POSSIBLE, WE ASSESSED WHETHER THERE MIGHT BE VALUE TO THE PRODUCT PIPELINE THAT A POTENTIAL PURCHASER MIGHT BE WILLING TO PAY FOR THE CURRENT COMPLETED R&D - ANY DERIVED VALUE WOULD BE ADDED TO OUR PERSPECTIVE I VALUE AS REDUNDANT ASSETS.

o PERSPECTIVES III AND IV WERE CONSIDERED MORE FROM A BEST VALUE (TO MDS) AND AS SUPPLEMENTARY ANALYSES.


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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP

APPLIED VALUATION METHODOLOGY REVISITED

CONTRACT MANUFACTURING

[ ] To estimate the value of the BPP from a contract manufacturing perspective, we performed a DCF under two scenarios (that differ based upon the level of cash flows to be discounted):

     o BASE CASE - Incorporates contract manufacturing cash flow projections approved by Dallas management ("Base Case").

     o ADJUSTED CASE - Base Case cash flows probability adjusted for risks based on discussions with an independent industry expert ("Industry Expert") (here on after, this scenario is referred to as our "Adjusted Case").

[ ] In both the Base Case and Adjusted Case scenarios, we estimated a discount rate applicable to the BPP that reflects the relative risk of the cash flows projections and the time value of money.



OUR VALUATION ANALYSES ASSUMING A CONTRACT MANUFACTURING FOCUS, ARE SET OUT IN SCHEDULES C-1 THROUGH C-5

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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
KEY VALUE CONSIDERATIONS - BASE CASE

Set out in Schedule C-2 is our Base Case scenario calculation.

REVIEW OF BASE CASE CASH FLOW PROJECTIONS

[ ] Dallas management's cash flow projections, as set out in Schedule C-2, are based upon two main premises:

     o Dallas is successful in meeting the milestone requirements and obtains the necessary funds to make the milestone payments, as previously discussed, under the ProMetic MOU.

     o In the period from now to 2007, when production of commercial quantities under the Cascade Process are projected to begin, Dallas obtains and completes 3 other contract manufacturing contracts ("Other Contracts").

[ ] Specific Major Assumptions incorporated into Dallas management's approved projections are as follows:

     PROMETIC MOU OPPORTUNITY - PLASMA PROCESSING

     o    Arrangement with ARC is expected to be long term / perpetual.

          o ProMetic will have no cause to terminate the contract earlier than that stated in the ProMetic MOU.

     o Revenues based on US$155/L processing fee charged to the ARC using an exchange rate of 1.45 to Canadian dollars.

     o    Royalties payable to ProMetic - 8% of revenues.

     o    Cost of sales range from 12% to 13% of revenues.

     o    Backbone costs range from 14% to 16% of revenues.

     o Capital expenditures of $20 to $25 million to be spent between 2005 and 2007.

          o    To bring the Cascade Process technology to commercial levels.



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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
KEY VALUE CONSIDERATIONS - BASE CASE

[ ]  Specific Major Assumptions - ProMetic MOU Opportunity (cont'd):


     o Start application for license of generic products at the end of 2006 to the beginning of 2007.

          o    Dallas management expects process to take approximately 6 months.

     o    Recognition of commercial revenues starting 2007.

          o    Expect to reach sales production of 950,000 L by 2010.

     o    Existing capacity of Meadowpine Facility - 1,000,000 L

          o Management has indicated that once the products become commercialized, close to 100% of the Meadowpine Facility will be designated to Cascade Process operations.

          o Project to use 100% of existing plant capacity for the arrangement with ARC by 2010.

          o While Dallas management has stated the Meadowpine Facility has the ability to expand production capacity, capex projections to do so have not been determined due to the current dormant status of the Meadowpine Facility and thus our analysis does not consider this possibility.

OTHER CONTRACTS


o We understand from Dallas management that they are actively pursuing short term contract manufacturing projects over the next few years before scaling up the plasma processing operations in 2007. Set out below are Dallas management's forecast assumptions:

     o Expects to win one contract in 2004 and two to four contracts in 2005 and 2006.

          o    Currently working on 3 known proposals

          o    To date, no contracts have been signed

     o Revenues expected to be $6 million in 2004, $12 million in 2005 and $20 million in 2006.

     o Since every contract will be different, need to incur validation costs for each new contract - $4 million budgeted over 2005 and 2006.

     o Each contract will generate a 50% gross margin (including cost of sales and backbone costs but before consideration of validation costs and overhead and research and development costs).



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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
KEY VALUE CONSIDERATIONS - BASE CASE

[ ]  Specific Major Assumptions (cont'd):

     OTHER SOURCES OF REVENUES

     o Included in Plasma Processing revenues are additional revenues relating to clinical trials (third party or in-house), transfer engineering, sale of research, and sale of prion free alumin.

          o We understand from Management that these revenues are ongoing and are not generated nominal manufacturing capacity requirements.

     OTHER CASH FLOW ASSUMPTIONS


     o    Change in non-cash working capital

          o 2003 / 2004 - considers cash requirements for the remaining months of 2003, $5.4 million in private placement funds received, including legal costs for the recent deals Dallas has entered into and operating cash flow requirements.

          o Ongoing working capital requirements based on the Dallas management's pro forma forecast for Hemolink and our industry experience with respect to pharmaceutical contract manufacturing companies.

     o    Residual Year

          o    Revenue growth rate of 3.0%.

          o Maintainable EBITDA, as a percentage of revenues, is indicative of the prior year's percentage.

          o    Change in working capital is 20% of change in revenues.

          o    Maintainable capital expenditures is $3.0 million per year.

     o    Tax assumptions:

          o    Effective tax rate will be 36%.

          o    All operations will continue to be 100% in Ontario.



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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
KEY VALUE CONSIDERATIONS - BASE CASE


[ ]  Specific Major Assumptions (cont'd):

     o    Tax assumptions (cont'd):

          o    License payments are deductible immediately for tax purposes.

          o Due to their speculative nature, the Base Case projections do not consider contract manufacturing tax savings as a result of Dallas continuing with its significant R&D efforts in Hemolink.

               o Base Case projections consider around $3 to 5 million annually in R&D efforts on Dallas' pipeline products that Dallas has stated they are planning to spending under a contract manufacturing scenario (considered as part of $14.4 million cash burn).

               o Dallas management projects $75 million in R&D to be spent over the next 3 years to bring Hemolink to commericalization.

     o Earnings from contract manufacturing will cover overhead and some R&D costs (re: pipeline research) of $14.4 million per year.

     o Validation cost of $1.0 million in 2004 required to complete the Meadowpine Facility.

DISCOUNT RATE & CAPITALIZATION RATE CONSIDERATIONS

     o Based on the following factors, a discount rate of 30% and a residual capitalization rate of 27% (discount rate of 30% less 3% growth factor) was selected to apply to the Base Case projections:

          o Average WACC of comparable contract manufacturing companies is around 10% (Schedule C-5A).

          o Risk of achieving Base Case earnings before interest, tax, depreciation and amortization ("EBITDA") margins

               o Dallas management forecasts an ongoing EBITDA margin between 50% to 60% starting 2008.

               o Our experience with other pharma contract manufacturing companies (including plasma contract manufacturing enterprises) and the industry average (Schedule C-5B) suggests Dallas management's projected EBITDA margins are aggressive.

                    o Dallas management believes a higher premium is justified based on excess plasma protein demand, currently inherent in the industry, and Dallas' ability to manufacture at lower costs using the Cascade technology.

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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
KEY VALUE CONSIDERATIONS - BASE CASE

DISCOUNT RATE & CAPITALIZATION RATE CONSIDERATIONS (CONT'D)

     o Given the stage of completion of the Cascade Process technology, our industry expert believes that there is a 70% probability to complete commercialization based on the following considerations:

          o Dallas management has already performed due diligence and proven the technical viability of the individual steps of the Cascade Process to reach targeted yields per the ProMetic MOU.

          o Cascade Process technology has not yet been proven on a small scale (i.e. bring together all the individual proven steps).

               o    This is the typical risk that contract manufacturers face.

          o Proteins to be isolated from the Cascade Process are already being injected into humans.

               o Likely Phase I clinical trial required only - Industry Expert believes there is only a small risk of failure.

          o    ProMetic has a proven track record:

               o Development of a platform technology with multiple commercial applications.

               o Strategic alliances with reputable industry players such as Aventis, Menarini, ARC.

          o    ARC's participation in the strategic alliance.

     o    Unsigned contracts:

          o The definitive agreement between BPP and ProMetic has not yet been signed (Milestone 2).

               o    The agreement is expected to be signed in Q1 2004.

          o    No Other Contracts have been signed.

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APPENDIX C: ESTIMATE OF VALUE -  10% INTEREST
BPP KEY VALUE CONSIDERATIONS - BASE CASE

DISCOUNT RATE & CAPITALIZATION RATE CONSIDERATIONS (CONT'D)

     o With the signing of the ProMetic MOU, Dallas is committed to pay $15.5 million in cash over 3 years before any profits from the ProMetic contract, if commercially successful, will arise.

     o In the plasma biotech industry, companies typically complete the commercialization of a product before building a manufacturing facility.

          o Dallas management has indicated that there is a demand for specialized manufacturing facilities to facilitate development and testing of plasma products.

               o Due to the nature of plasma, there are stringent regulatory requirements that plasma manufacturing facilities must pass.

          o Dallas management has been approached by approximately 15 companies for contract manufacturing opportunities.

               o We understand that Dallas turned down 2 opportunities due to the nature of the target product to be manufactured being inconsistent with plasma manufacturing - thereby potentially causing Dallas to be unable to manufacture future plasma products.

OPERATING ENTERPRISE VALUE CALCULATION

o As set out in Schedule C-2, in our Base Case scenario, after applying a discount rate and capitalization rate of 30% and 27%, respectively, to the Base Case cash flows projections, we derived an operating enterprise value for the BPP of $67.7 million.

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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST
BPP KEY VALUE CONSIDERATIONS - ADJUSTED CASE

Set out in Schedule C-3 is our Adjusted Case Scenario calculation.

ADJUSTED CASE SCENARIO CASH FLOW PROJECTIONS

[ ] In valuations, there are 2 approaches to reflect risks associated with cash flow projections in deriving a value conclusion:

     o    Adjust the discount rate/capitalization rate; OR

     o Adjust the cash flows to be discounted for the respective risks ("Adjusted Risks").

          o Under this approach, the applied discount rate should NOT reflect the Adjusted Risks as to do so would be to double count for the risks.

[ ] For high risk cash flows, such as in the life sciences industry, it is normal to adjust the cash flow projections.

     o Generally, target management in this industry tends to always assume a product/scenario will be successfully commercialized.

          o Hence, it is easier to apply probability of technological success weightings directly to the specific cash flows as opposed to adjusting the discount rate (which likely also considers other factors).

[ ] In that regard, our Adjusted Case scenario adjusts the Base Case cash flow projections as follows:

PLASMA PROCESSING

     o Revenues were multiplied by our Industry Expert's estimate of a 70% probability of success; and

     o Variable costs were adjusted to maintain management's EBITDA margin projections.

          o 2004 to 2007 - We assumed that, the cost of sales, royalties, and global costs are variable to revenues while the backbone costs, validation costs, and overhead and R&D costs are fixed costs.

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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST
BPP KEY VALUE CONSIDERATIONS - ADJUSTED CASE

[ ]  Adjusted Case scenario adjustments (cont'd)

     OTHER CONTRACTS

     o    Revenues were multiplied by a probability of success factor of 60%;
          and

          o We assumed that, when Dallas is approached to provide contract manufacturing services, the remaining risk associated with the technical viability of the product is largely manufacturing related (as opposed to safety/efficacy risks still to be overcome by the product).

     o Variable costs were adjusted to maintain management's EBITDA margin projections.

DISCOUNT RATE & CAPITALIZATION RATE CONSIDERATIONS

[ ] A discount rate of 25% and a residual capitalization rate of 22% (discount rate of 25% less 3% growth factor) was selected to apply to the Adjusted Case projections based upon the same discount rate and capitalization rate considerations for the Base Case scenario excluding the probability of technological success factor.

OPERATING ENTERPRISE VALUE CALCULATION

[ ] As set out in Schedule C-3, in our Adjusted Case scenario, after applying our selected discount and capitalization rates to our Adjusted Case projections, we derived an operating enterprise value for the BPP of $58.4 million.


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

APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
REDUNDANT ASSET CONSIDERATIONS

[ ] Based upon discussions with Dallas management, we identified the following potential redundant assets:

     PIPELINE PRODUCTS

     o Per our Industry Expert and financial analysis we performed, we have assigned NIL value to Dallas' pipeline products as a result of the following:

     HEMOLINK

     o Pre-clinical development phase - market does not tend to put value on products at pre-Phase II development stages.

          o However, it is not uncommon for strategic life science buyers to purchase undeveloped products/R&D completed to date.

     o The fact that the Hemolink clinical trials were stopped (i.e. not completed) as opposed to completed with failed results.

          o Attests to the severity of the cardiac arrest side effect of Hemolink - a finding confirmed by an independent safety review board.

     o    As a result of the cardiac arrest side effect,

          o    Our Industry Expert noted that:

               o    The FDA will likely require numerous clinical trial testing;

               o    Probability of success is very low.

          o Dallas management has indicated that they will target a non-surgical use for Hemolink.

               o Pre-stopped clinical trials, Hemolink was targeted for surgical use (a situation where the level of cardiac arrests enzymes are high by nature) - represents approximately 70% of the total plasma market;

               o In particular, the non-surgical market target market will be terminal, blood loss patients - represents about 30% of the plasma market.

     o Financial analysis utilizing Hemolink projections provided by Dallas management adjusted for the factors discussed above resulted in NIL value for Hemolink.


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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
REDUNDANT ASSET CONSIDERATIONS

[ ]  Pipeline Products (cont'd)

     RIBAVIRIN DRT

     o    In pre-clincal phase.

     o While Dallas reported positive findings from its pre-clinical studies at a conference for the American Institute for Liver Disease, our Industry Expert noted that, relative to the current Ribavirin product on the market:

          o Ribavirin DRT was less effective in preventing death due to liver organ deterioration.

     OTHER PIPELINE PRODUCTS

     o    In very early pre-clinical development stages.

          o As previously discussed, due to lack of funds, majority of projects on hold.

     SELECTED MACHINERY & EQUIPMENT

     o Dallas management indicated that 40% to 50% of Dallas' current manufacturing and equipment assets would not be required for Dallas'contract manufacturing operations.

     o Based upon independent appraisals commissioned by Dallas, the orderly liquidation value of total manufacturing and equipment assets was $5.5 million.

     o At a 45% factor, we estimated machinery and equipment redundant assets to be approximately $2.5 million (Schedule C-1).


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APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
VALUE CONCLUSIONS

VALUE CALCULATION

[ ]  Schedule C-1 summarizes our estimate of value calculation for BPP:

     o Using our previously derived operating enterprise values under our Base Case and Adjusted Case scenarios as a starting point, redundant assets were added to arrive at total enterprise value.

     o Long term debt of $20 million was then deducted to derive the value of the aggregate partnership interests for BPP

          o Per Dallas management, as at the Valuation Date, Dallas had fully drawn up its $20 million credit facility.

     o The aggregate partnership value was then multiplied by 10% to derive Dallas' partnership interest value in the BPP.

     o    A 20% minority discount was then applied to reflect:

          o    Dallas' lack of control over the operations of the BPP; and

          o Dallas management has stated that all contract manufacturing profits will be used to fund pipeline product research.

VALUE CONCLUSION

[ ] Based upon the scope of our review, our major assumptions, and subject to our restrictions and qualifications, we estimate the fair market value of a 10% partnership interest in the BPP, as at a current date, to be approximately $3.3 million.

     o Our estimated value is close to the mid-point of our value based on our base case DCF scenario and the orderly liquidation value.

[ ] In deriving a range of value, we considered our orderly liquidation and Base Case values, of $1.9 million and $4.0 million, respectively, to reflect the low and high end potential values of a 10% partnership interest in the BPP.

(MDS LOGO)                                         (PRICEWATERHOUSECOOPERS LOGO)
                                       57
                                                       DRAFT - SUBJECT TO CHANGE

APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
SUPPLEMENTARY ANALYSES

ORDERLY LIQUIDATION VALUE

[ ] Schedule C-4 summarizes our calculated estimate of value based on an orderly liquidation basis for BPP of $19.2 million.

[ ]  The value of Dallas' 10% partnership interest would be $1.9 million.

     o Represents a best case scenario for MDS if contract manufacturing opportunities fail.

MAJOR ASSUMPTIONS

[ ] Major assumptions we made in deriving our orderly liquidation estimate included:

     o With respect to the valuations of tangible assets performed by American Appraisals and EquipNet Direct Appraisals dated April 2003 and August 2003, respectively (collectively, the "Tangible Asset Valuation Dates"), there have been no material changes in orderly liquidation value between the Tangible Asset Valuation Dates and our Valuation Date.

     o Except with respect to cash, amounts receivables and long-term debt as noted in Schedule C-4, the financial position of Dallas as at September 30, 2003 is not materially different from that as at the Valuation Date.

     o Value of inventory and patents based on liquidation value calculated by Management (sourced from Corporate minutes).

     o Prepaid balance included in other assets is immaterial and has not been adjusted

VALUE CONSIDERATIONS

[ ] Per a review of Dallas' October 2003 corporate minutes, management had estimated an orderly liquidation value of approximately $7.6 million.

[ ]  November 2003 events reflected in our orderly liquidation estimate:

     o $5.4 million in cash received as a result of the recent private placement.

     o Negotiated $1.1 million payment due from Mygoldex regarding the surrender of the Skyway lease.

(MDS LOGO)                                         (PRICEWATERHOUSECOOPERS LOGO)
                                       58
                                                       DRAFT - SUBJECT TO CHANGE

APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
SUPPLEMENTARY ANALYSES MARKET CAPITALIZATION VALUE

[ ] As at end of day December 4, 2003, we have calculated Dallas' market capitalization as follows:

Dallas shares outstanding per Dallas management (Note 1)                                               46,103,784
November 28, 2003 private placement - common shares                                                     7,200,000
ProMetics MOU - Milestone 1                                                                             2,000,000
                                                                                                       ----------
                                                                                 A                     55,303,784

December 4, 2003 - Closing day Dallas share price                                B               $           1.64

Market Capitalization                                                            A x B           $     90,698,206


1 - Excludes consideration of private placement and ProMetics MOU

[ ]  The above calculation excludes consideration of:

     o    Any control premium

          o Since market share price is represents the unit value to minority interest shareholders.

     o    Liquidity discount

          o    Given Dallas' current financial difficulty.


     o Speculative nature of Dallas' operations and extent to which retail investors understand the intrinsic value of Dallas



(MDS LOGO)                                         (PRICEWATERHOUSECOOPERS LOGO)
                                       59
                                                       DRAFT - SUBJECT TO CHANGE

APPENDIX C: ESTIMATE OF VALUE - 10% INTEREST IN BPP
SUPPLEMENTARY ANALYSES

     PwC DERIVED VALUE (SCHEDULE C-1) VERSUS SUPPLEMENTARY ANALYSES


   PwC ADJUSTED CASE                             MARKET                                         PwC ORDERLY
   AGGREGATE PARTNERSHIP                         CAPITALIZATION                                 LIQUIDATION
   INTEREST
   $40.9 MILLION                                 $90.7 MILLION                                  $19.2 MILLION

o  Recognizes full risk adjusted potential  o    Recognize market assessment of             o     Does not recognize contract
   benefit of contract manufacturing             contract manufacturing opportunities.            manufacturing opportunities.
   opportunities.
                                                                                                  -  In particular, long term impact
                                                 - In particular, long term impact of                of recent signed memo of
   - In particular, long term impact of            recent signed memo of                             understanding.
     recently signed ProMetic MOU                  understanding.

o  Assigns NIL value to Hemolink and       [o]      Likely assigns value to Hemolink and   [o]    Assigns nominal value to pipeline
   other Product Pipeline.                          other product pipeline products.              products.

o  Does not consider value of Tax Losses.        - Recent private placement suggests              -  DRT Patent value of $215,000.
                                                   some investors perceive that
   - Offset by Class C Preferred Shares            Hemolink safety issues will be           o     Does not consider value assigned
                                                   resolved.                                      to Tax Losses.

                                            o    May consider value assigned of Tax
                                                 Losses.

                                            o    Based upon intrinsic analysis, market may
                                                 not understand the risks associated with
                                                 Dallas.

(MDS LOGO)                                         (PRICEWATERHOUSECOOPERS LOGO)
                                       60
                                                       DRAFT - SUBJECT TO CHANGE

PROJECT DALLAS                                                     SCHEDULE C-1
BLOOD PRODUCTS PARTNERSHIP
FAIR MARKET VALUE AT THE VALUATION DATE
SUMMARY OF VALUE
In CDN 000's

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------

                                                      NOTES         REFERENCE           INCOME APPROACH           ORDERLY
                                                                                        BASE     ADJUSTED       LIQUIDATION
Operating Enterprise Value                             1,2     Schedules C-2, C-3,     67,737       58,379         19,215
                                                                   and C-4
      Add:  Redundant Assets
              Pipeline Products                         3                                  --           --
              Equipment not used in Contract
                Manufacturing                           4                               2,475        2,475
                                                                                      -------      -------
Enterprise Value                                                                       70,212       60,854
      Less:  Debt                                                                     (20,000)     (20,000)
                                                                                      -------      -------         ------
Aggregated Partnership Interest Value
   (before minority discount)                                                          50,212       40,854         19,215

      Dallas % ownership in BPP                                                            10%          10%            10%
                                                                                      -------      -------         ------
Value of Dallas 10% Partnership Interest
   (before minority discount)                                                           5,021        4,085          1,922

      Minority discount                                                                    20%          20%
                                                                                      -------      -------         ------
VALUE OF DALLAS 10% PARTNERHSIP INTEREST                                                4,017        3,268          1,922
                                                                                      =======      =======         ======

1 Income approach - base case scenario based on Dallas Management's unadjusted cash flow projections.

2 Income approach - adjusted case scenario based on PwC's adjustment of Dallas Management's cash flow projections.

3 No value has been attributed to pipeline products based on our value analysis, discussions with an industry expert, and the high uncertainty risks.

4    Per discussion with Management, approximately 40% to 50% of the equipment would not be used for contract manufacturing.
     Total equipment (orderly liquidation value)                                         5,500
     % of equipment not used for contract manufacturing                                     45%
                                                                                      ---------
              Equipment not used for contract manufacturing                              2,475
                                                                                      ========


             This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                      SCHEDULE C-2
BLOOD PRODUCTS PARTNERSHIP
FAIR MARKET VALUE AT THE VALUATION DATE
DISCOUNTED CASH FLOW - BASE CASE
In CDN 000's

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------


                                        2004         2005        2006        2007       2008        2009        2010       RESIDUAL
                                       -------     -------     -------     -------     -------     -------     -------     -------
REVENUES
   Plasma Processing                       500       5,000      14,320      53,794     124,519     183,088     250,513     258,028
   Other                                 6,000      12,000      20,000          --          --          --          --          --
                                       -------     -------     -------     -------     -------     -------     -------     -------
TOTAL REVENUES                           6,500      17,000      34,320      53,794     124,519     183,088     250,513     258,028
   revenue growth                          n/a       161.5%      101.9%       56.7%      131.5%       47.0%       36.8%        3.0%
                                       -------     -------     -------     -------     -------     -------     -------     -------
EBITDA                                 (12,863)     (7,125)      1,594      17,516      66,919     106,689     150,094     154,596
   as % of revenues                     -197.9%      -41.9%        4.6%       32.6%       53.7%       58.3%       59.9%       59.9%

   Less:  Taxes               1             --          --          --          --     (11,798)    (35,943)    (51,641)    (54,899)
                                       -------     -------     -------     -------     -------     -------     -------     -------
AFTER TAX EARNINGS                     (12,863)     (7,125)      1,594      17,516      55,121      70,746      98,452      99,697
   as % of revenues                     -197.9%      -41.9%        4.6%       32.6%       44.3%       38.6%       39.3%       38.6%

   Change in non-cash
     working capital          2          1,375      (2,625)     (4,330)     (3,895)    (14,145)    (11,714)    (13,485)     (1,503)
   License                              (5,500)     (2,500)     (2,500)     (5,000)         --          --          --          --
   Capital expenditures                   (400)     (4,900)    (15,700)     (4,000)         --          --          --       (3,000)
                                       -------     -------     -------     -------     -------     -------     -------     -------
AVAILABLE CASH FLOWS                   (17,388)    (17,150)    (20,936)      4,622      40,976      59,032      84,967      95,194
                                       -------     -------     -------     -------     -------     -------     -------     -------
TERMINAL VALUE                                                                                                             349,702
                         -----                                                                                             -------
PRESENT VALUE FACTOR        30%         0.8659      0.6647      0.5104      0.3920      0.3009      0.2310      0.1774      0.1774
                         -----         -------     -------     -------     -------     -------     -------     -------     -------
PRESENT VALUE OF AVAILABLE
   CASH FLOW                           (15,057)    (11,400)    (10,687)      1,812      12,330      13,636      15,072      62,031
                                       =======     =======     =======     =======     =======     =======     =======     =======
SUM OF PRESENT VALUE OF                -------
   AVAILABLE CASH FLOW                  67,737
                                       -------

NOTES
 1     Taxes calculated as follows:

       TAX LOSS CONTINUITY SCHEDULE
       Taxable income / (loss)**       (18,776)    (10,514)     (2,979)      5,194      59,847      99,841     143,448     152,498
                                       -------     -------     -------     -------     -------     -------     -------     -------
       Opening tax loss carryforward        --      18,776      29,290      32,269      27,075          --          --          --
       Tax loss increase (applied)      18,776      10,514       2,979      (5,194)    (27,075)         --          --          --
                                       -------     -------     -------     -------     -------     -------     -------     -------
       Ending tax loss carryforward     18,776      29,290      32,269      27,075          --          --          --          --
                                       -------     -------     -------     -------     -------     -------     -------     -------
       TAXES PAYABLE
       Taxable income                       --          --          --          --      32,772      99,841     143,448     152,498
       Tax rate                             36%         36%         36%         36%         36%         36%         36%         36%
                                       -------     -------     -------     -------     -------     -------     -------     -------
       Taxes payable                        --          --          --          --      11,798      35,943      51,641      54,899
                                       -------     -------     -------     -------     -------     -------     -------     -------

     ** calculation of taxable income based on earnings before taxes, deduction of license payments, and using depreciation as a proxy for CCA.

 2 Change in non-cash working capital in 2004 considers the cash requirements for operating working capital, $5.4 million in private placement funds received, including legal costs for the recent deals relating to Dallas. Ongoing working capital requirements are based on Dallas management's original pro forma forecast for Hemolink and our industry experience with respect to pharmaceutical contract manufacturing companies.


             This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                     SCHEDULE C-3
BLOOD PRODUCTS PARTNERSHIP
FAIR MARKET VALUE AT THE VALUATION DATE
DISCOUNTED CASH FLOW - ADJUSTED BASE CASE
In CDN 000's

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------


                                        2004         2005        2006        2007       2008        2009        2010       RESIDUAL
                                       -------     -------     -------     -------     -------     -------     -------     -------
REVENUES
   Plasma Processing                       350       3,500      10,024      37,656      87,163     128,161     175,359     180,620
   Other                                 3,600       7,200      12,000          --          --          --          --          --
                                       -------     -------     -------     -------     -------     -------     -------     -------
TOTAL REVENUES                1          3,950      10,700      22,024      37,656      87,163     128,161     175,359     180,620
   revenue growth                          n/a       170.9%      105.8%       71.0%      131.5%       47.0%       36.8%        3.0%
                                       -------     -------     -------     -------     -------     -------     -------     -------
EBITDA                        2        (14,363)    (11,253)     (6,323)      5,077      46,843      74,682     105,065     108,217
   as % of revenues                     -363.6%     -105.2%      -28.7%       13.5%       53.7%      58.3%        59.9%       59.9%

   Less:  Taxes               3             --          --          --          --          --     (21,682)    (35,983)    (38,377)
                                       -------     -------     -------     -------     -------     -------     -------     -------
AFTER TAX EARNINGS                     (14,363)    (11,253)     (6,323)      5,077      46,843      53,000      69,082      69,840
   as % of revenues                     -363.6%     -105.2%      -28.7%       13.5%       53.7%      41.4%       39.4%        38.7%

   Change in non-cash
      working capital         4          2,013      (1,688)     (2,831)     (3,126)     (9,901)     (8,200)     (9,440)     (1,052)
   License                              (5,500)     (2,500)     (2,500)     (5,000)         --          --          --          --
   Capital expenditures                   (400)     (4,900)    (15,700)     (4,000)         --          --          --      (3,000)
                                       -------     -------     -------     -------     -------     -------     -------     -------
AVAILABLE CASH FLOWS                   (18,251)    (20,341)    (27,354)     (7,050)     36,942      44,801      59,643      65,788
                                       -------     -------     -------     -------     -------     -------     -------     -------
TERMINAL VALUE                                                                                                             295,728
                                                                                                                           -------
                         -----
PRESENT VALUE FACTOR        25%         0.8845      0.7060      0.5637      0.4501      0.3592      0.2867      0.2289      0.2289
                         -----         -------     -------     -------     -------     -------     -------     -------     -------
PRESENT VALUE OF AVAILABLE
   CASH FLOW                           (16,143)    (14,360)    (15,419)     (3,173)     13,271      12,846      13,654      67,702
                                       =======     =======     =======     =======     =======     =======     =======     =======
SUM OF PRESENT VALUE OF                 ------
   AVAILABLE CASH FLOW                  58,379
                                        ------

NOTES

  1 Revenues adjusted for risks relating to the probability of signing and success in technology based on our research and discussions with our industry expert.

  2 EBIT margins adjusted based on margins achieved by comparable companies involved in contract manufacturing and discussions with our industry expert.

  3    TAX LOSS CONTINUITY SCHEDULE
       Taxable income / (loss)**       (20,180)    (14,437)    (10,418)     (5,556)     41,403      69,414      99,953     106,603
                                       -------     -------     -------     -------     -------     -------     -------     -------

       Opening tax loss carryforward        --      20,180      34,617      45,035      50,591       9,188          --         --
       Tax loss increase (applied)      20,180      14,437      10,418       5,556     (41,403)     (9,188)         --         --
                                       -------     -------     -------     -------     -------     -------     -------     -------
       Ending tax loss carryforward     20,180      34,617      45,035      50,591       9,188          --          --         --
                                       -------     -------     -------     -------     -------     -------     -------     -------

       TAXES PAYABLE
       Taxable income                       --          --          --          --          --      60,227     99,953      106,603
       Tax rate                             36%         36%         36%         36%         36%         36%        36%          36%
                                       -------     -------     -------     -------     -------     -------     -------     -------
       Taxes payable                        --          --          --          --          --      21,682      35,983      38,377
                                       -------     -------     -------     -------     -------     -------     -------     -------

 ** calculation of taxable income based on earnings before taxes, deduction of license payments, and using depreciation as a proxy for CCA.

  4 Change in non-cash working capital in 2004 considers the cash requirements for operating working capital, $5.4 million in private placement funds received, including legal costs for the recent deals relating to Dallas. Ongoing working capital requirements are based on Dallas management's original pro forma forecast for Hemolink and our industry experience with respect to pharmaceutical contract manufacturing companies.


             This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                     SCHEDULE C-4
BLOOD PRODUCTS PARTNERSHIP
FAIR MARKET VALUE AT THE VALUATION DATE
ORDERLY LIQUIDATION
In CDN 000's

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------

                                                     REPORTED                                 ADJUSTED
                                                   SEPTEMBER 30                              NOVEMBER 30
                                                       2003         ADJUSTMENTS    NOTES         2003
                                                   ------------     -----------    -----     ------------
ASSETS
      Cash and cash equivalents                         1,074            5,400       1            6,474
      Amounts receivable and other assets                 645            1,100       2            1,745
      Inventory                                         2,289           (1,379)      3              910
                                                      -------                                   -------
            TOTAL NON-CURRENT ASSETS                    4,008                                     9,129

      Capital assets, net                              89,002          (56,988)      4           32,014
      Patents and trademarks, net                       2,262           (2,047)      3              215
      Deferred charges                                  2,939           (2,939)      5               --
      Intangible Assets                                                                              --

                                                      -------                                   -------
            TOTAL NON-CURRENT ASSETS                   94,203                                    32,229
                                                      -------                                   -------
TOTAL ASSETS                                           98,211                                    41,358
                                                      =======                                   =======
LIABILITIES

      Accounts payable and accrued liabilities          2,143                                     2,143

      Long term loan payable                           16,000            4,000       6           20,000
                                                      -------                                   -------
            TOTAL LIABILITIES                          18,143                                    22,143
                                                      -------                                   -------

NET EQUITY                                                                                      $19,215
                                                                                                =======

NOTES

1 Relates to net proceeds received of $5.4 million resulting from the private placement of special warrants in late November. While, $481,350 will be held in escrow until shareholder approval of the deal has occurred, the Company has a right to the funds.

2    Agreed amount due from Mygoldex regarding surrender of the Skyway lease.

3    Liquidation value based on Shareholder Minutes dated October 6, 2003.

4    Valued based on orderly liquidation method.

5    No value has been attributed as this is not a tangible asset.

6 Additional debt of $4 million drawn between September and November. Per Management, most of the cash had been used to pay expenses as incurred.

            This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                    SCHEDULE C-5A
BLOOD PRODUCTS PARTNERSHIP                                          PAGE 1 OF 6
FAIR MARKET VALUE AT THE VALUATION DATE
WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------

                                                     (1)           (1)          (2)         (3)           (4)           (5)

                                                                                                         RISK          RISK
                                                    TOTAL        SHARES        SHARE                     FREE         PREMIUM
      COMPANY                          CURRENCY    DEBT (d)    OUTSTANDING     PRICE      BETA (b)     RATE (Rf)      (Rm-Rf)
      -------                          --------    --------    -----------     -----      --------     ---------      -------
CONTRACT MANUFACTURING COMPANIES
Baxter International Inc.                 USD      4929.00       610.30        27.34         0.73         4.23%         5.00%
Biogen Idec Inc.                          USD       881.96       327.60        37.53         1.26         4.23%         5.00%
Cangene Corp.                             CAD        54.05        60.76        11.11         0.67         4.23%         5.00%
Nabi Biopharmaceuticals                   USD        37.06        46.66        11.00         1.01         4.23%         5.00%
SeraCare Life Sciences Inc.               USD         0.00         7.71        10.93         0.50         4.23%         5.00%
Serologicals Corp.                        USD       130.04        24.56        17.72         1.06         4.23%         5.00%

                                                           AVG. CONTRACT MANUFACTURING (11)

Biotechnology Companies
Allos Therapeutics                        USD         0.00        25.91         2.74         0.65         4.23%         5.00%
Amgen Inc.                                USD      3071.80      1289.95        60.17         0.97         4.23%         5.00%
Baxter International Inc.                 USD      4929.00       610.30        27.34         0.73         4.23%         5.00%
Biogen Idec Inc.                          USD       881.96       327.60        37.53         1.26         4.23%         5.00%
Biopure Corp.                             USD         9.85        44.38         3.00         1.09         4.23%         5.00%
Biotime Inc.                              USD         2.45        13.66         1.63         0.81         4.23%         5.00%
Cephalon Inc.                             USD      1430.78        55.65        47.00         1.20         4.23%         5.00%
Chiron Corp.                              USD      1081.48       187.72        53.81         1.09         4.23%         5.00%
Dendreon Corp                             USD         4.66        44.76         7.04         1.17         4.23%         5.00%
Genentech Inc.                            USD       412.25       523.20        85.09         1.00         4.23%         5.00%
Genzyme Corp.                             USD       917.14       224.14        46.49         1.07         4.23%         5.00%
Gilead Sciences Inc.                      USD       595.47       202.51        59.34         1.12         4.23%         5.00%
Hemosol Inc.                              CAD        16.00        46.10         0.76         1.16         4.23%         5.00%
Ligand Pharmaceuticals Inc.               USD       160.23        73.09        12.99         1.31         4.23%         5.00%
Medimmune Inc.                            USD       701.12       247.54        23.77         1.12         4.23%         5.00%
Nabi Biopharmaceuticals                   USD        37.06        46.66        11.00         1.01         4.23%         5.00%
Northfield Laboratories Inc.              USD         0.00        16.16         5.80         0.97         4.23%         5.00%

                                          (6)           (7)           (8)           (9)          (10)

                                         SIZE
                                        PREMIUM       COST OF       COST OF        TAX
      COMPANY                            (Rs)       EQUITY (Re)    DEBT (Rd)     RATE (T)     WACC (Rc)
      -------                           -------     -----------    ---------     --------     ---------
CONTRACT MANUFACTURING COMPANIES
Baxter International Inc.               -0.32%         7.56%         6.22%        40.00%         6.69%
Biogen Idec Inc.                        -0.32%        10.21%         6.22%        40.00%         9.78%
Cangene Corp.                            2.06%         9.64%         6.22%        40.00%         9.20%
Nabi Biopharmaceuticals                  2.06%        13.76%         6.22%        40.00%        13.09%
SeraCare Life Sciences Inc.              5.67%        12.40%         6.22%        40.00%        12.40%
Serologicals Corp.                       2.06%        11.59%         6.22%        40.00%         9.78%

                                                           AVG. CONTRACT MANUFACTURING (11)     10.29%

BIOTECHNOLOGY COMPANIES
Allos Therapeutics                       5.67%        13.15%         6.22%        40.00%        13.15%
Amgen Inc.                              -0.32%         8.76%         6.22%        40.00%         8.57%
Baxter International Inc.               -0.32%         7.56%         6.22%        40.00%         6.69%
Biogen Idec Inc.                        -0.32%        10.21%         6.22%        40.00%         9.78%
Biopure Corp.                            5.67%        15.35%         6.22%        40.00%        14.55%
Biotime Inc.                             5.67%        13.95%         6.22%        40.00%        12.93%
Cephalon Inc.                            0.95%        11.18%         6.22%        40.00%         8.55%
Chiron Corp.                             0.42%        10.10%         6.22%        40.00%         9.48%
Dendreon Corp                            2.06%        12.14%         6.22%        40.00%        12.02%
Genentech Inc.                          -0.32%         8.91%         6.22%        40.00%         8.86%
Genzyme Corp.                            0.42%        10.00%         6.22%        40.00%         9.49%
Gilead Sciences Inc.                    -0.32%         9.51%         6.22%        40.00%         9.24%
Hemosol Inc.                             5.67%        15.70%         6.22%        40.00%        11.95%
Ligand Pharmaceuticals Inc.              1.48%        12.26%         6.22%        40.00%        11.03%
Medimmune Inc.                           0.42%        10.25%         6.22%        40.00%         9.56%
Nabi Biopharmaceuticals                  2.06%        11.34%         6.22%        40.00%        10.83%
Northfield Laboratories Inc.             5.67%        14.75%         6.22%        40.00%        14.75%

                                                            AVERAGE BIOTECHNOLOGY (11)          10.66%

                                                            OVERALL AVERAGE (11)                10.52%

                                                            ------------------------------------------
                                                            ROUNDED                             11.00%
                                                            ------------------------------------------


      NOTES:

1.   Debt and shares outstanding obtained from Bloomberg.

2.   Price per share as of November 24, 2003.

3.   Latest available betas from Bloomberg was used.

4. U.S. Government 10 year treasury securities average yield to maturity as of November 24, 2003.

5. Ibbotson Associates, Stocks, Bonds, Bills and Inflation: 2003 Yearbook - Intermediate horizon equity risk premium, large company stock total returns minus intermediate-term government bond income returns.

6. Ibbotson Associates, Stocks, Bonds, Bills and Inflation: 2003 Yearbook - size premia based on expected market capitalization.

7.   Cost of Equity: Re = Rf + B(Rm-Rf)+ Rs.

8. Benchmark 10 year bond yield for S&P's BBB Industrial Average as of November 18, 2003.

9.   Effective tax rate of 40.0% assumed.

10.   Weighted average cost of capital: Rc = Re(e/d+e) + Rd(d/d+e)(1-T).

11.  Average excludes high and low figures.


            This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                    SCHEDULE C-5B
BLOOD PRODUCTS PARTNERSHIP                                          PAGE 2 OF 6
FAIR MARKET VALUE AT THE VALUATION DATE
SOMEWHAT COMPARABLE PUBLIC COMPANY MULTIPLES -
CONTRACT MANUFACTURING / BIOPHARMACEUTICAL - BLOOD LOSS TREATMENT

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------


                                                                                                MARKET                    TTM
                                         LATEST             SHARE PRICE       REPORTED      CAPITALIZATION     TTM     REVENUE
COMPANY                                  QUARTER              11/24/03        CURRENCY          ($MILL)        EPS     ($MILL)
-------                                  -------            -----------       --------      --------------    -----    --------
CONTRACT MANUFACTURING COMPANIES
Baxter International Inc.                09/03 Q3                 27.34            USD          16,685.7       0.86     8,640.0
Biogen Idec Inc.                         09/03 Q3                 37.53            USD          12,294.6       1.04       503.0
Cangene Corp.                            04/03 Q3                 11.11            CAD             675.0       0.52       157.5
Nabi Biopharmaceuticals                  09/03 Q3                 11.00            USD             513.4       0.01       186.7
SeraCare Life Sciences Inc.              06/03 Q3                 10.93            USD              84.2       0.41        23.8
Serologicals Corp.                       09/03 Q3                 17.72            USD             435.2       0.56       174.4

----------------------------------------------------------------------------------------------------------------------------------
 AVERAGE CONTRACT MANUFACTURING COMPANIES:
----------------------------------------------------------------------------------------------------------------------------------

BIOTECHNOLOGY COMPANIES
Allos Therapeutics                       09/03 Q3                  2.74            USD              71.0      -1.19         0.0
Amgen Inc.                               09/03 Q3                 60.17            USD          77,616.2       1.67     7,775.8
Baxter International Inc.                09/03 Q3                 27.34            USD          16,685.7       0.86     8,640.0
Biogen Idec Inc.                         09/03 Q3                 37.53            USD          12,294.6       1.04       503.0
Biopure Corp.                            07/03 Q3                  3.00            USD             133.1      -1.35         2.9
Biotime Inc.                             09/03 Q3                  1.63            USD              22.3      -0.13         0.5
Cephalon Inc.                            09/03 Q3                 47.00            USD           2,615.6       3.48       647.9
Chiron Corp.                             09/03 Q3                 53.81            USD          10,101.1       0.92     1,516.0
Dendreon Corp                            09/03 Q3                  7.04            USD             315.1      -1.17         9.5
Genentech Inc.                           09/03 Q3                 85.09            USD          44,519.0       1.03     3,122.5
Genzyme Corp.                            09/03 Q3                 46.49            USD          10,420.4       0.40     1,596.9
Gilead Sciences Inc.                     09/03 Q3                 59.34            USD          12,016.6      -1.17       749.4
Hemosol Inc.                             09/03 Q3                  0.76            CAD              35.0      -0.75         0.0
Ligand Pharmaceuticals Inc.              09/03 Q3                 12.99            USD             949.4      -0.71       110.9
Medimmune Inc.                           09/03 Q3                 23.77            USD           5,883.9       0.76     1,034.9
Nabi Biopharmaceuticals                  09/03 Q3                 11.00            USD             513.4       0.01       186.7
Northfield Laboratories Inc.             08/04 Q1                  5.80            USD              93.7      -0.85         0.0

----------------------------------------------------------------------------------------------------------------------------------
 AVERAGE BIOTECHNOLOGY COMPANIES (EXCLUDING HIGH AND LOW):
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 OVERALL AVERAGE (EXCLUDING HIGH AND LOW):
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PRICE/
                                               TTM          TTM            TTM          ----------------------------------------
                                              EBITDA        EBIT        NET INCOME          TTM         TTM     FORECAST
COMPANY                                      ($MILL)       ($MILL)       ($MILL)         REVENUE    EARNINGS    EARNINGS    BOOK
-------                                      --------      -------      ----------       -------    --------    --------    ----
CONTRACT MANUFACTURING COMPANIES
Baxter International Inc.                     2,115.0      1,609.0           519.0          1.9        31.8        14.3      4.8
Biogen Idec Inc.                                258.4        245.6           160.1         24.4        36.1        31.4      4.6
Cangene Corp.                                    53.4         47.7            28.4          4.3        21.4        17.1      6.1
Nabi Biopharmaceuticals                          13.0          1.0             0.8          2.8        nmf.        neg.      2.2
SeraCare Life Sciences Inc.                       3.3          3.2             3.0          3.5        26.7         n/a      4.2
Serologicals Corp.                               44.9         35.5             0.8          2.5        31.6        28.9      2.6

--------------------------------------------------------------------------------------------------------------------------------
AVERAGE CONTRACT MANUFACTURING COMPANIES:                                                   6.6        29.5        23.0      4.1
--------------------------------------------------------------------------------------------------------------------------------

BIOTECHNOLOGY COMPANIES
Allos Therapeutics                              -31.1        -31.7           -31.1          n/a        neg.        neg.      2.1
Amgen Inc.                                    3,627.4      2,953.6         2,169.0         10.0        36.0        31.0      4.0
Baxter International Inc.                     2,115.0      1,609.0           519.0          1.9        31.8        14.3      4.8
Biogen Idec Inc.                                258.4        245.6           160.1         24.4        36.1        31.4      4.6
Biopure Corp.                                   -39.7        -45.0           -44.8         45.3        neg.        neg.      1.8
Biotime Inc.                                     -1.2         -1.9            -1.9         45.7        neg.         n/a     neg.
Cephalon Inc.                                   177.5        134.5           192.6          4.0        13.5        31.1      3.6
Chiron Corp.                                    416.5        265.4           172.6          6.7        58.5        34.9      4.5
Dendreon Corp                                   -34.2        -36.2           -35.5         33.1        neg.        neg.      2.7
Genentech Inc.                                1,150.2        859.4           528.6         14.3        82.6        71.7      7.1
Genzyme Corp.                                   270.2        123.9           -99.8          6.5        nmf.        33.3      3.8
Gilead Sciences Inc.                            280.1        261.5          -229.1         16.0        neg.        42.4     28.7
Hemosol Inc.                                    -29.4        -36.3           -35.4          n/a        neg.        neg.      0.4
Ligand Pharmaceuticals Inc.                     -23.2        -35.4           -50.1          8.6        neg.        neg.     15.1
Medimmune Inc.                                  305.2        263.1           191.2          5.7        31.3        31.2      3.5
Nabi Biopharmaceuticals                          13.0          1.0             0.8          2.8        nmf.        neg.      2.2
Northfield Laboratories Inc.                    -11.6        -12.4           -12.3          n/a        neg.         n/a      6.7

---------------------------------------------------------------------------------------------------------------------------------
 AVERAGE BIOTECHNOLOGY COMPANIES (EXCLUDING HIGH AND LOW):                                 14.8        38.7        33.6      4.8
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
 OVERALL AVERAGE (EXCLUDING HIGH AND LOW):                                                 12.0        34.1        29.7      4.6
---------------------------------------------------------------------------------------------------------------------------------

                                                                ENTERPRISE VALUE(3)/                            NET
                                                           ------------------------------        EBITDA/       INCOME/
                                                            TTM         TTM          TTM         REVENUE       REVENUE
COMPANY                                                    REVENUE     EBITDA        EBIT        MARGIN         MARGIN      ROE(4)
-------                                                    -------     ------       -----        --------      --------    ------
CONTRACT MANUFACTURING COMPANIES
Baxter International Inc.                                     2.4         9.8        12.9          24.5%          6.0%      15.2%
Biogen Idec Inc.                                             25.5        49.6        52.2          51.4%         31.8%      12.8%
Cangene Corp.                                                 4.6        13.6        15.2          33.9%         18.0%      28.5%
Nabi Biopharmaceuticals                                       2.8        40.3        nmf.           7.0%          0.4%       0.2%
SeraCare Life Sciences Inc.                                   3.4        24.2        25.3          14.0%         12.6%      15.9%
Serologicals Corp.                                            3.0        11.7        14.8          25.8%          0.5%       8.1%

---------------------------------------------------------------------------------------------------------------------------------
 AVERAGE CONTRACT MANUFACTURING COMPANIES:                    6.9        24.9        24.1          26.1%         11.5%      13.4%
---------------------------------------------------------------------------------------------------------------------------------

BIOTECHNOLOGY COMPANIES
Allos Therapeutics                                            n/a        neg.        neg.           neg.          neg.       neg.
Amgen Inc.                                                   10.2        22.0        27.0          46.6%         27.9%      11.1%
Baxter International Inc.                                     2.4         9.8        12.9          24.5%          6.0%      15.2%
Biogen Idec Inc.                                             25.5        49.6        52.2          51.4%         31.8%      12.8%
Biopure Corp.                                                38.5        neg.        neg.           neg.          neg.       neg.
Biotime Inc.                                                 48.3        neg.        neg.           neg.          neg.       neg.
Cephalon Inc.                                                 4.7        17.0        22.4          27.4%         29.7%      26.5%
Chiron Corp.                                                  7.0        25.6        40.3          27.5%         11.4%       7.6%
Dendreon Corp                                                31.9        neg.        neg.           neg.          neg.       neg.
Genentech Inc.                                               14.3        38.7        51.8          36.8%         16.9%       8.6%
Genzyme Corp.                                                 6.9        40.7        88.7          16.9%          neg.       3.2%
Gilead Sciences Inc.                                         16.7        44.7        47.8          37.4%          neg.       neg.
Hemosol Inc.                                                  n/a        neg.        neg.           neg.          neg.       neg.
Ligand Pharmaceuticals Inc.                                   9.4        neg.        neg.           neg.          neg.       neg.
Medimmune Inc.                                                6.0        20.4        23.7          29.5%         18.5%      11.3%
Nabi Biopharmaceuticals                                       2.8        40.3        nmf.           7.0%          0.4%       0.2%
Northfield Laboratories Inc.                                  n/a        neg.        neg.           neg.          neg.       neg.

---------------------------------------------------------------------------------------------------------------------------------
 AVERAGE BIOTECHNOLOGY COMPANIES (EXCLUDING HIGH AND LOW):   14.5        31.2        37.9          30.8%         18.4%      10.0%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
 OVERALL AVERAGE (EXCLUDING HIGH AND LOW):                   12.0        28.5        32.1          28.8%         15.0%      11.4%
---------------------------------------------------------------------------------------------------------------------------------

NOTES:

1. EPS is basic EPS before extraordinary items.

2. All figures are in U.S. dollars, unless indicated otherwise.

3. Enterprise Value = Market Capitalization + Short-term debt + Long-term debt + Preferred Equity - Cash

4. Return on Equity is defined as trailing 12 month EPS/ book value per share.

5. TTM is trailing twelve months.

6. Where companies have multiple share classes, all classes were considered in the above calculations.

7. "nmf." indicates that the multiple is greater than 50x and is deemed not meaningful.

SOURCES: BLOOMBERG, SEC FILINGS
DATE: NOVEMBER 25, 2003

            This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                    SCHEDULE C-5B
BLOOD PRODUCTS PARTNERSHIP                                          PAGE 3 OF 6
FAIR MARKET VALUE AT THE VALUATION DATE
SOMEWHAT COMPARABLE PUBLIC COMPANIES - DESCRIPTIONS

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------

COMPANY                         DESCRIPTION
Biogen Idec Inc.                Research and development organization specializing in immunologically active monoclonal antibodies for human therapeutic applications. Efforts are concentrated on the treatment of lymphomas and leukemias and autoimmune disorders. Manufacturer of Rituxan(tm) human therapeutic monoclonal antibodies.

Cangene Corp.                   Cangene Corporation is a biopharmaceutical company that develops, manufactures and markets specialty hyperimmune plasma and recombinant therapeutic products.
                                The Company's main offering is WinRho SDF, a hyperimmune product used to prevent
                                HDN (hemolytic disease of the newborn) and to treat ITP (immune thrombocytopenic purpura), an autoimmune clotting disorder. Other hyperimmune products include
                                VariZIG, a purified and specialized antibody against the virus that causes chicken pox, and Anti-Hepatitis B, an antibody product for the treatment of post-exposure Hepatitis B infection. Cangene's recombinant therapeutic products encompass LEUCOTROPIN, a protein that stimulates the production of certain infection fighting white blood cells in the body; hGH, a human growth hormone, and CNJ R035, which is a series of biopharmaceutical products in an early stage of research and development. Cangene is also involved in a collaborative project investigating peptides that affect wound healing.

SeraCare Life Sciences Inc.     SeraCare Life Sciences, Inc. is a manufacturer of plasma-based diagnostic products and a distributor of therapeutic products, with distributors located in
                                Milan, Italy, and Seoul, Korea. The Company is a vendor-approved supplier to over 500 pharmaceutical and other healthcare companies, including being listed as an exclusive supplier in many customers' regulatory applications with the
                                Food and Drug Administration. The Company's primary focus is on the sale of plasma-based therapeutic, cell culture and diagnostic products to domestic and international customers. The Company also provides value-added antibody-based products that are used as the active ingredients in therapeutic products for the treatment and management of diseases and in diagnostic products that include test kits. The Company's business operates through two divisions, the
                                Therapeutics division and the Diagnostics division.

Serologicals Corp.              Serologicals Corporation is a global provider of biological products and enabling technologies to life science companies. The Company's operations are organized into three primary operating segments: biotechnology and molecular biology products; diagnostic products and life science reagents and therapeutic products. The activities of the biotechnology segment primarily include the manufacture and sale of cell-culture media components, as well as certain research products and technologies used in life sciences research and in high-throughput drug screening. The activities of the diagnostic segment include
                                Serologicals' monoclonal antibody production facilities and certain human-sourced, polyclonal antibodies, as well as certain blood protein products manufactured at the Company's facilities in Kankakee and Toronto.


            This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                    SCHEDULE C-5B
BLOOD PRODUCTS PARTNERSHIP                                          PAGE 4 OF 6
FAIR MARKET VALUE AT THE VALUATION DATE
SOMEWHAT COMPARABLE PUBLIC COMPANIES - DESCRIPTIONS

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------

COMPANY                         DESCRIPTION
BIOTECHNOLOGY COMPANIES
Allos Therapeutics              Allos Therapeutics, Inc. is a biopharmaceutical company focused on developing and commercializing small molecule drugs for improving cancer treatments. Small molecule drugs, in general, are non-protein products produced by chemical synthesis rather than biologic methods. The Company's lead compound, RSR13
                                (efaproxiral), is a synthetic small molecule that enhances the diffusion of oxygen to hypoxic (oxygen-deprived) tumor tissues from hemoglobin, the oxygen-carrying protein contained within red blood cells. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy and some chemotherapy agents in the treatment of cancer. By increasing tumor oxygenation, RSR13 has the potential to enhance the efficacy of standard radiation therapy and certain chemotherapeutic drugs.

Amgen Inc.                      Amgen, Inc. is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology. In July 2002, the Company completed its acquisition of
                                Immunex Corporation, a biotechnology company dedicated to developing immune system science to protect human health. The Company markets human therapeutic products including Epogen (Epoetin alfa), Aranesp (darbepoetin alfa), Neupogen
                                (Filgrastim), Neulasta (pegfilgrastim) and Kineret (anakinra). Amgen acquired the rights to Enbrel (etanercept) as a result of the Immunex acquisition. Enbrel is marketed with Wyeth under a co-promotion agreement.

Biogen Idec Inc.                Research and development organization specializing in immunologically active monoclonal antibodies for human therapeutic applications. Efforts are concentrated on the treatment of lymphomas and leukemias and autoimmune disorders. Manufacturer of Rituxan(tm) human therapeutic monoclonal antibodies.

Biopure Corp.                   Biopure Corporation develops, manufactures and markets oxygen therapeutics, a new class of pharmaceuticals that are administered intravenously into the circulatory system to increase oxygen transport to the body's tissues. Using its technology, the Company has developed and manufactures two products: Hemopure
                                [hemoglobin glutamer-250 (bovine)] for human use and Oxyglobin [hemoglobin glutamer-200 (bovine)] for veterinary use. Hemopure is for use in patients who are acutely anemica and for eliminating, delaying or reducing the need for allogenic red blood cells in these patients. Oxyglobin is indicated for the treatment of anemia in dogs, regardless of the cause of the anemia.

Biotime Inc.                    BioTime, Inc. is a development-stage company engaged in the research and development of synthetic solutions that can be used as blood plasma volume expanders, blood replacement solutions during hypothermic (low temperature)
                                surgery and organ preservation solutions. The Company is developing Hextend,
                                PentaLyte, HetaCool and other synthetic plasma expander solutions to treat acute blood loss that occurs as a result of trauma injuries and during many kinds of surgery. These products are synthetic, can be sterilized and can be manufactured in large volumes. Hextend, PentaLyte and HetaCool contain constituents that may maintain physiological balance when used to replace lost blood volume. Hextend is also being used to treat hypovolemia subsequent to trauma or sepsis by emergency room physicians.

Cephalon Inc.                   Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat sleep disorders, neurological and psychiatric disorders, cancer and pain. In addition to conducting an active research and development program, the Company markets three products in the United States and a number of products in various countries throughout Europe. Its three biggest products in terms of product sales,
                                Provigil, Actiq and Gabitril (tiagabine hydrochloride), comprised approximately
                                80% of the Company's total worldwide net product sales for the year ended
                                December 31, 2002. Outside the United States, the Company's commercial activities are concentrated primarily in France, the United Kingdom and Germany.


            This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                    SCHEDULE C-5B
BLOOD PRODUCTS PARTNERSHIP                                          PAGE 5 OF 6
FAIR MARKET VALUE AT THE VALUATION DATE
SOMEWHAT COMPARABLE PUBLIC COMPANIES - DESCRIPTIONS

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------

COMPANY                         DESCRIPTION
BIOTECHNOLOGY COMPANIES

Chiron Corp.                    Chiron Corporation is a global pharmaceutical company that leverages a diverse business model to develop and commercialize high-value products. The Company applies its advanced understanding of the biology of cancer and infectious disease to develop products from its platforms in proteins, small molecules and vaccines. Chiron commercializes its products through three business units:
                                biopharmaceuticals, vaccines and blood testing. Products include Betaseron,
                                TOBI, Proleukin, PDGF for Regranex products and Procleix HIV-1/HCV Assay.


Dendreon Corp                   Dendreon Corporation is dedicated to the discovery and development of novel products for the treatment of diseases through its manipulation of the immune system. The Company's product pipeline is focused on cancer and includes therapeutic vaccines, monoclonal antibodies and small-molecule product candidates. The product candidates most advanced in development are therapeutic vaccines designed to stimulate a patient's immunity for the treatment of cancer.
                                Provenge is a therapeutic vaccine for the treatment of prostate cancer and is in
                                Phase III clinical trials, the final stage of human testing before seeking marketing approval. Mylovenge, Dendreon's therapeutic vaccine for the treatment of multiple myeloma, is in Phase II clinical trials. APC8024, the Company's therapeutic vaccine for the treatment of HER-2/neu over-expressing breast, ovarian and colon cancers, is in Phase I trials.

Genentech Inc.                  Genentech, Inc. is a biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant unmet medical needs. Sixteen of the approved biotechnology products originated from or are based on Genentech science. The Company manufactures and commercializes 11 biotechnology products in the United States.

Genzyme Corp.                   Genzyme Corporation is a global biotechnology that develops and markets therapeutic products and services for serious diseases. The Company's broad product portfolio is focused on rare genetic disorders, renal disease and osteoarthritis and includes an array of diagnostic products and services.
                                Genzyme researches into novel approaches to cancer, heart disease and other areas of unmet medical need. The Company serves patients in over 80 countries worldwide.

Gilead Sciences Inc.            Gilead Sciences, Inc. is a biopharmaceutical company that discovers, develops and commercializes therapeutics to advance the care of patients suffering from life-threatening diseases worldwide. The Company has seven commercially available products. Its research and clinical programs are focused on anti-infectives, including anti-virals and anti-fungals. Gilead endeavors to grow its existing portfolio of products through proprietary clinical development programs, internal discovery programs and an active product acquisition and in-licensing strategy. Products include Viread, Emtriva, AmBisome, Hepsera,
                                Tamiflu, DaunoXome and Vistide.

Hemosol Inc.                    Hemosol Inc. is an integrated biopharmaceutical company focused on the development of a portfolio of products based on human hemoglobin. The Company's immediate focus is on the development and successful commercialization of
                                Hemolink (hemoglobin raffimer). Hemolink is designed to sustain life by delivering oxygen immediately, effectively and safely, resulting in improved patient outcomes, and to eliminate the need for donor red blood cell (RBC)
                                transfusions in patients suffering from acute anemia. Hemolink is being evaluated for use in cardiac surgery, high blood loss orthopedic surgery and life-threatening acute anemia in patients who cannot or will not accept red blood cell transfusions. Hemolink is created through a series of purification processes that separate the hemoglobin from RBCs, reducing the risk of viral contamination compared to a unit of donor RBCs. The highly purified hemoglobin is then chemically modified using a proprietary process called cross-linking.

Ligand Pharmaceuticals Inc.     Ligand Pharmaceuticals Incorporated discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, pain, men's and women's health or hormone-related health issues, skin diseases, osteoporosis and metabolic, cardiovascular and inflammatory diseases. Ligand's drug discovery and development programs are based on proprietary gene transcription technology, primarily related to intracellular receptors and signal transducers and activators of transcription. The Company markets five products in the United States: AVINZA for the relief of chronic, moderate to severe pain; ONTAK for the treatment of patients with persistent or recurrent cutaneous T-cell lymphoma (CTCL); Targretin capsules and Targretin gel for the treatment of CTCL in patients who are refractory to at least one prior systemic therapy, and Panretin gel for the treatment of Kaposi's sarcoma (KS) in AIDS patients.


            This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                    SCHEDULE C-5B
BLOOD PRODUCTS PARTNERSHIP                                          PAGE 6 OF 6
FAIR MARKET VALUE AT THE VALUATION DATE
SOMEWHAT COMPARABLE PUBLIC COMPANIES - DESCRIPTIONS

--------------------  DRAFT - FOR DISCUSSION PURPOSES ONLY --------------------

COMPANY                         DESCRIPTION
BIOTECHNOLOGY COMPANIES

Medimmune Inc.                  MedImmune, Inc. is a global biotechnology company that uses advances in biological sciences to discover, develop, manufacture and market products that treat or prevent infectious diseases, immune system disorders and cancer. The
                                Company's core competencies are in the areas of monoclonal antibodies and vaccines. MedImmune's main products include Synagis, Ethyol and CytoGam. In
                                January 2002, the Company acquired Aviron, a California-based vaccines company, which became its vaccines subsidiary (MedImmune Vaccines, Inc.). In July 2002,
                                MedImmune also created a venture capital subsidiary, MedImmune Ventures, Inc.


Nabi Biopharmaceuticals         Nabi Biopharmaceuticals discovers, develops, manufactures and markets products that power the immune system to help people with serious, unmet medical needs.
                                The Company's product portfolio and research capabilities are focused on developing and commercializing novel vaccines and antibody-based biopharmaceutical products that prevent and treat infectious, autoimmune and addictive diseases, including hepatitis B, hepatitis C and Staphylococcus aureus infections, immune thrombocytopenia purpura (ITP) and nicotine addiction. The
                                Company also has a clinical trials program involving its lead investigational products, StaphVAX, Altastaph, Civacir and NicVAX. In addition, Nabi
                                Biopharmaceuticals collects specialty and non-specific antibodies for use in its products, as well as to supply pharmaceutical and diagnostic customers for the subsequent manufacture of their products.

Northfield Laboratories Inc.    Northfield Laboratories Inc. is engaged in the development of a safe and effective alternative to transfused blood for use in the treatment of acute blood loss. Its PolyHeme blood substitute product is a solution of chemically modified hemoglobin derived from human blood. PolyHeme simultaneously restores lost blood volume and hemoglobin levels and is designed for rapid, massive infusion. PolyHeme requires no cross-matching and is therefore immediately available and compatible with all blood types. It has an extended shelf life compared to blood. The Company purchases indated and outdated blood from The
                                American Red Cross and Blood Centers of America for use as the starting material for PolyHeme. It uses a proprietary process of separation, filtration and chemical modification to produce PolyHeme.



            This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

APPENDIX D: ESTIMATE OF VALUE - THE NEWCO WARRANT
BACKGROUND

NOTE: APPENDIX A - "VALUATION ANALYSES PARAMETERS" SHOULD BE READ IN CONJUNCTION WITH THIS APPENDIX.

o As per MDS' Letter of Intent to Dallas dated October 28, 2003, as part of the Proposed Transaction:

      o "Dallas will subscribe for warrants to acquire 5 million common shares of Newco with an exercise price of $1.00/share."

          o Per MDS management's (M. Witkowski) Project Dallas presentation to us on November 11, 2003, "Dallas pays Newco cash for the fair value of these warrants".

      o "MDS will surrender its Dallas warrants to Dallas at fair market value and will receive as consideration the warrants of Newco acquired by Dallas [as described above]" (the "Newco Warrant").

o We were instructed by Dallas management, that the warrants to acquire 5 million common shares of Newco would have the same terms as MDS' current warrants in Dallas.

MDS WARRANT TO ACQUIRE UP TO 6 MILLION DALLAS COMMON SHARES

o In October 2002, MDS guaranteed the Dallas' Loan of $20 million and, as consideration, received a single warrant entitling it to receive up to 6 million common shares of Dallas ("Existing Warrant").

o     Key terms of the Existing Warrant are as follows:

      o Exercise price of $1.00/share "as adjusted from time to time" for dividends, stock splits, etc.

      o   With respect to 5 million common shares of Dallas, the Existing
          Warrant:

          o May be exercised "at any time" or "from time to time" to the later date of:

              o   November 22, 2005; and

              o   If the Loan is repaid after February 22, 2004, the earlier of
                  (i) the first anniversary of the loan repayment date; and ii) November 22, 2007.


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


APPENDIX D: ESTIMATE OF VALUE - THE NEWCO WARRANT
BACKGROUND

MDS Warrant - Key Terms (cont'd)

o If the Loan is repaid after February 22, 2004, the Existing Warrant may be exercised, in three tranches, for up to an additional 1 million Dallas common shares ("Additional Common Shares Term").

      o   Each tranche is for 333,333 common shares with a term of 3 years

      o   Tranche terms start February 22, 2004, March 22, 2004 and April 22,
          2004.





Given the Existing Warrant, it is our understanding ("Our Warrant
Understanding") that the Newco Warrant:

o Has all the existing terms of the Existing Warrant except for the Additional Common Shares Term.

      o Hence, the Newco Warrant is exercisable for a maximum 5 million common shares.

o As the Existing Warrant is exercisable "at any time" or "from time to time", the Newco Warrant is, in essence, a master warrant in which up to 5 million common shares can be acquired over various exercise dates.

      o i.e., there is no single exercise date in which MDS could only acquire all 5 million common shares at once if the warrant is exercised.

      o HENCE, THE SINGLE WARRANT IS EQUIVALENT TO 5 MILLION WARRANTS EXERCISABLE FOR 1 COMMON SHARE EACH.


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


APPENDIX D: ESTIMATE OF VALUE - THE NEWCO WARRANT
SPECIFIC MAJOR ASSUMPTIONS

In addition to the assumptions set out in Appendix A, our estimate of value incorporates the following major assumptions specific to the Newco Warrant:

o     Our Warrant Understanding, as previously described, is correct.

o Warrant value is based on Dallas' December 4, 2003 end of day closing price.

o     The terms of the Newco Warrant are the same terms as MDS' Existing
      Warrant.

o     Newco common shares issued are out of treasury shares.

o     A reasonable expected volatility rate is in the range of 85% to 110%.

o     A reasonable risk-free interest is 3.81%.

o     Newco will not issue any dividends in the foreseeable future.

o     The Loan will not be repaid before November 22, 2006.

o As all the assets and liabilities of Dallas are now being transferred to BPP, 5 million additional warrants that were to be issued to MDS in the event BPP does not purchase the Meadowpine Facility from Dallas, as per MDS' Letter of Intent to Dallas dated October 28, 2003, will no longer be issued, or the shares will be Newco shares.


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


APPENDIX D: ESTIMATE OF VALUE - THE NEWCO WARRANT
KEY VALUE CONSIDERATIONS

Schedule D-1 summarizes our estimate of value for the Newco Warrant utilizing a Black Scholes option pricing model ("BSOP Model") as warrants represent, in essence, a call option.

Key BSOP Model highlights are as follows:

o     Closing day stock price on December 4, 2003 was $1.64;

o A term of 4 years was utilized based on our assumption that the Loan would not be repaid before November 22, 2006;

      o In light of Dallas' current financial situation and ProMetic MOU milestone/capex payments to be made over the next 3 years.

o Based upon the historical volatility of Dallas' stock price over a period similar to the expected life of the Newco Warrant, we selected an expected volatility rate of 110%;

      o Excludes consideration of Dallas' historical stock volatility in March 2003 when Dallas announced the suspension of its clinical trials for Hemolink and in December 2003 when Dallas announced the signing of the ProMetic MOU.

      o A sensitivity analysis was also considered using 85% and 95% volatility assumptions, based on somewhat comparable companies' to Dallas historical volatility.

o In light of BPP's current financial situation and Dallas management's strategy to use any contract manufacturing profits for pipeline product research, a dividend rate of NIL was selected; and

o Based upon Canadian Government benchmark bonds issued for a period of approximately the same time length as the expected life of the Newco Warrant and maturing at approximately the same time as the Newco Warrant, a risk-free interest rate of 3.81% was selected.


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


APPENDIX D: ESTIMATE OF VALUE - THE NEWCO WARRANT
VALUE CALCULATION & CONCLUSIONS

VALUE CALCULATION

o As previously noted, we have considered the Newco Warrant to be the equivalent to 5 million warrants exercisable for 1 common share each at $1.00/common share.

o As set out in Schedule D-1, utilizing our selected BSOP Model inputs, we calculated the unit value of 1 warrant to be in the range of $1.19 to $1.33 per share which translates into an aggregate value of $5.9 million to $6.6 million for 5 million warrants.

o However, as we understand that the warrants, if exercised, will be issued from treasury shares by Newco, the number of common shares outstanding will increase by approximately 9% and thus have a dilutive impact on earnings per share, and therefore, the share price of Newco, when publicly listed.

      o Thus, we applied an adjustment factor of 0.92 [number of shares outstanding / (number of shares outstanding + number of warrants outstanding)] as proxy to reflect the potential dilutive effects of the warrants.

VALUE CONCLUSION

o Based upon the scope of our review, our major assumptions, and subject to our restrictions and qualifications, we estimate the value of the Newco Warrant to be in the range of $5.4 million to $6.1 million.

o For your purposes, we suggest you use the mid-point of our range at around $5.75 million.


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


--------------------------------------------------------------------------------
PROJECT DALLAS                                                      SCHEDULE D-1
ESTIMATE OF VALUE - NEWCO WARRANTS
(CDN 000's)
--------------------------------------------------------------------------------
                      DRAFT - FOR DISCUSSION PURPOSES ONLY


INPUT VARIABLES

          Stock Price (at December 4, 2003)           $          1.64      $          1.64      $          1.64
          Exercise Price                              $          1.00      $          1.00      $          1.00
          Term                                                   4.00                 4.00                 4.00
          Volatility                                            85.00%               95.00%              110.00%
          Annual Rate of Quarterly Dividends                     0.00%                0.00%                0.00%
          Discount Rate                                          3.81%                3.81%                3.81%

WARRANT VALUE                                         $          1.19      $          1.25      $          1.33
          Total Number of Warrants                          5,000,000            5,000,000            5,000,000
                                                      ---------------      ---------------      ---------------
TOTAL VALUE OF WARRANTS                               $     5,933,096      $     6,228,972      $     6,628,335
                                                      ---------------      ---------------      ---------------

          Adjustment factor for dilution (Note 1)              0.9171               0.9171               0.9171
                                                      ---------------      ---------------      ---------------

ADJUSTED VALUE OF WARRANTS                            $     5,441,156      $     5,712,499      $     6,078,750
                                                      ===============      ===============      ===============

                                                      ---------------                           ---------------
          SELECTED RANGE                              $     5,400,000             TO            $     6,100,000
                                                      ---------------                           ---------------


(1) - We have assumed any common shares issued on exercise of the Warrants will be treasury shares


              This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

APPENDIX E: SPECIFIC PROCEDURES - TAX MODEL
PWC SCOPE OF PROCEDURES & FINDINGS

SCOPE OF SPECIFIC PROCEDURES

o With the objective of determining a range of value of Dallas' tax losses to MDS, as accumulated up to December 31, 2003 ("Tax Losses"), we were asked to perform the following specific procedures ("Specific Procedures") regarding MDS' tax model ("Original Tax Model"):

      o   Review the logic and mechanics of the model;

      o   Review the reasonability of the assumptions used in the model; and

      o   Review the completeness of the assumptions used in the model.

RESULTS OF PROCEDURES

o We performed the Specific Procedures and, as necessary, adjusted the Original Tax Model. (The adjusted model is herein referred to as the "Revised Tax Model").

o     Our adjustments can be classified as follows:

      o   Mathematical accuracy adjustments;

      o   Model logic refinements;

          o Certain logic aspects of the Original Tax Model were simplified in nature ("Simplified Logic") given the complex calculations of the Canadian Income Tax Act ("Complex Calculations").

          o In areas of the tax loss value calculation where we assessed there could potentially be a material difference between the Simplified Logic and the Complex Calculations, we modelled into the Revised Tax Model the Complex Calculations.

      o   Updated MDS assumptions with respect to:

          o   Assumptions that were more reasonable and complete given:

              o Our Valuation Analyses, Tax Due Diligence and Transaction Due Diligence; and

              o Our experience in valuing tax losses and research of assumptions that more reflect the current market.

      o   KEY MODEL ADJUSTMENTS WE MADE ARE SUMMARIZED IN SCHEDULE E-3.


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


APPENDIX E: SPECIFIC PROCEDURES - TAX MODEL
VALUATION OF TAX LOSSES TO MDS

ADDITIONAL MAJOR ASSUMPTIONS

o In deriving a value of the tax losses under the Revised Tax Model, we considered the following major assumptions in addition to the specific model input assumptions described in Schedule E-3:

      o Dallas management's forecasted tax losses for the year ended December 31, 2003 (including qualified research and development costs under the Canadian Income Tax Act) are reasonable;

          o   Based upon 9 months actual and three months forecast.

      o Dallas will have no permanent establishments outside Ontario for the period covered by the Revised Tax Model analysis;

      o   The impact of corporate minimum tax is immaterial;

      o Dallas management has informed us they would be claiming approximately $18 million CCA in its Ontario income tax filings;

          o We have assumed the net present value timing impact of the 2003 CCA claim and 2004 terminal loss claim to be immaterial.

      o Consistent with MDS' original assumption, MDS will buy out the minority shareholders in 2010;

          o With respect to the buy out price for minority shareholders in 2010, we have assumed the implied multiple, based upon the Labs Partnership's current estimate of value, is a reasonable multiple to value the Labs Partnership in 2010.

      o As a proxy for the FMV to calculate the terminal loss for each tax class of the transferred assets, we assumed the undepreciated capital cost balances were a reasonable weighting measure to allocate the net FMV of the BPP (after reducing our estimated enterprise value for non-depreciable assets and current liabilities);

      o There will be no further ownership dilution that will impact the non-MDS ownership %;

      o All transfer pricing transactions within the Dallas group of companies are at fair market value; and

      o The BPP will be a going concern for the period of the tax loss model analysis.


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

APPENDIX E: SPECIFIC PROCEDURES - TAX MODEL
VALUATION OF TAX LOSSES TO MDS

KEY VALUE CONSIDERATIONS

o Under the Revised Tax Model, schedule E-1 sets out the derived value of the Tax Losses under a "cents on the dollar" range of $0.05 to $0.085.

      o This range is based upon our experiences in pricing tax losses as well as market research as to the pricing of tax losses, on a "cents on the dollar" basis.

o To narrow the range, we considered the following Tax Loss value considerations ("Tax Loss Factors") - factors that existed pre-December 4, 2003 (the signing date of the ProMetic MOU):

      o Dallas management has stated that they had 2 other offers for the tax losses of which MDS' offer was the highest.

      o Based upon internal experience and historical market transactions, market tends to price tax losses at $0.05 to $0.15 on the dollar.

      o   Advanced Tax Ruling obtained with respect to the losses.

      o   Quality of the Losses

          o   Majority of losses have been subject to review by PwC and CCRA;

          o However, certain aggressive positions (e.g. financing costs ) taken by Dallas management we have adjusted for in our revised Tax Model.

      o   Potential Buyer Considerations:

          o Tax Model assumes tax losses will be used up by 2011 and assumes no acquisition of control ("AOC") occurs (normally tax losses are purchased through AOCs).

              o In a market context, a buyer with stable earnings is needed to uphold the integrity of Tax Model analysis we depicted.

              o Current cash strapped nature of the Biotech industry suggests limited number of potential purchasers would be able to purchase the tax losses on an AOC basis.

      o Vendor is in financial difficulty and hence, no ability to use income tax losses and SR&ED pools.


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



APPENDIX E: SPECIFIC PROCEDURES - TAX MODEL
VALUATION OF TAX LOSSES TO MDS

KEY VALUE CONSIDERATIONS (cont'd)

o Post December 4, 2003, the Tax Losses may have greater value than at the time modeled by MDS i.e. the Original Tax Model due to:

      o As the market capitalization of Dallas increases, there are more potential buyers for the Tax Losses without effecting an acquisition of control.

          o However, for Dallas to market the losses another potential purchaser will require time to establish a re-organization structure - Dallas requires cash quickly to fund the ProMetic milestone requirements.

      o If the contract manufacturing opportunity occurs as Dallas management believes, Dallas will be able to make use of the losses - although some losses will start to expire as follows:


                SR&ED POOL      FEDERAL LOSS    ONTARIO LOSS      FEDERAL
 YEAR OF           CARRY           CARRY           CARRY        INVESTMENT
  EXPIRY          FORWARDS        FORWARDS        FORWARDS      TAX CREDITS
-----------     -----------     -----------     -----------     -----------
In $CDN
2004                     --              --       1,436,318       1,820,067
2005                     --       1,866,085       5,910,716       1,908,857
2006                     --       3,694,329       9,018,441       1,743,300
2007                     --              --       1,827,589       2,151,239
2008                     --       9,353,291       9,353,291       2,117,988
2009                     --       1,000,038       1,000,038       3,077,277
2010                     --              --              --       5,121,954
2011                     --              --              --       4,304,677
2012                     --              --              --       8,045,028
Indefinite      186,586,579              --              --              --
                -----------     -----------     -----------     -----------
TOTALS          186,586,579      15,913,743      28,546,393      30,290,387
                -----------     -----------     -----------     -----------


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


APPENDIX E: SPECIFIC PROCEDURES -
TAX MODEL VALUATION OF TAX LOSSES

VALUE CONCLUSIONS

o     Given: i) the aforementioned Tax Loss Factors; ii) our scope of review;
      iii) our major assumptions; and iv) subject to our restrictions and qualifications, in deriving a value of the Tax Losses, we have selected a "cents on the dollar range" of $0.055 to $0.07 cents.

o     Per Schedule E-1, our selected range indicates:

      o A suggested purchase price range for the Tax Losses is $19.2 million to $24.5 million.

      o Cash consideration MDS should consider paying Dallas for the Tax Losses is in the range of $11.9 million to $17.2 million.

          o On the assumption that MDS will pass onto Dallas, the transaction implementation costs and the net present value of the on-going operational costs of Dallas.

          o The net present value of estimated: i) dividends paid to non-MDS shareholders (i.e. minority shareholders); and, ii) the amount paid to eventually buy-out the minority shareholders, has also been deducted.

              o Since these payments are largely due to MDS' contribution of a profitable cash cow business (i.e. the Labs Partnership).

      o After consideration the suggested purchase range above, the net present value benefit to MDS will be in the range of $67.3 million to $72.3 million.

      o We have included as Schedule E-2 a reconciliation between the Tax Loss value derived under the Original Tax Model and the Revised Tax Model.


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
                      DRAFT - FOR DISCUSSION PURPOSES ONLY


--------------------------------------------------------------------------------
PROJECT DALLAS                                                      SCHEDULE E-1
SUMMARY OF PRICING CONSIDERATIONS SCENARIOS
REVISED TAX MODEL
($ 000'S)
--------------------------------------------------------------------------------

TOTAL CONSIDERATION - EXPRESSED IN DOLLARS

        CENTS ON THE DOLLAR              5.00        5.50        6.00        6.50        7.00        7.50        8.00        8.50
                                        -------     -------     -------     -------     -------     -------     -------     -------
Consideration paid to Newco              10,191      11,940      13,688      15,437      17,186      18,935      20,684      22,433
Dividends and surrender of
  value to minority shareholders          3,937       3,937       3,937       3,937       3,937       3,937       3,937       3,937
Implementation and operating
  costs for Dallas                        3,361       3,361       3,361       3,361       3,361       3,361       3,361       3,361
                                        -------     -------     -------     -------     -------     -------     -------     -------
  SUGGESTED PURCHASE PRICE FOR
    THE TAX LOSSES                      $17,489     $19,238     $20,987     $22,735     $24,484     $26,233     $27,982     $29,731


TOTAL CONSIDERATION - CENTS ON
   THE DOLLAR BASIS

Consideration paid to Newco                2.91        3.41        3.91        4.41        4.91        5.41        5.91        6.41
Dividends and surrender of
  value to minority shareholders           1.13        1.13        1.13        1.13        1.13        1.13        1.13        1.13
Implementation and operating costs
  for Dallas                               0.96        0.96        0.96        0.96        0.96        0.96        0.96        0.96
                                        -------     -------     -------     -------     -------     -------     -------     -------
  SUGGESTED PURCHASE PRICE FOR THE
    TAX LOSSES                             5.00        5.50        6.00        6.50        7.00        7.50        8.00        8.50

MDS' REVISED NPV

Net present value benefit to MDS of
  Tax Losses, after:
  i) Consideration paid to Dallas
  ii) Implementation and on-going
      operating costs for Dallas        $73,993     $72,317     $70,642     $68,967     $67,292     $65,617     $63,942     $62,267


             This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

                      DRAFT - FOR DISCUSSION PURPOSES ONLY


--------------------------------------------------------------------------------
PROJECT DALLAS                                                      SCHEDULE E-2
RECONCILIATION OF MDS' ORIGINAL TAX MODEL RESULTS AND THE REVISED TAX MODEL REVISED TAX MODEL
($ 000'S)
--------------------------------------------------------------------------------


TOTAL DIFFERENCE BETWEEN MDS' AND PWC' NPV RESULTS      11,618       COMMENTS:

       Present Value impact                              1,631      - Different discount rates and terms used in
                                                                      present value factor.

       Net Present Value miscalculation impact           2,405      - Miscalculation in model where 2010 and 2011
                                                                      net benefits are not included in total NPV.

       Difference in implementation costs                  500      - Differing assumption used due to expectation
                                                                      of lower public company costs.

       Implied difference due to initial tax loss
       carryover amounts, utilization and rates          7,082      - Difference in opening gross tax loss carryovers
                                                                      balances and tax rates.
                                                        ------
                                                        11,618
                                                        ======


NOTES:

      (1) Based on our current analysis the difference between the market value of a "penny per dollar of loss" determined by MDS and PWC has a nominal impact on the pricing results.

      (2) The above reconciliation of NPV results assumes a $10,000 consideration to be paid for the losses.


             This schedule should only be read in conjunction with PricewaterhouseCoopers LLP's report dated December 4, 2003

PROJECT DALLAS                                                      SCHEDULE E-3
REVIEW OF MDS ORIGINAL TAX LOSS MODEL OF DALLAS                      PAGE 1 OF 2
SUMMARY OF THE MAJOR REFINEMENTS AND ASSUMPTIONS
($ 000'S)



    ASSUMPTION                ASSUMPTION USED IN MDS' MODEL       APPROPRIATENESS OF MDS' ASSUMPTION         REVISED PWC ASSUMPTION
--------------------------    -----------------------------       ----------------------------------       ------------------------
   ESTIMATED TAX LOSS         o MDS estimate                      o Based on historical financial          o Updated estimate with
     CARRYOVERS AT                                                  statements                               actual amounts per
   DECEMBER 31, 2003                                                                                         Dallas management
                                                                                                             including adjustment
                                                                                                             for the double counting
                                                                                                             of financing costs
                                                                                                             contained in the tax
                                                                                                             returns
--------------------------    -----------------------------       ----------------------------------       ----------------------
 UTILIZATION OF TAX LOSS      o Federal losses and SR&ED          o MDS' assumptions were simplified       o Federal ITC's
CARRYOVER (ORDER OF USAGE)      pool                                in nature                              o Federal Losses
                              o Ontario losses in excess of                                                o Provincial Losses
                                Federal losses                                                             o Federal SR&ED pool
                              o Federal ITC's                                                              o Provincial SR&ED pool
--------------------------    -----------------------------       ----------------------------------       ----------------------
                              o Federal - 22%                     o Updated for current rates and          o Federal - 22.12%
                              o Ontario - declining rates           assumptions relating to                o Ontario - 14%
   STATUTORY TAX RATES          under previous tax                  provincial  allocations                o Other Province
                                legislation - 7% in certain                                                  - not included
                                cases
                              o Other Province - 2%
--------------------------    -----------------------------       ----------------------------------       ----------------------
  ONTARIO LABS OPERATING      o $60,000 base amount in            o Fiscal 2003 operating earnings         o $45,000 base amount
        EARNINGS                fiscal 2003                         do not consider normalization            in fiscal 2003
                              o Variable year over year             adjustments for non-recurring          o 5% year over year
                                growth rate                         items or expenses related to MDS'        growth rate
                                                                    "carve-out" of the labs business
--------------------------    -----------------------------       ----------------------------------       ----------------------
TERMINAL LOSS ON TRANSFER     o Terminal loss of $40,000          o Based on recent Proposed               o Assumed Building
  OF BUILDING / ASSETS          for building and                    Transaction structure changes            disposition in 2004
                                manufacturing equipment             the disposition of the Building          resulting in a loss of
                                ("Building") in 2007                needs to be accelerated to the           approximately $46,000
                                                                    closing date of Proposed
                                                                    Transaction
--------------------------    -----------------------------       ----------------------------------       ----------------------
DIVIDENDS PAID TO MINORITY    o Minority shareholders 0.71%       o Amended based on current               o Minority shareholders
      SHAREHOLDERS              of total                            relative value analysis                  0.58% of total
                              o No discounting of dividend                                                 o Dividend amounts are
                                costs in pricing analysis                                                    discounted back for
                                                                                                             pricing analysis


                      DRAFT - FOR DISCUSSION PURPOSES ONLY

              THIS APPENDIX SHOULD ONLY BE READ IN CONJUNCTION WITH
                       PWC'S REPORT DATED DECEMBER 4, 2003

PROJECT DALLAS                                                      SCHEDULE E-3
REVIEW OF MDS ORIGINAL TAX LOSS MODEL OF DALLAS                      PAGE 2 OF 2
SUMMARY OF THE MAJOR REFINEMENTS AND ASSUMPTIONS
BASED ON REVIEW OF MDS' TAX MADEL
($ 000'S)


    ASSUMPTION                ASSUMPTION USED IN MDS' MODEL       APPROPRIATENESS OF MDS' ASSUMPTION         REVISED PWC ASSUMPTION
--------------------------    -----------------------------       ----------------------------------       ------------------------
   COST OF BUYING OUT         o Minority shareholders 0.71%       o Amended based on current               o Minority shareholders
  MINORITY SHAREHOLDERS         of total                           relative value analysis                   0.58% of total
        IN 2010               o No discounting of value in        o Approach appears reasonable            o One-time cost of
                                pricing analysis                                                             buying out minority
                              o Value of minority                                                            shareholders is
                                shareholding in 2010 is                                                      discounted back for
                                based on implied growth rate                                                 pricing analysis
                                of Ontario Labs operating                                                  o Utilized similar
                                earnings from 2003 to 2010,                                                  methodology based on
                                a similar implied growth                                                     the revised operating
                                rate is applied to the value                                                 earnings year over
                                of the minority shareholding                                                 year growth rates
                                during this time
--------------------------    -----------------------------       ----------------------------------       ------------------------
  IMPLEMENTATION COSTS        o $2,000 representing listing,      o Based on discussions with              o $1,500 in fiscal 2003
                                professional services and           management and outside parties         o Implementation costs
                                public market fees in fiscal        the public market and related            are non-deductible
                                2003                                fees would be lower as Dallas
                              o Implementation costs are            would likely be traded on OTC
                                tax deductible                      market
                                                                  o A portion of implementation
                                                                    costs may not be tax deductible
                                                                    (conservative estimate)
--------------------------    -----------------------------       ----------------------------------       ------------------------
    OPERATING COSTS           o $4,000 in total operating         o Amounts and approach appear            o We utilized the same
                                costs or $500 per year from         reasonable                               operating cost
                                2004 to 2009 and $1,000 in                                                   forecast
                                2010                                                                       o Operating costs are
                              o Operating cost assumption                                                    discounted back for
                                covers board of director                                                     pricing analysis
                                meetings, audits and other
                                ongoing expenses
                              o Operating costs are tax
                                deductible
                              o No discounting of operating
                                costs in pricing analysis
--------------------------    -----------------------------       ----------------------------------       ------------------------
TERM USED IN DETERMINATION    o Starting in fiscal 2004,          o We have utilized mid-year              o We utilized 0.5 years
 OF PRESENT VALUE FACTOR        MDS utilized 1.5 as the             discounting                              in fiscal 2004 and
                                term used to determine the                                                   added one year
                                present value factor (i.e.                                                    thereafter
                                discounting back 1.5 years)
                                and added one year for each
                                year thereafter.


                      DRAFT - FOR DISCUSSION PURPOSES ONLY

              THIS APPENDIX SHOULD ONLY BE READ IN CONJUNCTION WITH
                       PWC'S REPORT DATED DECEMBER 4, 2003
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                                                                           DRAFT
                                                                      APPENDIX F

                                TAX DUE DILIGENCE
                               KEY FINDINGS/ISSUES


Appendix F forms an integral part of and must be read in conjunction with PwC's report "Project Dallas - Summary of Values and Due Diligence Findings" dated December 4, 2003 (the "Report"). In particular, detailed discussion with respect to assignment background, restrictions and qualifications, scope of review, fair market value, major assumptions and management representations, which are integral to this valuation, are contained within the Report.


INTRODUCTION

F1. This Appendix represents the results of our tax due diligence work preformed to date based upon information provided to us by either Management or Ernst & Young LLP (Dallas's Accountants).

F2. This Appendix includes an executive summary, a description of the scope of our work, a discussion of our findings including a summary of Dallas' tax attributes and comments in respect of the tax attributes based upon the tax model and Canada Customs and Revenue Agency's income tax ruling dated September 23, 2003.

F3. Unless otherwise stated, all amounts expressed in this Report are in Canadian dollars ("$").


EXECUTIVE SUMMARY

F4.      Refer to the main body of the Report for the Executive Summary.


RESTRICTIONS AND QUALIFICATIONS

F5. In addition to the restrictions and qualification outlined in the main body of the Report, our Tax Due Diligence is subject to the following restrictions and qualifications specific set out below.



                                                                    Page 1 of 21
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                                                                           DRAFT
                                                                      APPENDIX F

F6. With regard to the Proposed Transaction, we were not asked to provide comments/perform any procedures regarding potential commodity tax issues impacting MDS, the Labs Partnership or Subco.

F7. Our Tax Due Diligence comments are subject to review of Dallas' board of director minutes.

BACKGROUND AND SCOPE OF REVIEW

BACKGROUND

F8. Dallas (or the "Company") is a Canadian public corporation that has been developing products for the treatment of certain hemoglobin deficiencies. The Company was incorporated in 1985 and its operations are located in Ontario. The Company owns 100% of three Canadian subsidiaries that have nominal share capital. In addition, the Company has an indirect 50% shareholding in a joint venture corporation, 155195 Ontario Limited, which we have been advised is no longer operating. Any funds advanced to this company were returned to the respective shareholders. Management has indicated that the three Canadian subsidiaries and the joint venture company are not currently active.

F9. MDS, Inc. ("MDS") has signed a letter of intent dated October 28, 2003 to enter into a proposed restructuring that will provides for MDS's Ontario Labs business to be operated by a partnership in which Dallas will retain a significant interest. The final structure provides for the use of the Dallas losses against income earned through the Ontario Labs business. It is intended that MDS will own a significant interest in Dallas through non-voting shares and would not be considered to control Dallas. The transaction steps are intended to be consistent with the terms and conditions set out in an advance income tax ruling obtained from the CCRA dated September 23, 2003.



                                                                    Page 2 of 21
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                                                                           DRAFT
                                                                      APPENDIX F


F10. Dallas management has provided us with the following estimates of certain significant tax attributes of the Company as at December 31, 2003:

       ATTRIBUTE                                      $
Federal non-capital losses                        26,433,343
SR&ED Deductible Expenditures Pool               208,586,579
UCC / CEC Depreciable Property                    97,309,563
                                                 -----------

                                                 332,329,489
                                                 ===========

SR&ED Investment Tax Credits                      37,698,506
                                                 ===========

F11. A more detailed analysis of the tax attributes of Dallas is included in Exhibit A.

INCOME TAX

F12. In carrying out the income tax due diligence review, we performed the following procedures:

         (a) Reviewed the federal and Ontario income tax returns and financial statements of Dallas and its Canadian subsidiaries for the years ended December 31, 1997 through 2001.

         (b) Reviewed the draft federal and Ontario income tax returns of Dallas for the year ended December 31, 2002.

         (c) Examined the 2002 tax provision working paper file of Ernst & Young LLP ("E&Y");

         (d) Reviewed the 1999 to 2002 SR&ED claims prepared by Dallas and the summary supporting schedules prepared by them;

         (e) Reviewed the 1995 to 2000 CCRA financial and scientific SR&ED audit summaries;

         (f) Held discussions with Pardip Gill, Dallas corporate controller, concerning income tax matters;


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                                                                           DRAFT
                                                                      APPENDIX F

         (g) Discussed income tax issues with E&Y representatives, Tony Pampena and Vince Raimondo.

         (h) Reviewed other materials made available to us in the Dallas due diligence data room.

COMMODITY TAX

F13.     The following commodity tax due diligence procedures were performed:

         (a) A review of Goods and Services Tax ("GST") returns and supporting schedules for 2001, 2002 and 2003 to date.

         (b) Examined the GST reasonableness calculation prepared by Dallas in respect of the 2002 audit by E&Y.

         (c) Reviewed information prepared in support of Ontario retail sales tax refund application for reasonableness.

         (d) Reviewed a sample of large invoices from Dallas's customs broker and assessed reasonableness of tariff classifications;

         (e) Discussed GST and provincial sales tax return preparation procedures with the corporate controller, Pardip Gill and the Company's tax advisors, E&Y.

TAX AUDIT HISTORY

INCOME TAX

F14. Management has advised us that Dallas has not been assessed for income taxes payable by either the Federal or Ontario taxation authorities. However, the Company has been assessed for federal large corporations tax ("LCT") and Ontario capital tax in prior years. Copies of notices of assessment were not available for us to review; however, management and E&Y are attempting to obtain copies from their files. Dallas has not been subjected to a traditional income tax audit by either the federal or Ontario provincial taxation authorities.

F15. We noted that the CCRA's most recent audits included a financial review of the Company's SR&ED claims for the 1995 to 2000 taxation years and a scientific review

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                                                                           DRAFT
                                                                      APPENDIX F

         for the 1999 to 2000 taxation years. As a consequence of confirming the closing balances of the SR&ED Pool and ITC's as at December 31, 2000, the CCRA has also implicitly confirmed the amounts of SR&ED Pool and ITC's arising in 1993 and 1994. Prior to 1993, there were no material SR&ED claims made by the Company. The CCRA has not reviewed the 2001 or 2002 claims, representing approximately $13 million of ITCs.

F16. The Ontario tax authorities have reviewed the 1996 through 1998 taxation years and made adjustments resulting from the federal SR&ED reviews. It does not appear that any additional detailed audit work was performed in respect of these taxation years by the Ontario taxation authorities.


COMMODITY TAX

F17. The Ontario Ministry of Finance has made some inquiries to Dallas but has not initiated any retail sales tax audits.

F18. Management has advised us that CCRA has conducted a GST audit of the Company for years up to and including 2001 with no significant issues noted. We have not been provided any documentation in respect of this audit.

PAYROLL TAXES

F19. Management has indicated that Dallas has not been subject to a federal payroll tax or Ontario Employer Health Tax ("EHT") audit during the last four years.

INCOME TAX DUE DILIGENCE FINDINGS

FINANCING DEDUCTIONS - DOUBLE COUNTING OF 20(1)(e) AMOUNTS

F20. Dallas has deducted certain financing costs from income for tax purposes pursuant to paragraph 20(1)(e) of the Income Tax Act (the "ITA"). Under this provision, a corporation is permitted to deduct 1/5 of an expense incurred in the current year or a preceding taxation year in the course of issuing shares or borrowing money for the

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                                                                           DRAFT
                                                                      APPENDIX F

         purpose of earning income from a business or property. During our review, we noted that certain financing deductions were double counted in determining the appropriate deductions reported in the Company's tax returns. The following table outlines the financing expenditures included in the 20(1)(e) calculation within the relevant tax returns and the amounts double counted:

              20(1)(e)            20(1)(e)
YEAR       EXPENDITURES         EXPENDITURES        ADJUSTED         LOSSES
            PER RETURN         DOUBLE COUNTED     EXPENDITURES     OVERSTATED
                  $                   $                 $              $
2001         15,723,000          (7,330,000)        8,393,000       1,466,000
2002 *       16,772,000          (7,158,000)        9,614,000       2,897,600
             ----------         -----------        ----------       ---------

Total        32,495,000         (14,488,000)       18,007,000       4,363,600
             ==========         ===========        ==========       =========

         * Based upon draft return not yet filed.

F21. Management is aware of the double counting of the expenditures and intends to amend the draft 2002 tax return prior to filing. Consequently, the tax losses and undeducted financing expenditures should also reflect these adjustments.

FINANCING EXPENSES - WARRANT AMOUNTS

F22. Dallas has also included an estimate of the fair market value of share purchase warrants issued in connection with debt financing arrangements that were entered into in 2000 and 2002 as eligible costs for the purposes of the 20(1)(e) deduction. The amount of the expenditures and the related deductions claimed in the 2000 through 2002 tax returns are as follows:

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                                                                           DRAFT
                                                                      APPENDIX F


YEAR                      VALUE OF WARRANTS     DEDUCTION CLAIMED
                                 $                       $
2000                           2,900,000              580,000
2001                                 Nil              580,000
2002                           7,080,000            1,996,000
                               ---------            ---------

Total                          9,980,000            3,156,000
                               ---------            ---------
Future Deductions                                   6,824,000
                                                    ---------


F23. The warrants issued on November 10, 2000 and December 14, 2000 were issued in connection with obtaining a credit facility. The warrants were issued with an exercise price of $18.00 each. The fair market value ascribed to the warrants was determined using the Black-Scholes option pricing model at both dates. The model indicated that the value per warrant on November 10th was $7.34, while the value per warrant on December 14th was $5.70. On both of those dates, the market price of Dallas common shares was less than $18.00 per share. During 2002, the warrants issued on November 10th were cancelled. The warrants issued on December 14th were exchanged in 2002 for new warrants with a value $186,000 less than the original warrants issued. These new warrants have an exercise price of $6.31 per share and expire in 2007.

F24. The 2002 warrants were issued to MDS in connection with obtaining a $20 million credit facility. The warrants have an exercise price of $1 per share which was lower than the common share value at the time of the warrant issuance. Based upon the Black-Scholes option pricing model, the Company determined the warrants to have a value of $1.18 per warrant. The warrants have not been exercised to date.

F25. There is concern that the amounts that Dallas considers to be financing fees in respect of the issue of warrants is not considered to be an outlay or expense incurred by the Company, and there is also a concern with respect to the value attributed by management to the stock option warrants should any amounts actually be considered to be an expenditure for the purpose of 20(1)(e) of the ITA.

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                                                                           DRAFT
                                                                      APPENDIX F

F26. In the case of the 2000 warrants, the fair market value of the common shares at the relevant grant dates was less than the strike price of the warrants. Consequently, the holder of the warrants would not exercise them until such time as the value of the common shares of Dallas exceeded the option price. Ultimately, the warrants either expired with no common shares being issued or were exchanged for warrants with a lower value. The 2002 warrants have not been exercised to date. If the 2002 warrants are never exercised, CCRA may determine that the true value of the warrants was nominal on the basis that MDS provided its guarantee as a means to protect its investment in Dallas and not in exchange for warrants with any real value.

F27. The use of the Black-Scholes model as a basis for valuing the warrants may not be accepted by CCRA for the purposes of assigning a value to the potential deduction available to Dallas under subsection 20(1)(e). This position is weakened by the fact that the warrants may ultimately never be exercised and the value of warrants issued today is significantly lower than the amounts recorded in 2000 and 2002.

FINANCING DEDUCTIONS - ONTARIO CAPITAL TAX

F28. The Ontario capital tax legislation provides for an adjustment to taxable capital for amounts deducted for accounting purposes that are in excess of eligible deductions for income tax purposes. One component of this calculation is the remaining portion of eligible financing deductions that have not yet been deducted under paragraph 20(1)(e). Any overstatement in undeducted paragraph 20(1)(e) expenditures will, therefore, result in an incremental capital tax cost. We estimate that capital tax in Dallas would be reduced by approximately $50,000 in 2002 if the double counting and stock warrant financing expenditures are removed from the eligible financing expenditures. We understand that E&Y and Dallas are considering amending prior year tax returns to adjust for the double counted expenditures and potentially recover any incremental capital tax previously assessed.

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                                                                           DRAFT
                                                                      APPENDIX F

SCIENTIFIC RESEARCH AND EXPERIMENTAL DEDUCTIONS

F29. As substantially all of the Company's activities relate to scientific research, the Company determines its qualifying SR&ED expenditures by deducting non-qualifying expenses (e.g. non-Canadian expenses, premise leases and prescribed expenditures) from its total expenses as reported on its income statement. As a consequence of its financial review of the 1995 to 2000 SR&ED claims, the CCRA has implicitly accepted the Company's methodology for determining its qualifying SR&ED expenditures.

F30. CCRA adjusted the Company's qualifying SR&ED expenditures by approximately $5 million in 2000. The reason for the adjustment provided by management was the use of a different methodology (than noted above) to determine SR&ED qualifying expenditures. This resulted in a "double counting" of certain expenses for SR&ED purposes. The Company recalculated its 2000 SR&ED claim using the accepted methodology and continued this practice for 2001 and 2002.

F31. In its review of the scientific eligibility of the Company's 1999 and 2000 SR&ED projects, the CCRA confirmed that all projects that it reviewed met the SR&ED eligibility requirements under the ITA. However, the CCRA recommended that the Company "be given guidance on the preparation of future submissions to ensure that they are more complete than was submitted". It appears likely that the CCRA will request additional information from the Company to complete any review of the 2001 and 2002 taxation years based upon the completed (2001) and draft
         (2002) SR&ED claims.

F32. The Company reported an ITC carry-forward balance of $33,298,506 in its December 31, 2002 draft tax returns. Based on our review of the information provided by management, the ITC balance should be reduced as follows:

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                                                                           DRAFT
                                                                      APPENDIX F

         (a) The 2000 ITC should be reduced by $58,240. A CCRA financial audit letter has confirmed that the ITC balance for 2000 is $5,121,954; versus the $5,180,194 balance reported in the tax returns.

         (b) The 2001 ITC should be reduced by $1,027,148. The Company included $5,135,739 of expenditures in its tax returns that are considered to be ineligible for ITC purposes.

         (c) The estimated 2002 ITC has been overstated by $57,145. The Company has used $1,500,000 as an estimate of its capital expenditures for SR&ED purposes in the preparation of its draft 2002 tax return. The Company has since confirmed that the actual capital expenditures for 2002 were $1,214,273.

         The total reduction in ITC's for all taxation years should be $1,142,533.

F33. Based on discussions with Pardip Gill, the Company agrees with the above noted adjustments and these will be reflected in the 2002 returns.

F34. No material discrepancies were noted in respect of provincial SR&ED claims.

U.S. INCOME TAX FILINGS

F35. The U.S. Subsidiary of Dallas has been active since 1998 and operates as a contract research and developer in the State of Indiana. No U.S. income tax returns have been filed to date with respect to this company. Over the years, Dallas has advanced over $10 million to the subsidiary to cover its costs and internal accounting for the subsidiary does not report a profit. However, for Canadian income tax reporting purposes, Dallas has chosen to record a 5% mark-up over cost to equate with a reasonable arm's length transfer price. Annual year-end adjustments are made to reflect the profit margin earned in the U.S and a U.S. tax provision for the U.S. income tax that results from a 5% profit.

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                                                                           DRAFT
                                                                      APPENDIX F


F36. No transfer pricing report has been prepared to support the transfer pricing policies that are being used, accordingly to the extent that there are transfer pricing adjustments Canadian transfer pricing penalties could apply. Dallas's non-capital losses could increase (or decrease) to the extent that profit in the U.S. subsidiary is considered to be understated (or overstated).

F37. The tax liability in respect of U.S. income taxes was recorded at $150,000 at the end of 2002 ($10 million of non-interest bearing advances x 5% profit margin x 30% combined U.S. federal and state tax rate). In addition, E&Y estimated an additional $8,000 in interest charges might apply on the late filing of the tax returns. The fact that the shares of the U.S. company are contributed to the Blood Products Partnership under the proposed transaction, should help mitigate any exposure to MDS in respect of any potential U.S. tax liability within the subsidiary.

F38. To the extent that any portion of Dallas's loans have been used to fund non-interest bearing loans to its US subsidiary, the interest expense on Dallas's loans would not be deductible.

U.K. SUBSIDIARY

F39. Dallas has recently incorporated a new subsidiary in the United Kingdom. We have been advised by management that there have been nominal activities within this company and that no tax returns have been filed in respect of this company.

EMPLOYEE TAXABLE BENEFITS NOT REPORTED

F40. In 2002, the Company terminated an employee share purchase plan that allowed employees to borrow amounts from the Company to purchase shares of Dallas through a trustee arrangement. Management has advised us that no taxable benefits were included in the T4 reporting forms for any interest on the employee loans. When the plan was extinguished, the debt was forgiven by the Company in exchange for proceeds received from the sale of the shares held under the plan. The remaining loans of approximately

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                                                                           DRAFT
                                                                      APPENDIX F


         $226,000 were forgiven. No taxable benefit was reported on the T4s of the employees in respect of the forgiveness of the employee loans.

F41. Pursuant to subsection 6(15) of the ITA, the forgiveness of employee debt is considered to be a taxable benefit to the employee. Failure to withhold income taxes on these amounts may represent an exposure to Dallas.

TAX MODEL / CCRA RULING

F42. As part of this engagement we have agreed to provide an analysis of Dallas's tax attributes based upon our due diligence findings, and consider any related issues and assumptions used in the financial model and the advance income tax ruling dated September 23, 2003. These comments are limited to the impact on the tax attributes that would be available within Dallas and the use of these attributes from income generated by the Labs Partnership.

SUMMARY OF ADJUSTED TAX ATTRIBUTES

F43. Dallas's tax attributes are estimated to be as follows at the end of 2003 based upon our tax due diligence findings (see detailed summaries included in Exhibits A, B, and C):

                                          $
Federal Non-Capital Losses *         23,448,997
Undeducted SR&ED                    208,586,579
Federal UCC / CEC                    97,309,563
Undeducted Financing Costs            7,098,416
                                    -----------

                                    336,443,555
                                    ===========

SR&ED ITCs                           34,690,332
                                    ===========

        * Ontario non-capital losses are $36,081,647

         These attributes and their use are subject to certain comments which have been noted below.

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                                                                           DRAFT
                                                                      APPENDIX F


FINANCING FEES NOT INCLUDED IN THE MODEL

F44. The original tax model does not include the undeducted 20(1)(e) expenditures as tax attributes which are estimated to be approximately $7 million at the end of 2003. These amounts represent deductions from taxable income of Dallas over the next four years. Consideration should be given to including these items in the valuation model. Further details on this tax attribute are included in Exhibit C.

TRANSFER OF ASSETS TO THE BLOOD PRODUCTS PARTNERSHIP

F45. The CCRA income tax ruling (the "Ruling") indicates that Dallas will transfer all of its assets, other than the building housing its manufacturing facility (the "Building"), to the Blood Products Partnership and that the consideration will be the assumption of all of Dallas's liabilities (other than Dallas's bank loan which is expected to be approximately equal to the fair market value of the building) and limited and general partnership interest in the Blood Products Partnership.

F46. The Ruling states that the Blood Products Partnership will have an option to purchase the Building at its FMV at the time the option is granted. It is understood that the option price is expected to be equal to Dallas's bank loan and that the building would be leased to the Blood Products Partnership on terms whereby the lease payments will be sufficient to cover the building's operating costs and the interest on the related loan. The UCC of the building is approximately $18 million whereas the UCC of the significant machinery and equipment affixed to the Building is a portion of the $59 million amount included in class 43 depreciable property.

F47. We have been advised by John Anderson of MDS that it is now intended that all of Dallas's assets including the building, non-building depreciable assets (UCC of approximately $79.2 million), and capital assets that have been accumulated in Dallas's SR&ED pool (amount to be confirmed) will be transferred to the Blood Products Partnership. For greater certainty, the ruling should be amended to reflect this assumption.

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                                                                           DRAFT
                                                                      APPENDIX F


F48. A loss on the disposition of the depreciable assets to the Blood Products Partnership is expected because the fair market value of the assets to be transferred is likely to be significantly less than these assets respective UCC balances since no capital cost allowance ("CCA") has been claimed by Dallas on these assets. Accordingly, it is expected that Dallas will have significant losses on depreciable assets disposed of to the Blood Products Partnership.

F49. The original tax model reflects a $40 million terminal loss being triggered on the expected disposition of the building and certain manufacturing equipment in 2007 and no deductions for capital cost allowance in other taxation years.

F50. In the revised circumstances, an amount equal to the fair market value of each particular class of depreciable assets would be allocated to the remaining balance in the respective Dallas UCC classes on the disposition of these assets to the Blood Products Partnership. Dallas would have a remaining UCC balance in respect of its depreciable assets based upon the estimated $97.2 million UCC amount less the fair market value of the transferred assets.

F51. A terminal loss on the transfer of Dallas's depreciable assets may be available within Dallas, thirty days following the time when Dallas and the Blood Products Partnership are no longer considered to be "affiliated" for income tax purposes, provided that there are no other assets owned by Dallas in the classes of depreciable property that are disposed of to the Blood Products Partnership.

F52. Where capital assets included as additions to the SR&ED pool are transferred to the Blood Products Partnership, the fair market value of these assets will be treated as recaptured "tax depreciation" within Dallas. The total eligible capital SR&ED expenditures since 1995 total approximately $8.4 million. The value of these assets will ultimately determine any potential recapture that may occur on the transfer of these assets to the Blood Products Partnership.

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                                                                           DRAFT
                                                                      APPENDIX F


F53. Where SR&ED ITCs were earned in respect of capital property and the capital property is subsequently disposed of, there is a recapture of the ITC equal to the lesser of the original ITC earned and the proceeds of disposition of the SR&ED capital property multiplied by the relevant ITC rate (i.e. 20%). The recaptured ITC will be added to the SR&ED expenditure pool in the year following the claim. There are also implications to the Ontario SR&ED incentives previously taken. The effect of these provisions should be reviewed in more detail once the value of the particular capital assets is determined.

F54. We understand that it is unlikely that there will be any proceeds allocable to the disposition of goodwill on the transfer of Dallas assets to the Blood Products Partnership.

DALLAS DISPOSITION OF INTEREST IN BLOOD PRODUCTS PARTNERSHIP

F55. On the assumption that there are only losses on the disposition of Dallas's assets to the Blood Products Partnership, Dallas would have a tax cost equal to fair market value of its interest in the Blood Products Partnership for the purposes of its disposition of the interest to Newco. The model currently assumes that there is a $37 million gain that reduces the available tax attributes in Dallas by approximately $18.5 million based upon a disposition of a 90% interest in the Blood Products Partnership.

F56. There should be cost basis in the Blood Products Partnership after the transfer of assets to the partnership which should reduce or eliminate the amount of the gain contained within the model. Additional information is required in respect of the specific assets being transferred in order to confirm these consequences (i.e. cost basis, fair market value, etc.).

LEASEHOLD INTERESTS

F57. The Company is proposing to terminate its real property lease relating to the Skyway location before the end of 2003. The Company anticipates receiving $1.1 million from a third party in respect of certain leasehold improvements made to the property. The cancellation of the lease may trigger a terminal loss in respect of the Class 13 UCC

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                                                                      APPENDIX F


         recorded for the leasehold improvements as there would be no other property in this class owned by Dallas. The 2002 balance of Class 13 assets was recorded as approximately $6 million. After crediting the $1.1 million of proceeds to be received, there is a potential increase to the 2003 loss of $4.9 million attributable to a Class 13 terminal loss created on the cancellation of the lease. Confirmation should be obtained as to whether the payment will be received before or after Dallas transfers its assets to the Blood Products Partnership.

UTILIZATION OF SR&ED ITCS

F58. The original model assumes that the entire SR&ED ITC balance will be used in 2007 and future years to reduce the federal income tax liability of Dallas. However, approximately $7 million of the ITC's are scheduled to expire prior to 2007. One strategy that could be adopted to optimize the utilization of the ITCs and losses would be to forego the deduction of non-capital losses and SR&ED deductions from federal taxable income (thereby creating federal tax payable) in order to utilize the ITC's prior to their expiry. For Ontario income tax purposes, Dallas would claim the Ontario losses in order to eliminate any Ontario taxable income. This approach will result in no federal or Ontario income tax being paid while preserving federal losses for future periods. If future income is allocated to provinces other than Ontario, there will be a cost to Dallas of any provincial tax calculated with reference to federal taxable income.

ONTARIO CORPORATE MINIMUM TAX

F59. If Dallas's taxable income is significantly lower than its accounting income in future years, there may be Ontario corporate minimum tax ("CMT") consequences in the future. The 2002 draft income tax returns indicate that there are $180 million of CMT losses available compared with the Ontario non-capital losses and SR&ED deductions total of approximately $225 million. CMT losses expire after 10 years, while the SR&ED deductions have an indefinite carry-forward period. The mismatch between the CMT losses and the Ontario tax attributes could lead to an Ontario CMT liability in future years. The Ontario CMT tax rate is 4%. Any CMT paid may be credited against


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                                                                           DRAFT
                                                                      APPENDIX F


         Ontario income tax paid in subsequent years to the extent that it exceeds the CMT otherwise payable. The effect of any potential Ontario CMT liability has not been factored into the model.

DALLAS PRIVATE PLACEMENT AND CHANGE IN DIRECTION FOR DALLAS BUSINESS

F60. We understand that Dallas has recently made a private placement of special warrants and that it intends to enter into certain contract manufacturing activities while it investigates further the potential of its main blood product. Among other things, these developments will presumably need to be disclosed to CCRA as they would be relevant material facts to the Ruling.

LABS PARTNERSHIP

F61. The language in the Ruling suggests that Subco will acquire the Labs Licence in its own right and not as bare trustee. If Subco is only going to be the nominal holder of the Labs Licence, the Ruling should be amended to clarify this. We understand that the Labs Licence has considerable value.

F62. If Subco is only a nominal holder of the Labs Licence and the beneficial ownership is with the Labs Partnership, presumably the beneficial interest in the Labs Licence would be part of the assets that are contemplated to be transferred to the Labs Partnership.

F63. The beneficial ownership of the labs license and any related arrangements may impact the income that the Labs Partnership will generate and the timing of the utilization of Dallas's tax attributes.

TRANSFER OF EMPLOYEES

F64. The Ruling indicates that the employees of the Ontario labs business will be transferred to Subco or another related Company that may not be a partner in the Labs Partnership. It is not clear who pays their remuneration and from what funds. These arrangements should be clarified as this is important to assessing the value of the Labs Partnership.


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                                                                      APPENDIX F


         There may be implications for the income of Subco and the Labs Partnership which could impact the timing of the utilization of Dallas's tax attributes.


TRANSACTION COSTS

F65. The original model assumes that implementation costs of $1.5 million are tax deductible items. It is unlikely that all of the implementation costs will meet the necessary criteria for them to be tax deductible.

F66. In order to be a tax deductible expense, any implementation expense will need to have been incurred in the ordinary course of a business or possibly in the course of issuing new securities or debt (i.e. paragraph 20(1)(e) deduction). Alternatively, the costs may be deemed to be eligible capital expenditures and have 75% included in the cumulative eligible capital tax pool to be deducted on a declining balance basis at 7% per year. However, where it is determined that the costs were incurred in respect of the acquisition of property, they will simply be added to the adjusted cost base of the property acquired.

F67. A more thorough review of the nature of these expenses will need to be made in order to determine the extent of any tax deductions that may be available to Dallas or MDS in respect of the $1.5 million implementation costs.

COMMODITY TAX DUE DILIGENCE FINDINGS

F68. Based upon the due diligence procedures performed, no material commodity tax exposure items were noted.


                                                                   Page 18 of 21
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                                                                           DRAFT

                                                                       EXHIBIT A


INCOME TAX ATTRIBUTES AT DECEMBER 31, 2003

                                                                                                FEDERAL       UNDEDUCTED
                                                     FEDERAL       ONTARIO                     UCC / CEC       20(1)(e)
                                        SR&ED      NON-CAPITAL   NON-CAPITAL    UNDEDUCTED    DEPRECIABLE     FINANCING
                               YEAR     ITC'S         LOSSES        LOSSES      SR&ED POOL      PROPERTY        COSTS
                               ----  ----------    -----------   -----------    -----------   -----------     -----------
MANAGEMENT ESTIMATES
                               1993   1,865,586
                               1994   1,820,067
                               1995   1,908,857
                               1996   1,743,300                    2,659,152
                               1997   2,151,239                    2,016,318
                               1998   2,117,988      2,446,085     5,910,716
                               1999   3,077,277      3,694,329     9,018,441
                               2000   5,180,194             --     1,827,589
                               2001   5,331,825     11,399,291    11,399,291
                               2002   8,102,173      5,893,638     5,893,638    186,586,579    95,450,363      28,157,800
                        2003 (est.)   4,400,000      3,000,000     3,000,000     22,000,000     1,859,200         424,270
                                     ----------    -----------   -----------    -----------   -----------     -----------
                                     37,698,506     26,433,343    41,725,145    208,586,579    97,309,563      28,582,070
                                     ----------    -----------   -----------    -----------   -----------     -----------
PROPOSED ADJUSTMENTS
Financing Costs:
  2003 deductions                                   4,535,254     4,535,254                                    (4,535,254)
  Amounts double counted                           (4,363,600)   (4,363,600)                                  (10,124,400)
Expiry of 1996 Losses                                            (2,659,152)
SR&ED ITCs:
  Expiry of 1993 amounts             (1,865,586)
  Audit adjustments                  (1,142,588)
                                     ----------    -----------   -----------    -----------   -----------     -----------
                                     (3,008,174)       171,654    (2,487,498)            --            --     (14,659,654)
                                     ==========    ===========   ===========    ===========   ===========     ===========
MATERIAL EXPOSURE ITEMS

Warrants                                           (3,156,000)   (3,156,000)                                   (6,824,000)
                                     ----------    -----------   -----------    -----------   -----------     -----------

Adjusted Tax Attributes              34,690,332     23,448,997    36,081,647    208,586,579    97,309,563       7,098,416
                                     ==========    ===========   ===========    ===========   ===========     ===========


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                                                                       EXHIBIT B


DEPRECIABLE PROPERTY

Undepreciated Capital Cost (UCC)

Per December 31, 2002 Draft Tax Returns

CLASS                          RATE               FEDERAL           ONTARIO

1                              4                18,443,198        18,443,198
8                              20                8,075,318         8,094,870
10                             30                1,255,766         1,343,145
12                             100                 191,179           234,184
13                             Straight Line     6,153,293         7,005,519
14                             Straight Line     1,394,952         1,394,952
43                             30               58,808,299        58,991,573
44                             25                1,053,508         1,053,097
                                                ----------        ----------

                                                95,375,513        96,560,538
                                                ==========        ==========

2003 Estimated Additions                         1,859,200         1,859,200
                                                ----------        ----------

                                                97,234,713        98,419,738
                                                ==========        ==========
Cumulative Eligible Capital                         74,850            74,850
                                                ==========        ==========

TOTAL                                           97,309,563        98,494,588
                                                ==========        ==========


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                                                                           DRAFT

                                                                       EXHIBIT C

FINANCING EXPENDITURES *


YEAR           EXPENDITURES                                   DEDUCTION AVAILABLE
----           ------------         ---------------------------------------------------------------------
                                       2003        2004        2005        2006        2007       TOTAL
                                    ---------   ---------   ---------   ---------   ---------   ---------
1999              1,918,000           383,600          --                                         383,600
2000              9,407,000         1,881,400   1,881,400                                       3,762,800
2001              8,393,000         1,678,600   1,678,600   1,678,600                           5,035,800
2002              2,534,000           506,800     506,800     506,800     506,800               2,027,200
2003 (est.)         424,270            84,854      84,854      84,854      84,854      84,854     424,270
                                    ---------   ---------   ---------   ---------   ---------   ---------

                                    4,535,254   4,151,654   2,270,254     591,654      84,854   11,633,670
                                    =========   =========   =========   =========   =========   ==========

*  Adjusted to exclude value of warrants issued and amounts double counted

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                                                                      APPENDIX G
                                                                           DRAFT

                            TRANSACTION DUE DILIGENCE
                               KEY FINDINGS/ISSUES


Appendix G forms an integral part of and must be read in conjunction with PwC's report on PwC's report "Project Dallas - Summary of Values and Due Diligence Findings" dated December 4, 2003 (the "Report"). In particular, detailed discussion with respect to assignment background, restrictions and qualifications, scope of review, fair market value, major assumptions and management representations, which are integral to this valuation, are contained within the Report.

INTRODUCTION

G1. As you requested, we have performed analyses of certain historical financial information and various financial, operating and other data for Dallas Inc. ("the Company" or "Dallas") solely to assist you in your evaluation of the Company. Consistent with your instructions, our services have been limited to the work described in our engagement letter dated November 13, 2003.

G2. Information with respect to the Company's operations, account balances and accounting and operating procedures purported to be in effect and described in this report was obtained through discussions with certain officers and employees of the Company and observations and analysis made by us during the course of our work.

SCOPE OF SERVICES

G3. The detailed scope of our work is set out in our letter of engagement dated November 13, 2003. Our work has comprised a review of the business and operations of Dallas including:


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                                                                      APPENDIX G
                                                                           DRAFT


         o The nature of the identified assets and liabilities remaining in Dallas after the proposed transaction;

         o The nature and valuation of assets and liabilities transferred to the Blood Products Partnership (BPP); and

         o A search for any unrecorded contingencies or obligations which may potentially remain the responsibility of Dallas notwithstanding the completion of the proposed transaction.

G4. More specifically, our review of the assets and liabilities of the Company was focused on the balance sheets as at December 31, 2002 and September 30, 2003.

ADDITIONAL RESTRICTIONS AND QUALIFICATIONS

G5. Our work is subject to the restrictions and qualifications as outlined in the main body of the Report in addition to the specific restrictions and qualifications set out below:

         o We did not have access to the Company's auditors, Ernst & Young LLP (E&Y), or examine their working paper files in connection with the most recent fiscal year-end audits. As such, we have not considered any issues or contingent obligations which may have come to our attention had we been able to conduct such a review.

         o The Dallas management team was considerably reduced as a result of recent corporate downsizing. Some members of management have been with the Company for only a short time, while others are performing roles new to them. Specifically, the Accounting and Finance department has been reduced to a Corporate Controller and an Accounts Payable Clerk. The Corporate Controller has only been performing this role since May 2003. Accordingly, there is a risk that the collective knowledge of management in respect to Dallas' historical operations and events may be incomplete.


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                                                                      APPENDIX G
                                                                           DRAFT


         o Although we reviewed certain significant contracts to which Dallas is a party, our work did not include a review all contracts. We understand MDS' legal due diligence advisors have conducted such a review and are reporting separately to MDS in this regard. We have not been provided with a summary of their work product or views.

         o In prior years, the Company's auditors performed review engagements in connection with the quarterly financial statements. However, no review procedures were performed on the consolidated interim financial statements for the quarters ending June 30 and September 30, 2003, at management's request. While we relied on the financial information provided by management for the period ending September 30, 2003, there is no independent assurance that the Company's financial position has been presented fairly and accurately.

EXECUTIVE SUMMARY

G6.      Refer to the main body of the Report for the Executive Summary.

DETAILED FINDINGS

CORPORATE STRUCTURE

G7. The Company has several wholly-owned subsidiaries, which should be considered when structuring the proposed transfer of assets and liabilities from Dallas to the BPP.

Dallas USA Inc.

G8. This subsidiary exists for the purpose of conducting clinical trials in the United States and to maintain a US presence. We noted the following in connection with Dallas USA:


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                                                                           DRAFT


o As shown in Schedule G-1, the Dallas USA balance sheet consists primarily of a large inter-company balance owing to Dallas. The parent company funds the operational expenses of Dallas USA and since the discontinuation of the U.S. clinical trials, these expenses primarily represent salary costs. At September 30, 2003 Dallas USA's inter-company payable to Dallas was $12.2M (US$8.9M).

o Prior to the corporate downsizing initiative in April 2003, Dallas USA had a workforce of 20 people, of which two employees currently remain (VP of US Operations and Manager of Scientific and Clinical Information). Management is currently in the process of deciding the future roles for these staff.

o In conjunction with the recent corporate downsizing, the two remaining employees in Dallas USA are currently working from their home offices. The Company previously had two separate lease agreements for office space in New Jersey, in which the subsidiary conducted its operations. Per management, these leases were terminated and no outstanding obligations exist in relation to the agreement.

o Management informed us that no corporate tax returns have been filed for Dallas USA. The parent company reimburses Dallas USA's operating costs plus a 5% mark-up, although there is no formal agreement to enforce this arrangement. Consequently, Dallas USA is responsible for reporting this profit to the US tax authorities. Management has estimated that the corresponding tax payable is approximately $115K, for which a liability has been recorded at the parent company level. Management asserts that they are currently preparing to file the necessary tax returns in the US. MDS should ensure that this process is complete prior to closing the proposed transaction.


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                                                                      APPENDIX G
                                                                           DRAFT

Dallas Research Corp. (DRC)

G9. This subsidiary was incorporated in 1998, with the intention of maintaining non-Hemolink intellectual property and conducting the Company's other pipeline and pre-clinical programs. However management asserts that this never took place as planned. All intellectual property remains under Dallas and no business has been conducted within DRC. Furthermore, management contends that DRC has never entered into any contracts with third parties, other than a failed joint venture with CMDF (discussed below). As shown in Schedule G-1, there are no assets or liabilities in this entity. MDS should ensure that DRC is legally transferred to the BPP or dissolved prior to closing the proposed transaction.

1555195 Ontario Ltd.

G10. In December 2002, DRC entered into a joint venture with CMDF (Canadian Medical Discoveries Fund). This was established for the purpose of funding the Company's R&D pipeline and pre-clinical programs. The joint venture partner was 1555195 Ontario Ltd., a company incorporated for this purpose. CMDF lent $10M to 1555195 Ontario Inc. (held in escrow) in exchange for debentures. The debentures were due on demand, dependent upon whether final terms could be agreed in connection with the joint venture.

G11. The parties could not agree on final terms and CMFD issued a demand notice for debenture repayment in April 2003. Per management, these debentures have been repaid with interest and there are no further outstanding obligations in relation to the joint venture. We reviewed documentation indicating that the $10M debentures were repaid. Management has indicated its intentions to dissolve this joint venture entity. MDS should ensure that this takes place prior to closing the proposed transaction.


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                                                                      APPENDIX G
                                                                           DRAFT


Dallas Ltd. (UK)

G12. Dallas Ltd. (UK) was created for the purpose of conducting clinical trials in the United Kingdom. Per management, all business activities were conducted through a third party, Quintiles Ltd. under a 'Master Services Agreement'. Dallas compensated Quintiles for employee services rendered. In addition, office space was rented to conduct the UK operations under an 'Integrated European Services Agreement'. Per management, Quintiles agreed to terminate both of the above agreements provided that Dallas pay any outstanding invoices that may be owed to Quintiles through to January 14, 2004. Management estimates this payment to be only $6-7K.

G13. As shown in Schedule G-1, there are no assets or liabilities in this entity. MDS should ensure that Dallas Ltd. is legally transferred to the BPP or dissolved prior to closing the proposed transaction.

748235 Ontario Ltd. and The Hemoglobin Company

G14. 748235 Ontario Ltd. was incorporated in 1987 and The Hemoglobin Company was incorporated in 1998. Per management, neither of these entities has carried out any business activities since inception, nor have they entered into any contracts with third parties. Both entities are 100% wholly-owned subsidiaries with no minority shareholder interests.

G15. As shown in Schedule G-1, there are no assets or liabilities in either entity and management has indicated its intentions to dissolve them both. MDS should ensure that this takes place prior to closing the proposed transaction.

POTENTIAL CONTRACTUAL OBLIGATIONS

G16. Certain contractual arrangements exist to which Dallas is a party. Some of the more significant arrangements are discussed below:


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                                                                      APPENDIX G
                                                                           DRAFT

Memorandum of Understanding (MOU) with ProMetic Biosciences Ltd.

G17. Management recently announced the signing of an MOU with ProMetic Biosciences Ltd. whereby Dallas will use technology developed by ProMetic and the American Red Cross to manufacturing certain plasma-based proteins. This is anticipated to generate future revenues, which is discussed in further detail in the Valuations Analyses section of this report.

G18. There are several implications of this proposed arrangement, the most significant of which are as follows:

         o Dallas agreed to issue to 2 million common shares to ProMetic in connection with the signing of the MOU; and

         o Hemsosol will pay ProMetic additional licensing fees in exchange for the technologies developed by ProMetic and the American Red Cross to be used in the contract manufacturing. The obligations will be payable upon the achievement of certain milestones:


Q1 2004 - $1.5M cash plus an additional 1 million common shares, upon signing the definitive agreements

Q4 2004 - $4M cash payment

Q2 2005 - $2.5M cash payment

Q2 2006 - $2.5M cash payment

Q4 2007 - $5M cash payment

                  o The issuance of shares has a dilutive effect on the Company's ownership structure.


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                                                                      APPENDIX G
                                                                           DRAFT


         o CAPITAL REQUIREMENTS - Per management's assessments, total new capital spending is expected to be $20-25M over the next 3 years in order to bring the technology to commercial levels in the 2005 to 2007 period.

         o ROYALTY OBLIGATIONS - Future royalties will be payable based on 5-8% of sales of the product in respect of this arrangement.

G19. We understand that management is also considering entering into other contract manufacturing arrangements, the signing of which are apparently not imminent. This contemplated agreement may have several critical implications in regards to the valuation of BPP, the use of tax losses and potential future obligations of the Company. We recommend that MDS ensure that all components of this arrangement are acceptable to MDS, with a focus on: (i) ensuring that the 3 million shares issued for payment are from Newco treasury rather than Dallas; and (ii) ensuring that all future obligations (i.e. license payments, capital expenditures, royalties) are undertaken in the BPP and not Dallas).


Clinical Trial Agreements

G20. The Company entered into agreements with several medical institutions in the US to conduct the clinical trials of Hemolink. These agreements provide for Dallas to compensate the institutions for each patient trial conducted. Management asserts that all of the Clinical Trial Agreements have been officially terminated in accordance with the contract terms and that no material financial exposure exists for any of the trial centres.

G21. Notwithstanding the above, Dallas may be responsible for future costs relating to patient claims or demands brought against the institutions by patients who participated in the trials. If patients do initiate claims relating to illness, injury or death arising directly from the use of the investigational product (Hemolink), the agreements provide that


                                                                    Page 8 of 22
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                                                                      APPENDIX G
                                                                           DRAFT


         Dallas indemnify, defend and hold harmless the institutions for any resulting loss/costs (provided that the institutions implement the trials in accordance with the agreed protocol). These provisions will survive the termination of the Clinical Trial Agreements.

Agreements relating to the Skyway Facility

G22. Dallas is currently negotiating to exit its lease agreement relating to its former manufacturing premises at 115 Skyway Avenue. The lease term expires in June 2006, with rent payments of approximately $100K per annum. An additional payment of up to $50K is also potentially payable at the end of the term towards the cost of restoring the warehouse portion of the premises.

G23. Dallas is currently negotiating to transfer this lease to a third party, Mygoldex. We reviewed the draft agreements in connection with this arrangement, which set out that Dallas will sublease the premises to the Mygoldex.

G24. Despite the fact that Mygoldex has obtained a third party guarantor to indemnify Dallas from all claims in the event of default, the obligations under the original lease agreement ultimately remain with Dallas. Recognizing this, management has recently decided to amend the arrangement such that the original lease is formally terminated and surrendered to Mygoldex, rather than employing a subleasing arrangement. Per management, the Skyway landlord has agreed to this. We have not had the opportunity to review any draft agreements detailing this alternate arrangement, as it is being negotiated at this time. MDS should ensure that the original lease is in fact terminated or transferred out of Dallas prior to closing the proposed transaction to avoid any potential obligations in the future.

G25. Per management, Mygoldex has also agreed to pay Dallas $1.1M in relation to the lease transfer, for the purchase of certain equipment and leasehold improvements at the


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                                                                      APPENDIX G
                                                                           DRAFT


         Skyway facility. This will have an impact on the tax attributes carried forward in Dallas, as discussed in the tax section of this report.


License Agreement with the Department of National Defence

G26. Dallas entered into an agreement with the Canadian National Department of Defence (DND) in July 1986 (later amended in March 1999). This agreement provides Dallas with the exclusive right and license to the intellectual property developed by the DND relating to the blood substitute technology used to create Hemolink.

G27. It should be noted that future sales of Hemolink or other products which use the DND license would give rise to royalty obligations to the DND equal to 1.75% of the net sales of those products, plus 5% of any consideration received for sub-licensing the technology. Currently, there are minimum annual royalty payments equal to the greater of $10K or 20% of the previous year's royalty.

G28. In the event that Dallas obtains final regulatory approval permitting the commercial sale of products using the DND license, an additional one-time payment will be due to the DND on the 5th anniversary of the date on which such approval is received. This obligation may range between $250-700K.

G29. At any time, Dallas has the right to commute future royalties payments to the DND by paying the greater of $4M or an amount equal to five times the royalties of the previous year.

Intellectual Property Agreement with Baxter Biotech S.a.r.l.

G30. Dallas purchased from Baxter Biotech S.a.r.l. certain intellectual property related to drug delivery technology in October 2002. The purchase price of this property was US$550K, of which $US150K remains outstanding at this time. Per management, Dallas has arranged that this balance will be paid in three monthly installments from


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                                                                      APPENDIX G
                                                                           DRAFT

         December 2003 through February 2004, at which time the purchase price obligation will be fully satisfied.

G31. Additionally, Dallas must pay Baxter a 4% royalty on future sales of any products incorporating the intellectual property purchased. Dallas' drug delivery technology is currently in pre-clinical stage.

Pennsylvania Plasma Supplier Agreement

G32. Dallas had an agreement to source raw material RBC's (red blood cells) through the Pennsylvania Plasma Company. Dallas had arrangements with several collectors of RBC's and Pennsylvania Plasma administered the collection activity on behalf of the Company. The arrangement had Pennsylvania Plasma as the Company's exclusive collection agent for RBC's sourced in the US.

G33. Management asserts that Dallas has formally terminated this contract in compliance with allowable termination clauses in the supply agreement. Per management, there are no ongoing financial or other obligations to Pennsylvania Plasma. Further, Dallas has no continuing requirement to work on an exclusive basis with the supplier, as the termination also ended any exclusivity requirements.

Memorandum of Understanding (MOU) with Dompe Farmaceutici S.p.A.

G34. Dallas entered into an MOU with Dompe Farmaceutici S.p.A. in October 2000, whereby Dompe would be Dallas' exclusive partner for the promotion, marketing and sale of Hemolink in southern and eastern Europe. Management asserts that no definitive agreements were signed with Dompe, and negotiations have currently ceased as a result of recent developments with the Hemolink clinical trials. Per management, no obligations exist in connection with this MOU. We requested this document for our review, however it was not provided to us at the time of writing this report.


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                                                                      APPENDIX G
                                                                           DRAFT


Operating Lease Obligations

G35. The Company is currently a party to several lease agreements relating to various labs, office and building equipment. As detailed in Schedule G-2, the remaining outstanding lease payments total approximately $705K, to be paid over the next four years.

G36. MDS should ensure that these lease contracts are transferred to the BPP prior to closing the proposed transaction and consent to the transfer should be obtained from the lessors to avoid any future lease obligations remaining with Dallas.

FAILED HEMOLINK CLINICAL TRIALS

G37. In March 2003, Dallas closed its clinical trial relating to the use of Hemolink with cardiac surgery patients, based on the recommendation of the Company's Data and Safety Monitoring Board. This recommendation was made on the basis that Hemolink was associated with increased incidents of myocardial infarctions experienced by the trial patients. The Company continues to analyze the data to determine the cause of the adverse effects as well as potential solutions. Until these issues are resolved, the Company voluntarily suspended enrolment in all other Hemolink-related clinical trials.

G38. Per management, no claims or actions have been initiated by any of the clinical trial subjects alleging illness, injury, death, etc. as a result of participating in the clinical trials. The Company asserts that, despite the adverse effects described above, the subjects did not experience any difference from the control groups in other key factors such as mortality or length of hospital stay. It is management's opinion that the subjects in the cardiac surgery trial group were more susceptible to experiencing the adverse cardiac effects due to demographics and other heath characteristics. They also assert that a significant amount of time has passed since the trials took place, thus making it difficult to establish a causal relationship between the use of Hemolink and any potential negative health events that may be experienced.


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                                                                      APPENDIX G
                                                                           DRAFT


G39. Despite management's assertions, Dallas may still be subject to future legal claims filed by clinical trial patients. We understand that the Company has indemnified the clinical trial institutions for any potential loss unless it is established that the institutions were negligent or did not follow the agreed upon clinical protocols (as discussed in the Contractual Obligations section above). It is our understanding that Dallas currently has insurance coverage of up to $20M to protect against such costs. MDS should ensure that appropriate representations and warranties are secured to ensure that any future obligations arising from such claims do not remain the responsibility of Dallas.

EMPLOYEE MATTERS

G40. In April 2003 Dallas gave working notice of termination to approximately 100 employees. The Company also terminated approximately 70 employees in June 2002. At November 1, 2003, the Company had 43 full-time staff.

G41. Dallas made severance payments of approximately $675K in respect of the 2002 downsizing. In connection with the 2003 downsizing, the Company paid severance costs as well as retention bonuses for the remaining employees, totaling $2M.

G42. Per management, no legal claims have been initiated by any of the employees in connection with the downsizing initiatives. All terminated staff signed release letters which stated that no further obligation was owed to them, financial or otherwise, and released the Company from all actions or claims relating to their employment and the termination therefrom. We reviewed a sample of the aforementioned release letter.

G43. For the personnel retained, the Company agreed in writing to make additional lump sum payments should their employment be terminated prior to July 31, 2004. Management calculated the maximum potential payout to be approximately $650K, should all remaining employees be terminated before this date.


                                                                   Page 13 of 22
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                                                                      APPENDIX G
                                                                           DRAFT


SUMMARY OF ASSETS AND LIABILITIES

G44. We understand that MDS intends to change the parameters of the initially proposed transaction, such that all of the Company's assets and liabilities are to be transferred to the BPP, with nothing remaining in Dallas.

G45. The following is a summary of all of the assets and liabilities of Dallas Inc. at September 30, 2003.

         CASH AND EQUIVALENTS

                                                30-Sep-03        31-Dec-02
         General Bank acct - CDN                   395               485
         Payroll in trust                          437                --
         Marketable Securities - CDN               141            16,756
         Cash in escrow                             --             5,000
         Other                                     101               338
                                                ------            ------
                                                 1,074            22,579
                                                ------            ------

G46. At September 30, 2003, cash consists primarily of the general Canadian bank account and payroll funds held in trust. Management made the decision to set aside $437K to cover the final payroll obligations in the event that the Company was to file for bankruptcy. At December 31, 2002, the $5M cash in escrow balance related to the joint venture agreement with CMDF as discussed above.

         AMOUNTS RECEIVABLE AND OTHER ASSETS

                                                30-Sep-03        31-Dec-02
         Miscellaneous A/R                         393               655
         Prepaid expenses                          252               422
                                                ------            ------
                                                   645             1,077
                                                ------            ------

G47. The miscellaneous receivable balance at September 30, 2003 is mainly composed of a $375K Ontario Investment Tax Credit Receivable (OITC) relating to Ontario SRED's. This receivable balance has remained unchanged since December 31, 2002. This credit is not refundable, but will rather be used to offset the Company's Ontario capital tax obligations (see discussion on Taxes Payable below). MDS should ensure that the 2002


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                                                                      APPENDIX G
                                                                           DRAFT


         federal and provincial tax returns are filed and obligations paid prior to closing the proposed transaction.

G48. Prepaid expenses primarily represent prepaid insurance ($156K). The remaining balance consists of miscellaneous prepaids (i.e. rent).

G49. As discussed above, there is an inter-company balance payable from Dallas USA to Dallas Inc. in the amount of $12.2M at September 30, 2003 ($10M at December 31, 2002).

         INVENTORY AND SUPPLIES

                                                30-Sep-03        31-Dec-02
        Inventory and Supplies                   2,289             2,877
                                                ------            ------

G50.     Inventory is primarily composed of the following:

         o Approximately $1M in filters purchased from Sartorious Canada Inc. Dallas had entered into a supply agreement with Sartorious which included minimum annual purchase requirements. Management advised that this agreement was terminated and all outstanding obligations were satisfied in early 2003 with the payment of approximately $1M for filters purchased. We reviewed documentation which supports this contention.

         o        Approximately $1.3M of resins and other supplies.

G51. Management advised that there may be some value in the above inventory in connection with the proposed contract manufacturing arrangements being negotiated. However, this is not determinable at the current time, and it is likely that a large portion may be written off in the near future.

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                                                                      APPENDIX G
                                                                           DRAFT

        CAPITAL ASSETS

                                                30-Sep-03        31-Dec-02
        Land                                       2,782              2,782
        Buildings                                 17,154             17,154
        Acc. Dep'n Buildings                      (1,190)              (676)
                                                --------           --------
                                                  15,964             16,478


        Technical Equipment                       78,146             76,291
        Acc. Dep'n Technical Equipment            (9,506)            (8,911)
                                                --------           --------
                                                  68,640             67,380


        Computer Equipment                         2,057              2,051
        Acc. Dep'n Computers                      (1,707)            (1,472)
                                                --------           --------
                                                     350                579


        Furniture and fixtures                     2,537              2,525
        Acc. Dep'n Furniture and fixtures         (1,253)              (959)
                                                --------           --------
                                                   1,284              1,566


        Leasehold improvements                     8,323              8,323
        Acc. Dep'n Leaseholds                     (8,341)            (8,201)
                                                --------           --------
                                                     (18)               122

        Total Fixed Assets - Cost                110,999            109,126
        Total Accum. Dep'n                       (21,997)           (20,219)
                                                --------           --------
                                                  89,002             88,907

G52. As shown above, the biggest component of fixed assets relates to the building and equipment in the new Meadowpine facility. At September 30, 2003, the net book value of the land and building totaled $18.7M. Depreciation on the building is being recorded only for the sections being used for office space and a portion of the labs, since the manufacturing areas of the facility are not in use.

G53. We reviewed an independent valuation report prepared by American Appraisals (AA) dated May 12, 2003, which estimated the value of the Meadowpine real estate between $17.7M-21.5M. This is discussed in more detail in the Valuations Analyses section of this report.

G54. The category labeled 'Technical Equipment' relates mostly to equipment in the new facility. However, management was unable to provide a detailed breakdown separating the equipment maintained at the Skyway premises and that purchased for the new

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                                                                      APPENDIX G
                                                                           DRAFT


         facility. Furthermore, the Company's internal asset categories have been subject to adjustments such that it is not possible to identify the correct net book value for the various equipment types (i.e. R&D/labs, process and manufacturing equipment) at September 30, 2003. Per management, E&Y prepared a detailed analysis of the asset classifications at December 31, 2002. We requested that management obtain this breakdown for our review which has not been provided at this time.

G55. At December 31, 2002, management stated that the Technical Equipment still undergoing construction and validation approximated $65M, against which no depreciation had been recorded. Management asserts that additions to this equipment have approximated $1.8M in 2003.

G56. Per the AA valuation report, the estimated value of the machinery and equipment was between $2.81-5.73M. This did not include a review of all equipment, and most significantly excluded certain process equipment. A separate valuation was conducted by EquipNet on the process equipment (report dated August 5, 2003). The values assigned to the process equipment specifically excluded from the AA Report were estimated to be between $779K and $3.1M. It is important to note that neither of the independent valuation reports included Dallas' R&D/lab equipment. According to the Company's internal records, the net book value of this equipment is approximately $6.9M at September 30, 2003.

         PATENTS AND TRADEMARKS

                                                 30-Sep-03     31-Dec-02
Pending patents and trademarks                       625              438


Patents                                            2,142            2,142

Acc. Amort. Patents                                 (566)            (474)
                                                  ------           ------
                                                   1,576            1,668



Trademarks                                           201              201

Acc. Amort. Trademarks                              (140)            (131)
                                                  ------           ------

                                                      61               70


Total Patents / Trademarks                         2,262            2,176
                                                  ------           ------

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                                                                           DRAFT


G57. Per management, all patents and trademarks are registered under Dallas Inc. and are primarily composed of the following:

         o 7 US patents, 71 international equivalents and additional pending applications pertaining to Hemolink;

         o 1 US patent and additional pending applications pertaining to other hemoglobin-based oxygen carriers (HBOC's) in development;

         o 3 US patents, 4 international equivalents and additional pending applications pertaining to the Company's drug delivery platform and related product candidates in development;

         o| 3 US patents, 4 international equivalents and additional pending applications pertaining to cell therapeutics in development; and

         o 7 registered trademarks and additional pending applications in the US and internationally.

G58. The Company does not begin to record amortization expense on the pending patent and trademarks until they are approved.


         DEFERRED CHARGES


                                                  30-Sep-03     31-Dec-02
        MDS Warrants                               7,080
        Other financing fees                         465
                                                   -----
                                                   7,545
        Amortization                              (4,606)
                                                   ------
        Deferred Financing Fees, net               2,939        6,696
                                                   ------       ------


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                                                                      APPENDIX G
                                                                           DRAFT


G59. This balance relates to financing costs in connection with the $20M term loan due to The Bank of Nova Scotia, established in October 2002. The majority of the gross deferred charges relates to the value placed on the warrants issued to MDS in exchange for MDS guaranteeing the loan. The remainder of the gross balance relates to other miscellaneous financing fees paid to the Company's bank, lawyers, etc.

G60. This balance represents costs paid to other parties and has no tangible value.

         ACCOUNTS PAYABLE AND ACCRUALS

                                                30-Sep-03     31-Dec-02
         A/P Trade                                140           2,425

         Month-end accruals                       568             755

         Taxes Payable                            563             865

         Accrual for SNC                           --           6,947

         Clinical Grant                            98           2,734

         Accrued special compensation              --             521

         Patents and trademarks                   215             215

         US Corporate Taxes                       115             115

         Accrued Payroll                          100             437

         Accrued Other                            344             235
                                               ------          ------

                                                2,143          15,249
                                               ------          ------

G61. Per discussions with management, the main components of accounts payable and accruals are as follows:

         o A/P TRADE AND MONTH-END ACCRUALS - These relate to payables in the ordinary course of business. The balance at September 30, 2003 is considerably lower than that at December 31, 2002 since the recent corporate downsizing initiative to reduce expenditures to include only essential back office operations.

         o TAXES PAYABLE - Per management, this represents capital tax and Large Corporations Tax (LCT) payable. At December 31, 2002, taxes had not been paid for either 2001 or 2002. LCT for these years was $332K and capital tax was $414K, for a total payable of $746K. In 2003, $305K had been paid towards this



                                                                   Page 19 of 22
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                                                                      APPENDIX G
                                                                           DRAFT


                  balance ($121K for LCT and $184K for capital tax). The remaining obligation relating to 2002 is $441K ($211K for LTC and $230K for capital tax).

         o The tax accrual at September 30, 2003 is $563K. It includes a general reserve for taxes relating to 2003, although these amounts are not calculated until the year-end by E&Y. The capital tax obligation will largely be offset by the $375K Ontario Investment Tax Credit recorded as a receivable balance (see discussion in the 'Amounts Receivable' section above). MDS should ensure that the 2002 federal and provincial tax returns are filed and obligations paid prior to closing the proposed transaction.

         o ACCRUAL FOR SNC - This balance represented the outstanding amounts due to SNC-Lavalin Inc. (SNC), the Company's main construction contractor, in connection with the building of the new Meadowpine facility. The $6.9M payable at December 31, 2002 related to the final additions to Technical Equipment. Earlier in 2003, SNC, and a second contractor, Kinetics Modular Systems Inc, placed liens on the Meadowpine facility relating to outstanding payments. We reviewed documentation from Dallas' legal counsel indicating that the liens were subsequently released. Per management, the facility is currently free of any liens and the contractor obligations have been substantially satisfied. Management estimates that the remaining future costs relating to the final equipment validation and building touch-ups (currently being completed) are approximately $200K.

         o CLINICAL GRANTS - The clinical grants relate to amounts owing to medical institutions in connection with clinical trial programs. The balance at September 30, 2003 is considerably lower than December 31, 2002. As discussed in the Contractual Obligations section above, management asserts that all of the Clinical Trial Agreements have been officially terminated and the current payable balance relates to the final satisfaction of a few remaining invoices from a small number of institutions. Without confirming that all institutions participating in this program have rendered final invoices, we cannot comment about the completeness of this



                                                                   Page 20 of 22
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                                                                      APPENDIX G
                                                                           DRAFT


                  recorded obligation. However, above legal liability considerations, the magnitude of any outstanding obligations to these institutions is likely minimal.

         o ACCRUED SPECIAL COMPENSATION - This balance relates to management and employee bonuses paid in 2003. The Company has an annual incentive bonus program whereby individual performance is rewarded. Per management, the bonus payments are discretionary and are dependent on Dallas achieving certain corporate milestones. The annual incentive bonuses paid for 2002 totaled $521K. MDS should ensure that any potential bonus obligations declared for 2003 are transferred out of Dallas prior to closing the proposed transaction.

         o PATENTS AND TRADEMARKS - This balance relates to the final installments (US$150K) due to Baxter Biotech S.a.r.l. in connection with the purchase of certain intellectual property, as discussed in the Contractual Obligations section above.

         o US CORPORATE TAXES - This balance relates to the estimated corporate tax liability owed by Dallas USA, as discussed in the Corporate Structure section above. As mentioned, MDS should ensure that Dallas files necessary tax returns in the US prior to closing the proposed transaction.

         o ACCRUED PAYROLL AND ACCRUED OTHER - This balance represents employee accruals (including payroll taxes, group benefit premiums, accrued vacation, etc.) as well as other miscellaneous accruals.


         LONG TERM LOAN PAYABLE

                                                    30-Sep-03     31-Dec-02
         Long term loan payable                        16,000            --
                                                       ------         -----

G62. This balance relates to the term loan due to The Bank of Nova Scotia (the Bank) of up to $20M. The Loan has a term of 18 months, extendable to 30 months and includes


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                                                                      APPENDIX G
                                                                           DRAFT

         interest at the rate of prime plus 2% per annum. The loan has been guaranteed by MDS. At September 30, 2003, $16M had been drawn on this loan. At November 1, 2003, the full $20M had been drawn.

G63. The Bank has taken security interests over Dallas' plant, all tangible machinery and equipment, intellectual property, furniture and fixtures, inventory and other accounts/debts due to Dallas. In order to complete the proposed transfer of assets and liabilities, consent would need to be obtained from the Bank and we understand that preliminary discussions are being held in this regard.


We appreciate the opportunity to assist you in connection with your due diligence review of the Company. Should you require clarification of any of the matters contained in our report or any further information, we would be pleased to extend our work as you consider necessary.


Yours very truly,



DRAFT FOR DISCUSSION PURPOSES ONLY

APPENDIX H: SCOPE OF REVIEW

Our Valuation Analyses, Tax Due Diligence and Transaction Due Diligence was based upon the review and reliance of the following:

GENERAL

o    Discussions with MDS and Dallas management;

o Signed letter of intent regarding the Proposed Transaction dated October 28, 2003;

o Various internal financial information provided by Dallas and MDS management; and

o Limited research of the industry in which Dallas and the Labs Business operates including market statistics of somewhat comparable public companies and market transactions.

SPECIFIC TO MDS' LABS BUSINESS

o MDS' annual information form for the year ended October 31, 2002, dated January 31, 2003;

o Statement of Income prepared by MDS management for the Labs Partnership for the fiscal years ended October 31, 2001, 2002 and 2003 and proforma fiscal 2004;

o Supporting financial documentation and discussions with MDS management with respect to the allocation of sector overheads and expenses to the Lab Partnership;

o All the documents provided by MDS management contained in the Due diligence document box, last updated November 27, 2003.

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
APPENDIX H: SCOPE OF REVIEW

SPECIFIC TO DALLAS/BLOOD PRODUCTS PARTNERSHIP/WARRANTS

o    Dallas' annual information form dated May 2003;

o Dallas' audited 2002 annual report and latest unaudited interim report for the 9 month period ended September 30, 2003 and 4th quarter 2003 budget;

o American Appraisal valuation of Dallas' Meadowpine building and certain equipment dated May 5, 2003;

o    EquipNet Direct Appraisal of the processing equipment dated August 5, 2003;

o    Discussions with an independent life sciences industry expert;

o Review of a memo of understanding and a submitted proposal regarding the Blood Product Partnerships' contract manufacturing opportunities;

o    Independent Safety Review Committee (ISRC) Report;

o Review of the "Ribavirin coupled to Hemoglobin Protects Against Viral Hepatitis induced by the Coronavirus MHV-3 in Mice" presentation to the 54th Annual Meeting of The American Association for the Study of Liver Diseases.

o Review of a signed agency agreement regarding a potential private equity placement in Dallas;

o    The most recent business plans prepared for Dallas' pipeline products;

o    Dallas investor presentation; and

o Research into general economic conditions and the general pharmaceutical and pharmaceutical contract manufacturing industry.

SPECIFIC TO TAX DUE DILIGENCE

o    Review of the Advanced Tax Ruling; and

o    Ernst & Young tax audit working paper files.


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